Execution Version
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AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT

dated as of MAY 26, 2010

between

J. ARON & COMPANY

and

ALON REFINING KROTZ SPRINGS, INC.

US 2325037v.1

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TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS AND CONSTRUCTION 1

ARTICLE 2	CONDITIONS TO COMMENCEMENT 13

ARTICLE 3	TERM OF AGREEMENT 16

ARTICLE 4	COMMENCEMENT DATE TRANSFER 17

ARTICLE 5	SUPPLY OF CRUDE OIL 17

ARTICLE 6	PURCHASE PRICE FOR CRUDE OIL 25

ARTICLE 7	TARGET INVENTORY LEVELS AND WORKING CAPITAL ADJUSTMENT 25

ARTICLE 8	PURCHASE AND DELIVERY OF PRODUCTS 29

ARTICLE 9	ANCILLARY COSTS; MONTH END INVENTORY; CERTAIN DISPOSITIONS 31

ARTICLE 10	PAYMENT PROVISIONS 32

ARTICLE 11	INDEPENDENT INSPECTORS; STANDARDS OF MEASUREMENT 36

ARTICLE 12	FINANCIAL INFORMATION; CREDIT SUPPORT; AND ADEQUATE ASSURANCES 36

ARTICLE 13	REFINERY TURNAROUND, MAINTENANCE AND CLOSURE 39

ARTICLE 14	TAXES 39

ARTICLE 15	INSURANCE 40

ARTICLE 16	FORCE MAJEURE 41

ARTICLE 17	REPRESENTATIONS, WARRANTIES AND COVENANTS 42

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ARTICLE 18	DEFAULT AND TERMINATION 45

ARTICLE 19	SETTLEMENT AT TERMINATION 50

ARTICLE 20	INDEMNIFICATION 54

ARTICLE 21	LIMITATION ON DAMAGES 55

ARTICLE 22	AUDIT AND INSPECTION 55

ARTICLE 23	CONFIDENTIALITY 55

ARTICLE 24	GOVERNING LAW 56

ARTICLE 25	ASSIGNMENT 57

ARTICLE 26	NOTICES 57

ARTICLE 27	NO WAIVER, CUMULATIVE REMEDIES 57

ARTICLE 28	NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES 58

ARTICLE 29	MISCELLANEOUS 58

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Schedules

Schedule	Description
Schedule A	Products and Product Specifications
Schedule B	Pricing Benchmarks
Schedule C	Monthly True-up Amounts
Schedule D	Operational Volume Range
Schedule E	Tank List
Schedule F	Insurance
Schedule G	Weekly Production and Invoice Schedule
Schedule H	Form of Tank-Balance Volume Report
Schedule I	Initial Target Month End Crude Volume
Schedule J	Scheduling and Communications Protocol
Schedule K	Monthly Excluded Transaction Fee Determination
Schedule L	Monthly Working Capital Adjustment
Schedule M	Notices
Schedule N	FIFO Balance Final Settlements
Schedule O	Form of Run-out Report
Schedule P	Pricing Group
Schedule Q	Form of Trade Sheet
Schedule R	Form of Step-out Inventory Sales Agreement
Schedule S	Form of Production Report

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SUPPLY AND OFFTAKE AGREEMENT
This Amended and Restated Supply and Offtake Agreement (this “Agreement”) is made as of May 26, 2010 (the “Effective Date”), between J. Aron & Company (“Aron”), a general partnership organized under the laws of New York and located at 200 West Street, New York, New York 10282-2198, and Alon Refining Krotz Springs, Inc. (the “Company”), a Delaware corporation located at Hwy. 105 South, Krotz Springs, Louisiana 70750-0453 (each referred to individually as a “Party” or collectively as the “Parties”).
WHEREAS, the Company owns and operates a crude oil refinery located in Krotz Springs, Louisiana for the processing and refining of crude oil and other petroleum feedstocks and the recovery therefrom of refined products;
WHEREAS, the Company and Aron are parties to a Supply and Offtake Agreement, (the “Original Agreement”) dated as of April 21, 2010, pursuant to which Aron agreed to deliver crude oil and other petroleum feedstocks to the Company for use at such refinery and purchase all refined products produced by the refinery (other than certain excluded products); and
WHEREAS, the Parties now wish to amend and restate the Original Agreement in its entirety as more specifically set forth herein.
NOW, THEREFORE, in consideration of the premises and respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties do agree that the Original Agreement is hereby amended and its entirety as of the date hereof and as follows:
ARTICLE 1

DEFINITIONS AND CONSTRUCTION
1.1    Definitions.
For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below:
“Actual Month End Crude Volume” has the meaning specified in Section 9.2(a).
“Actual Month End Product Volume” has the meaning specified in Section 9.2(a).
“Actual Net Crude Consumption” means, for any Delivery Month, the actual number of Crude Oil Barrels run by the Refinery for such Delivery Month minus the number of Other Barrels actually delivered into the Crude Storage Tanks during such Delivery Month.
“Additional Procurement Contract” means any Crude Oil purchase agreement between Aron and a Third Party Supplier entered into following the Commencement Date pursuant to Section 5.3(b).

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“Adequate Assurance” has the meaning specified in Section 12.5.
“Affected Party” has the meaning specified in Section 16.1.
“Affected Obligations” has the meaning specified in Section 16.3.
“Affiliate” means, in relation to any Person, any entity controlled, directly or indirectly, by such Person, any entity that controls, directly or indirectly, such Person, or any entity directly or indirectly under common control with such Person. For this purpose, “control” of any entity or Person means ownership of a majority of the issued shares or voting power or control in fact of the entity or Person.
“Agreement” or “this Agreement” means this Amended and Restated Supply and Offtake Agreement, as may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof, including the Schedules hereto.
“Ancillary Costs” means all freight, pipeline, transportation, storage, tariffs and other costs and expenses incurred as a result of the purchase, movement and storage of Crude Oil or Products undertaken in connection with or required for purposes of this Agreement (whether or not arising under Procurement Contracts), including, ocean-going freight and other costs associated with waterborne movements, inspection costs and fees, wharfage, port and dock fees, vessel demurrage, lightering costs, ship’s agent fees, import charges, waterborne insurance premiums, fees and expenses, broker’s and agent’s fees, load port charges and fees, pipeline transportation costs, pipeline transfer and pumpover fees, pipeline throughput and scheduling charges (including any fees and charges resulting from changes in nominations undertaken to satisfy delivery requirements under this Agreement), pipeline and other common carrier tariffs, blending, tankage, linefill and throughput charges, pipeline demurrage, superfund and other comparable fees, processing fees (including fees for water or sediment removal or feedstock decontamination), merchandise processing costs and fees, importation costs, any charges imposed by any Governmental Authority (including Transfer Taxes (but not taxes on the net income of Aron) and customs and other duties), user fees, fees and costs for any credit support provided to any pipelines with respect to any transactions contemplated by this Agreement and any pipeline compensation or reimbursement payments that are not timely paid by the pipeline to Aron. Notwithstanding the foregoing, (i) Aron’s hedging costs in connection with this Agreement or the transactions contemplated hereby shall not be considered Ancillary Costs (but such exclusion shall not change or be deemed to change the manner in which Related Hedges are addressed under Articles 18 and 19 below) and (ii) any Product shipping costs of Aron, to the extent incurred after Aron has removed such Product from the Product Storage Tanks for its own account, shall not be considered Ancillary Costs.
“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement, including Environmental Law, in each case as may be applicable to either Party or the subject matter of this Agreement.

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“Assigned Sales Commitment” has the meaning specified in Section 8.8(a).
“Bankrupt” means a Person that (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (ix) causes or is subject to any event with respect to it which, under Applicable Law, has an analogous effect to any of the foregoing events, (x) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy under any bankruptcy or insolvency law or other similar law affecting creditors’ rights and such proceeding is not dismissed within fifteen (15) days or (xi) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing events.
“Bankruptcy Code” means chapter 11 of Title 11, U.S. Code.
“Barrel” means forty-two (42) net U.S. gallons, measured at 60° F.
“Base Price” has the meaning specified in Section 6.2.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.
“Commencement Date” has the meaning specified in Section 2.3(a).
“Commencement Date Crude Oil Volumes” means the total quantity of Crude Oil owned by the Company at 00:00:01 a.m., CPT, on the Commencement Date that is then held at Crude Storage Tanks, which quantity shall be the volume of Crude Oil recorded in the Inventory Report prepared pursuant to the Inventory Sales Agreement.
“Commencement Date Purchase Value” means, with respect to the Commencement Date Volumes, initially the Estimated Commencement Date Value until the Definitive Commencement Date Value has been determined and thereafter the Definitive Commencement Date Value.
“Commencement Date Products Volumes” means the total quantities of the Products owned by the Company at 00:00:01 a.m., CPT, on the Commencement Date that are then held at Product Storage Tanks, which quantities shall be the volume of Products recorded in the Inventory Report prepared pursuant to the Inventory Sales Agreement.

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“Commencement Date Volumes” mean, collectively, the Commencement Date Crude Oil Volumes and the Commencement Date Products Volumes.
“Company Purchase Agreement” has the meaning specified in the Marketing and Sales Agreement.
“Contract Cutoff Date” means, with respect to any Procurement Contract, the date and time by which Aron is required to provide its nominations to the Third Party Supplier thereunder for the next monthly delivery period for which nominations are then due.
“Contract Nomination” has the meaning specified in Section 5.4(b).
“CPT” means the prevailing time in the Central time zone.
“Crude Delivery Point” means the outlet flange of the Crude Storage Tanks.
“Crude Intake Point” means the inlet flange of the Crude Storage Tanks.
“Crude Oil” means all crude oil that Aron purchases and sells to the Company or for which Aron assumes the payment obligation pursuant to any Procurement Contract.
“Crude Storage Tanks” means any of the tanks adjacent to the Refinery, listed on Schedule E hereto that store Crude Oil.
“Default” means any event that, with notice or the passage of time, would constitute an Event of Default.
“Default Interest Rate” means the lesser of (i) the per annum rate of interest calculated on a daily basis using the prime rate published in the Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published) plus two hundred (200) basis points and (ii) the maximum rate of interest permitted by Applicable Law.
“Defaulting Party” has the meaning specified in Section 18.2.
“Deferred Portion” has the meaning specified in Section 4.3.
“Definitive Commencement Date Value” has the meaning specified in the Inventory Sales Agreement.
“Delivery Date” means any calendar day.
“Delivery Month” means the month in which Crude Oil is to be delivered to the Refinery.
“Designated Affiliate” means in the case of Aron, Goldman, Sachs & Co.
“Disposed Quantity” has the meaning specified in Section 9.3.

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“Disposition Amount” has the meaning specified in Section 9.3.
“Early Termination Date” has the meaning specified Section 18.2(c).
“Effective Date” has the meaning specified in the introductory paragraph of this Agreement.
“Environmental Law” means any existing or past Applicable Law, policy, judicial or administrative interpretation thereof or any legally binding requirement that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.
“Estimated Commencement Date Value” has the meaning specified in the Inventory Sales Agreement.
“Estimated Termination Amount” has the meaning specified in Section 19.2(b).
“Estimated Yield” has the meaning specified in Section 8.3(a).
“Event of Default” means an occurrence of the events or circumstances described in Section 18.1.
“Excluded Materials” means any refined petroleum products other than those that are Products.
“Excluded Transactions” has the meaning specified in the Marketing and Sales Agreement.
“Existing Sales Commitments” has the meaning specified in Section 8.8(a).
“Existing Procurement Contract” means such crude oil purchase agreement, dated as of the Commencement Date, between Chevron and Aron having such terms and conditions as Aron shall deem acceptable.
“Expiration Date” has the meaning specified in Section 3.1.
“Extension Term” has the meaning specified in Section 3.2.
“Fed Funds Rate” means, for any Notification Date, the rate set forth in H.15(519) or in H.15 Daily Update for the most recently preceding Business Day under the caption “Federal funds (effective)”; provided that if no such rate is so published for any of the immediately three preceding Business Days, then such rate shall be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by each of three leading brokers of U.S. dollar Federal funds transactions prior to 9:00 a.m., CPT, on that day, which brokers shall be selected by Aron in a commercially reasonable manner. For purposes hereof, “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of

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the Federal Reserve System, available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/, or any successor site or publication and “H.15 Daily Update” means the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.
“Force Majeure” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs (whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals and whether or not involving employees of the Company or Aron); accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome. Solely for purposes of this definition, the failure of any Third Party Supplier to deliver Crude Oil pursuant to any Procurement Contract, whether as a result of Force Majeure as defined above, breach of contract by such Third Party Supplier or any other reason, shall constitute an event of Force Majeure for Aron under this Agreement with respect to the quantity of Crude Oil subject to that Procurement Contract.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor.
“HLS” means heavy Louisiana sweet.
“Included Sales” has the meaning specified in Section 7.4.
“Included Transactions” has the meaning specified in the Marketing and Sales Agreement.
“Independent Inspection Company” has the meaning specified in Section 11.3.
“Initial Estimated Yield” has the meaning specified in Section 8.3(a).
“Initial Term” has the meaning specified in Section 3.1.

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“Inventory Sales Agreement” means the purchase and sale agreement, in a form and substance mutually agreeable to the Parties, dated as of the Commencement Date, pursuant to which the Company is selling and transferring to Aron the Commencement Date Volumes for the Commencement Date Purchase Value, free and clear of all liens, claims and encumbrances of any kind.
“Latest Commencement Date” has the meaning specified in Section 2.3(a).
“LC Default” means, as of any time, that (i) the Standby LC has then ceased to be in effect, (ii) the issuer of the Standby LC (if such issuer is not an Affiliate of Aron) has failed to honor a drawing made by Aron or has otherwise failed to comply with or perform its obligations thereunder if such failure shall be continuing after the lapse of any applicable grace period or (iii) an LC Event has occurred with respect to the Standby LC and such Standby LC has not been renewed, extended, amended or replaced as provided in Section 12.6 below at least 15 days prior to its then current expiry date.
“LC Event” means, as of any time, (i) if the issuer of Standby LC is not an Affiliate of Aron, that (a) the issuer of the Standby LC ceases to be rated at least “A-“ by S&P or “A3” by Moody’s, (b) the issuer of such Standby LC shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Standby LC or (c) any Bankruptcy shall occur with respect to the issuer of such Standby LC; or (ii) in any case, that (a) the Standby LC is then due to expire in less than 90 days or (b) the available amount of the Standby LC is less than the Required Available Amount.
“Letter of Credit” shall mean the Standby LC or any other letter of credit provided to Aron as credit support in connection with this Agreement or any of the transactions contemplated hereby.
“Liabilities” means any losses, liabilities, charges, damages, deficiencies, assessments, interests, fines, penalties, costs and expenses (collectively, “Costs”) of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any Costs directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement or judicial or administrative order and any Costs arising from compliance or non-compliance with Environmental Law.
“Liquidated Amount” has the meaning specified in Section 18.2(b).
“LLS” means light Louisiana sweet.
“Long Product FIFO Price” means the price so listed on Schedule B hereto.
“Marketing and Sales Agreement” means the products marketing and sales agreement, dated as of the Commencement Date, between the Company and Aron pursuant to which the Product purchased by Aron hereunder shall from time to time be marketed and sold by the Company for Aron’s account.

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“Material Adverse Change” means a material adverse effect on and/or material adverse change with respect to (i) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Company to fully and timely perform its obligations; (iii) the legality, validity, binding effect or enforceability against the Company of any of the Transaction Documents; or (iv) the rights and remedies available to, or conferred upon, Aron hereunder; provided that none of the following changes or effects shall constitute a “Material Adverse Effect”: (1) changes, or effects arising from or relating to changes, of Laws, that are not specific to the business or markets in which the Company operates; (2) changes arising from or relating to, or effects of, the transactions contemplated by this Agreement or the taking of any action in accordance with this Agreement; (3) changes, or effects arising from or relating to changes, in economic, political or regulatory conditions generally affecting the U.S. economy as a whole, except to the extent such change or effect has a disproportionate effect on the Company relative to other industry participants; (4) changes, or effects arising from or relating to changes, in financial, banking, or securities markets generally affecting the U.S. economy as a whole, (including (a) any disruption of any of the foregoing markets, (b) any change in currency exchange rates, (c) any decline in the price of any security or any market index and (d) any increased cost of capital or pricing related to any financing), except to the extent such change or effect has a disproportionate effect on the Company relative to other industry participants; and (5) changes arising from or relating to, or effects of, any seasonal fluctuations in the business, except to the extent such change or effect has a disproportionate effect on the Company relative to other industry participants.
“Measured Crude Quantity” means, for any Delivery Date, the total quantity of Crude Oil that, during such Delivery Date, was withdrawn and lifted by and delivered to the Company at the Crude Delivery Point, as evidenced by either meter readings and meter tickets for that Delivery Date or tank gaugings conducted at the beginning and end of such Delivery Date.
“Measured Product Quantity” means, for any Delivery Date, the total quantity of a particular Product that, during such Delivery Date, was delivered by the Company to Aron at the Product Delivery Point, as evidenced by either meter readings and meter tickets for that Delivery Date or tank gaugings conducted at the beginning and end of such Delivery Date.
“Monthly Cover Costs” has the meaning specified in Section 7.5.
“Monthly Crude Forecast” has the meaning specified in Section 5.2 (b).
“Monthly Excluded Transaction Fee” has the meaning specified in Section 7.6.
“Monthly Product Estimate” has the meaning specified in Section 8.3(b).
“Monthly Product Sale Adjustment” has the meaning specified in Section 7.4.
“Monthly True-up Amount” has the meaning specified in Section 10.2(a).
“Monthly Working Capital Adjustment” is an amount to be determined pursuant to Schedule L hereto.

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“Net Payment” has the meaning specified in Section 10.1(a).
“Nomination Month” means the month that occurs two (2) months prior to the Delivery Month.
“Non-Affected Party” has the meaning specified in Section 16.1.
“Non-Defaulting Party” has the meaning specified in Section 18.2(a).
“Operational Volume Range” means the range of operational volumes for any given set of associated Crude Storage Tanks for each type of Crude Oil and for any given set of associated Product Storage Tanks for each group of Products, between the minimum volume and the maximum volume, as set forth on Schedule D hereto.
“Other Barrels” has the meaning specified in Section 5.3(f).
“Party” or “Parties” has the meaning specified in the preamble to this Agreement.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Pipeline Cutoff Date” means, with respect to any Pipeline System, the date and time by which a shipper on such Pipeline System is required to provide its nominations to the entity that schedules and tracks Crude Oil and Products in a Pipeline System for the next shipment period for which nominations are then due.
“Pipeline System” means the ExxonMobil Pipeline System, Colonial Pipeline System or any other pipeline that may be used to transport Crude Oil or Products to the Crude Storage Tanks or out of the Product Storage Tanks at the Refinery.
“Pricing Benchmark” means, with respect to a particular grade of Crude Oil or type of Product, the pricing index, formula or benchmark indicated on Schedule B hereto.
“Procurement Contract” means either the Existing Procurement Contract or any Additional Procurement Contract.
“Procurement Contract Assignment” means an instrument, in form and substance reasonably satisfactory to Aron, by which the Company assigns to Aron all rights and obligations under a Procurement Contract and Aron assumes such rights and obligations thereunder, subject to terms satisfactory to Aron providing for the automatic reassignment thereof to the Company in connection with the termination of this Agreement.
“Product” means any of the refined petroleum products listed on Schedule A hereto, as from time to time amended by mutual agreement of the Parties.

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“Product Cost” has the meaning specified in Section 8.7.
“Product Purchase Agreements” has the meaning specified in the Marketing and Sales Agreement.
“Product Storage Tanks” means any of the tanks adjacent to the Refinery, listed on Schedule E hereto that store Products.
“Production Week” means each consecutive day period (based on CPT) designated as a “Production Week” on Schedule G hereto (which the Parties acknowledge will not in every case be a seven day period).
“Products Delivery Point” means the inlet flange of the Product Storage Tanks.
“Products Offtake Point” means the outlet flange of the Product Storage Tanks.
“Projected Monthly Run Volume” has the meaning specified in Section 7.1(a).
“Projected Net Crude Consumption” means, for any Delivery Month, the Projected Monthly Run Volume for such Delivery Month minus the number of Other Barrels that the Company indicated it expected to deliver into the Crude Storage Tanks during such Delivery Month.
“Refinery” means the petroleum refinery located in Krotz Springs, Louisiana owned and operated by the Company.
“Refinery Facilities” means all the facilities owned and operated by the Company located at the Refinery, and any associated or adjacent facility that is used by the Company to carry out the terms of this Agreement, excluding, however, the Crude Oil receiving and Products delivery facilities, pipelines, tanks and associated facilities owned and operated by the Company which constitute the Storage Facilities.
“Required Available Amount” means such U.S. dollar amount as shall from time to time be specified by Aron; provided that in no event shall Aron specify an amount greater than $200 million, it being agreed that the initial Required Available Amount shall equal $200 million.
“Related Hedges” means any transactions from time to time entered into by Aron with third parties unrelated to Aron or its Affiliates to hedge Aron’s exposure resulting from this Agreement or any other Transaction Document and Aron’s rights and obligations hereunder or thereunder.
“Revised Estimated Yield” has the meaning specified in Section 8.3(a).
“Run-out Report” has the meaning specified in Section 7.2(a).
“Settlement Amount” has the meaning specified in Section 18.2(b).
“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) of the Company in respect of borrowed money.

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“Specified Transaction” means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Aron and the Company (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.
“Standby LC” means an irrevocable standby letter of credit in favor of Aron (i) in a form and substance reasonably satisfactory to Aron, (ii) issued or confirmed by a bank that is an Affiliate of Aron or such other issuing bank as is acceptable to Aron and (iii) that otherwise satisfies the requirements of Section 12.4(a).
“Standby Letter of Credit Facility Agreement” means that certain Credit Agreement between the Company, as borrower, and the initial issuer of the Standby LC, providing for the issuance of the Standby LC dated as of the Commencement Date.
“Step-Out Inventory Sales Agreement” means the purchase and sale agreement, in a form and substance mutually agreeable to the Parties, to be dated as of the Termination Date, pursuant to which the Company shall buy Crude Oil and Products from Aron subject to the provisions of this Agreement.
“Storage Facilities” mean the storage, loading and offloading facilities owned or operated by the Company located at Krotz Springs, Louisiana, including the Crude Storage Tanks, the Product Storage Tanks and the land, piping, marine facilities, truck facilities and other facilities related thereto, together with existing or future modifications or additions, which are excluded from the definition of Refinery or Refinery Facilities. In addition, the term “Storage Facilities” includes any location where a storage facility is used by the Company to store or throughput Crude Oil or Products except those storage, loading and offloading facilities owned or operated by the Company which are used to store Excluded Materials.
“Storage Facilities Agreement” means the storage facilities agreement, dated as of the Commencement Date, between the Company and Aron, pursuant to which the Company shall grant to Aron an exclusive right to use the Storage Facilities in connection with this Agreement.

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“Supplier’s Inspector” means any Person selected by Aron in a commercially reasonable manner that is acting as an agent for Aron or that (1) is a licensed Person who performs sampling, quality analysis and quantity determination of the Crude Oil and Products purchased and sold hereunder, (2) is not an Affiliate of any Party and (3) in the reasonable judgment of Aron, is qualified and reputed to perform its services in accordance with applicable law and industry practice, to perform any and all inspections required by Aron.
“Supply Cost” has the meaning specified in Section 6.2.
“Target Month End Crude Volume” has the meaning specified in Section 7.1.
“Target Month End Product Volume” has the meaning specified in Section 7.2.
“Tax” or “Taxes” has the meaning specified in Section 14.1.
“Term” means the Initial Term and any Extension Term.
“Termination Amount” means, without duplication, the total net amount owed by one Party to the other Party upon termination of this Agreement under Section 19.2.
“Termination Date” has the meaning specified in Section 19.1.
“Termination Date Purchase Value” means, with respect to the Termination Date Volumes, initially the Estimated Termination Date Value until the Definitive Termination Date Value has been determined and thereafter the Definitive Termination Date Value (as such terms are defined in the form of the Step-out Inventory Sales Agreement attached hereto as Schedule R).
“Termination Date Volumes” has the meaning specified in Section 19.1(d).
“Termination Holdback Amount” has the meaning specified in Section 19.2(b).
“Third Party Supplier” means any seller of Crude Oil under a Procurement Contract.
“Transaction Document” means this Agreement, the Marketing and Sales Agreement, the Inventory Sales Agreement, the Storage Facilities Agreement, the Step-Out Inventory Sales Agreement and any other agreements or instruments contemplated hereby or executed in connection herewith.
“Volume Determination Procedures” mean the Company’s ordinary month-end procedures for determining the volume of Crude Oil or Product held in any Storage Tank at a designated time.
“Weekly Projection” has the meaning specified in Section 5.2(a).
“Weekly Product Value” has the meaning specified in Section 10.1(d).
“Weekly Supply Value” has the meaning specified in Section 10.1(a).
1.2    Construction of Agreement.

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(a)    Unless otherwise specified, all references herein are to the Articles, Sections and Schedules to this Agreement, as may be from time to time amended or modified.
(b)    All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.
(c)    Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import.
(d)    Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively.
(e)    Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.
(f)    A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns.
(g)    Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender.
(h)    Except where specifically stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.
(i)    Unless otherwise expressly stated herein, any reference to “volume” shall be deemed to refer to the net volume.
(j)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
1.3    The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.
ARTICLE 2

CONDITIONS TO COMMENCEMENT
2.1    Conditions to Obligations of Aron. The obligations of Aron contemplated by this Agreement shall be subject to satisfaction by the Company of the following conditions precedent on and as of the Commencement Date:

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(k)    The Parties shall have agreed to the pricing method to be used in the Inventory Sales Agreement and the Inventory Sales Agreement, in form and in substance satisfactory to Aron, shall have been duly executed by the Company and, pursuant thereto, the Company shall have transferred to Aron all right, title and interest in and to the Commencement Date Volumes, free and clear of all Liens;
(l)    The Parties shall have agreed to the pricing method to be used and the form of the Step-Out Inventory Sales Agreement (which form is attached hereto as Schedule R);
(m)    The Standby Letter of Credit Facility Agreement shall have been executed, all documents required to perfect the security interest provided for thereunder (including UCC-1 financing statements) shall have been executed and filed and the status of such security interest as a “Revolving Lien” for purposes of the Intercreditor Agreement shall have been confirmed to the satisfaction of the initial issuer of the Standby LC and Aron;
(n)    The Standby LC shall have been issued and delivered to Aron;
(o)    The Existing Procurement Contract shall have become effective with Aron as a purchaser thereunder;
(p)    The Company shall have duly executed the Storage Facilities Agreement in form and in substance satisfactory to Aron;
(q)    The Company shall have duly executed the Marketing and Sales Agreement in form and in substance satisfactory to Aron;
(r)    UCC-1 financing statements reflecting Aron as owner of all Crude Oil in the Crude Storage Tanks and all Products in the Product Storage Tanks shall have been prepared, executed and filed in such jurisdictions as Aron shall deem necessary or appropriate;
(s)    The Company shall have delivered to Aron a certificate signed by Harlin R. Dean, Senior Vice President – Legal and Secretary certifying as to incumbency, board approval and resolutions, other matters;
(t)    The Company shall have delivered to Aron an opinion of counsel, in form and substance satisfactory to Aron, covering such matters as Aron shall reasonably request, including: good standing; existence and due qualification; power and authority; due authorization and execution; enforceability; no conflicts; provided that, subject to Aron’s consent, certain of such opinions may be delivered by the Company’s general counsel;
(u)    No action or proceeding shall have been instituted nor shall any action by a Governmental Authority be threatened, nor shall any order, judgment or decree

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have been issued or proposed to be issued by any Governmental Authority as of the Commencement Date to set aside, restrain, enjoin or prevent the transactions and performance of the obligations contemplated by this Agreement;
(v)    The Refinery and the Storage Facilities shall not have been affected adversely or threatened to be affected adversely by any loss or damage, whether or not covered by insurance, unless such loss or damages would not have a material adverse effect on the usual, regular and ordinary operations of the Refinery or the Storage Facilities;
(w)    The Company shall have delivered to Aron insurance certificates evidencing the effectiveness of the insurance policies set forth on Schedule F hereto and otherwise comply with Article 15 below;
(x)    All representations and warranties of the Company contained herein shall be true and correct on and as of the Commencement Date; and
(y)    The Company shall have delivered to Aron such other certificates, documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.
2.2    Conditions to Obligations of the Company. The obligations of the Company contemplated by this Agreement shall be subject to satisfaction by Aron of the following conditions precedent on and as of the Commencement Date:
(a)    The Parties shall have agreed to the pricing method to be used in the Inventory Sales Agreement in form and in substance satisfactory to the Company, and the Inventory Sales Agreement shall have been duly executed by Aron and Aron shall have paid the portion of the Commencement Date Purchase Value to the Company that is due on the Commencement Date;
(b)    The Parties shall have agreed to the pricing method to be used and the form of the Step-Out Inventory Sales Agreement (which form is attached hereto as Schedule R).
(c)    Aron shall have duly executed the Storage Facilities Agreement in form and in substance satisfactory to the Company;
(d)    Aron shall have duly executed the Marketing and Sales Agreement in form and in substance satisfactory to the Company;
(e)    All representations and warranties of Aron contained herein shall be true and correct on and as of the Commencement Date;
(f)    Aron shall have delivered to the Company such other certificates, documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein; and

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(g)    Aron shall have delivered satisfactory evidence of its federal form 637 license.
2.3    Commencement Date.
(a)    Subject to the satisfaction of the conditions set forth in Sections 2.1 and 2.2, the “Commencement Date” shall be a Business Day specified by Aron in a written notice to the Company given at least one (1) Business Day prior to such Commencement Date, which shall occur on or after the Effective Date and on or prior to June 1, 2010 or such later date as the Parties shall agree (the “Latest Commencement Date”).
(b)    If the Commencement Date has not occurred on or before the Latest Commencement Date, this Agreement shall terminate on the first business day following the Latest Commencement Date. In such case, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in Article 2, Article 20 and Article 23; provided, however, that nothing herein shall relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
(c)    From and after the Effective Date, the Company shall use commercially reasonable efforts to cause each of the conditions referred to in Section 2.1 to be satisfied and Aron shall use commercially reasonable efforts to cause each of the conditions referred to in Section 2.2 to be satisfied.
(d)    Without limiting the Parties’ respective obligations under this Agreement, during the period between the Effective Date and the Commencement Date, if either Party in its reasonable judgment deems it necessary or appropriate, the Parties may refine the modeling underlying the computations contemplated with respect to the amounts referred to in clauses (ii) and (iii) of Section 10.2.

ARTICLE 3

TERM OF AGREEMENT
3.1    Term. This Agreement shall become effective on the Effective Date and, subject to Section 2.3(b) above, shall continue for a period starting at 00:00:01 a.m. CPT on the Commencement Date and ending at 11:59:59 p.m. CPT on May 31, 2012 (the “Initial Term”; the last day of such Initial Term being herein referred to as the “Expiration Date,” subject to Section 3.2 below).
3.2    Extension. Unless either Party has delivered to the other a written notice at least six (6) months prior to the Expiration Date then in effect, of such Party’s election not to extend this Agreement pursuant to this Section, the Expiration Date shall, without any further action, be

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automatically extended, effective as of the Expiration Date then in effect, for an additional twelve (12) months to the next anniversary of the Expiration Date (each such 12-month period, an “Extension Term”; the final day of such Extension Term becoming the Expiration Date); provided, however, that the Expiration Date may not be automatically extended beyond the 4th anniversary of the Commencement Date. In the event any Party elects not to extend the then-applicable Expiration Date in accordance with this Section, the Parties shall perform their obligations relating to termination pursuant to Article 19.
ARTICLE 4

COMMENCEMENT DATE TRANSFER
4.1    Transfer and Payment on the Commencement Date. The Commencement Date Volumes shall be sold and transferred and payment of the Estimated Commencement Date Value made as provided in the Inventory Sales Agreement.
4.2    Post-Commencement Date Reconciliation and True-up. Determination and payment of the Definitive Commencement Date Value shall be made as provided in the Inventory Sales Agreement.
4.3    Deferred Portion of Purchase Price. Aron shall defer paying to the Company ten percent (10%) of the Definitive Commencement Date Value (the “Deferred Portion”). During the term of this Agreement, the Deferred Portion shall constitute an account receivable owing from Aron to the Company, in accordance with this Agreement. The Deferred Portion shall be due and payable from Aron to the Company on the Termination Date, in accordance with this Agreement.
ARTICLE 5

SUPPLY OF CRUDE OIL
5.1    Sale of Crude Oil. On and after the Commencement Date through the end of the Term hereof, and subject to Aron’s ability to procure Crude Oil in accordance with the terms hereof, its receipt of Crude Oil from the Third Party Suppliers and the other terms and conditions hereof, Aron agrees to sell and deliver to the Company, and the Company agrees to purchase and receive from Aron, Crude Oil as set forth herein. Aron shall, in accordance with the terms and conditions hereof, have the right to be the exclusive supplier of Crude Oil to the Refinery and all Crude Oil supplied under this Agreement shall be solely for use at the Refinery.
5.2    Monthly and Weekly Forecasts and Projections.
(a)    No later than the tenth (10th) Business Day prior to the Contract Cutoff Date of the Nomination Month, Aron shall provide the Company with a preliminary written forecast of Aron’s Target Month End Crude Volume and Target Month End Product Volume for the Delivery Month. During the first month of deliveries of Crude Oil made pursuant to this Agreement, Aron’s Target Month End Crude Volume and Target Month End Product Volume shall not exceed the midpoint of the ranges

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for the Crude Oil and Product Groups in Schedule D, and further, Aron’s Target Month End Product Volume for Catfeed shall be within 40,000 barrels of the number of barrels of Catfeed purchased by Aron on the Commencement Date pursuant to the Inventory Sales Agreement.
(b)    No later than four (4) Business Days prior to the earliest Contract Cutoff Date in any Nomination Month, the Company shall provide Aron with a written forecast of the Refinery’s anticipated Crude Oil requirements for the related Delivery Month (each, a “Monthly Crude Forecast”).
(c)    No later than 5:00 p.m., CPT, each Monday, the Company shall provide Aron with a written summary of the Refinery’s projected Crude Oil runs for the upcoming Production Week (each, a “Weekly Projection”).
(d)    The Company shall promptly notify Aron in writing upon learning of any material change in any Monthly Crude Forecast or Weekly Projection or if it is necessary to delay any previously scheduled pipeline nominations or barge loadings.
(e)    The Parties acknowledge that the Company is solely responsible for providing the Monthly Crude Forecast and the Weekly Projection and for making any adjustments thereto, and the Company agrees that all such forecasts and projections shall be prepared in good faith, with due regard to all available and reliable historical information and the Company’s then-current business prospects, and in accordance with such standards of care as are generally applicable in the U.S. oil refining industry. The Company acknowledges and agrees that (1) Aron shall be entitled to rely and act, and shall be fully protected in relying and acting, upon all such forecasts and projections, and (2) Aron shall not have any responsibility to make any investigation into the facts or matters stated in such forecasts or projections.
5.3    Procurement of Crude Oil.
(a)    As of the Commencement Date, Aron shall have become the purchaser under the Existing Procurement Contract through executing a new Procurement Contract with the Third Party Supplier thereunder.
(b)    From time to time during the Term of this Agreement, the Company or Aron may propose that an Additional Procurement Contract be entered into, including any such Additional Procurement Contract as may be entered into in connection with the expiration of an outstanding Procurement Contract. If the Parties mutually agree to seek Additional Procurement Contracts, then the Company shall endeavor to identify quantities of Crude Oil that may be acquired on a spot or term basis from one or more Third Party Suppliers. The Company may negotiate with any such Third Party Supplier regarding the price and other terms of such potential Additional Procurement Contract. The Company shall have no authority to bind Aron to, or enter into on Aron’s behalf, any Additional Procurement Contract or

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Procurement Contract Assignment, and the Company shall not represent to any third party that it has such authority. If the Company has negotiated an offer from a Third Party Supplier for an Additional Procurement Contract (and if relevant, Procurement Contract Assignment) that the Company wishes to be executed, the Company shall apprise Aron in writing of the terms of such offer and Aron shall promptly determine and advise the Company as to whether Aron desires to accept such offer. If Aron indicates its desire to accept such offer, then Aron shall promptly endeavor to formally communicate its acceptance of such offer to the Company and such Third Party Supplier so that the Third Party Supplier and Aron may enter into a binding Additional Procurement Contract (and if relevant, Procurement Contract Assignment) provided that any Additional Procurement Contract (and, if relevant, related Procurement Contract Assignment) shall require Aron’s express agreement and Aron shall not have any liability under or in connection with this Agreement if for any reason it, acting in good faith, does not agree to any proposed Additional Procurement Contract or related Procurement Contract Assignment.
(c)    If the Company determines, in its reasonable judgment, that it is commercially beneficial for the Refinery to run a particular grade and/or volume of Crude Oil that is available from a Third Party Supplier that is not a counterparty with which Aron is then prepared to enter into a contract, then the Company may execute a contract to acquire such Crude Oil for the Company’s account.
(d)    Title for each quantity of Crude Oil delivered into a Crude Storage Tank shall pass, if delivered under a Procurement Contract, from the relevant Third Party Supplier as provided in the relevant Procurement Contract or, if not delivered under a Procurement Contract, from the Company to Aron, as the Crude Oil passes the Crude Intake Point. The Parties acknowledge that the consideration due from Aron to the Company for any Crude Oil that is not delivered under a Procurement Contract will be reflected in the Monthly True-up Amounts determined following such delivery.
(e)    The Company agrees that, except as permitted under Section 5.3(b), (c) or (d), it will not purchase or acquire Crude Oil from any party other than Aron during the Term of this Agreement, unless otherwise consented to by Aron.
(f)    No later than four (4) Business Days prior to the earliest Contract Cutoff Date in any Nomination Month, the Company shall inform Aron whether the Company has purchased or intends to purchase any Crude Oil that is not being procured under a Procurement Contract for delivery during the related Delivery Month (“Other Barrels”), in which case the Company shall provide to Aron the quantity, grade and delivery terms of such Other Barrels expected to be delivered to the Crude Storage Tanks during such Delivery Month.
5.4    Nominations under Procurement Contracts and for Pipelines.

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(a)    On the Business Day following receipt of the Monthly Crude Forecast and prior to the delivery of the Projected Monthly Run Volume, Aron shall provide to the Company Aron’s preliminary Target Month End Crude Volume and Target Month End Product Volume for the related Delivery Month if different from the Target Month End Crude Volume and Target Month End Product Volume for the related Delivery Month previously provided in Section 5.2(a). By no later than two (2) Business Days prior to the earliest Contract Cutoff Date occurring in such Nomination Month, the Company shall provide to Aron the Projected Monthly Run Volume for the Delivery Month for which deliveries must be nominated prior to such Contract Cutoff Dates. As part of such Projected Monthly Run Volume, the Company may specify the grade of such Projected Monthly Run Volume, provided that such grades and their respective quantities specified by the Company shall fall within the grades and quantities then available to be nominated by Aron under the outstanding Procurement Contracts.
(b)    Provided that the Company provides Aron with the Projected Monthly Run Volume as required under Section 5.4(a), Aron shall make all scheduling and other selections and nominations (collectively, “Contract Nominations”) that are to be made under the Procurement Contracts on or before the Contract Cutoff Dates for the Procurement Contracts and such Contract Nominations shall reflect the quantity of each grade specified by the Company in such Projected Monthly Run Volume. Should any Contract Nomination not be accepted by any Third Party Supplier under a Procurement Contract, Aron shall promptly advise the Company and use commercially reasonable efforts with the Company and such Third Party Supplier to revise the Contract Nomination subject to the terms of any such Procurement Contract. Aron shall provide the Company with confirmation that such Contract Nominations have been made.
(c)    Insofar as any pipeline nominations are required to be made by Aron for any Crude Oil prior to any applicable Pipeline Cutoff Date for any month, Aron shall be responsible for making such pipeline and terminal nominations for that month; provided that, Aron’s obligation to make such nominations shall be conditioned on its receiving from the Company scheduling instructions for that month a sufficient number of days prior to such Pipeline Cutoff Date so that Aron can make such nominations within the lead times required by such pipelines and terminals. Aron shall not be responsible if a Pipeline System is unable to accept Aron’s nomination or if the Pipeline System must allocate Crude Oil among its shippers.
(d)    For operational and other reasons relating to the conduct of its business, the Company may, from time to time, request that Aron make adjustments or modifications to Contract Nominations it has previously made under the Procurement Contracts. Promptly following receipt of any such request, Aron will use its commercially reasonable efforts to make such adjustment or modification, subject to any limitations or restrictions under the relevant Procurement Contracts.

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Any additional cost or expenses incurred as a result of such an adjustment or modification shall constitute an Ancillary Cost hereunder.
(e)    Aron shall not nominate or to its knowledge otherwise acquire any Crude Oil with characteristics that are not previously approved by the Company for use at the Refinery, such approval to be in the Company’s sole and absolute discretion.
(f)    In addition to the nomination process, Aron and the Company shall follow the mutually agreed communications protocol as set forth on Schedule J hereto, with respect to ongoing daily coordination with feedstock suppliers, including purchases or sales of Crude Oil outside of the normal nomination procedures.
(g)    Each of the Company and Aron agrees to use commercially reasonable efforts in preparing the forecasts, projections and nominations required by this Agreement in a manner intended to maintain Crude Oil and Product operational volumes within the Operational Volume Range.
(h)    Prior to entering into any Ancillary Contract (as defined in Article 19 below) that does not by its terms expire or terminate on or as of the Termination Date, Aron will endeavor, in good faith and subject to any confidentiality restrictions, to afford the Company an opportunity to review and comment on such Ancillary Contract or the terms thereof and to confer with the Company regarding such Ancillary Contract and terms and if Aron enters into any such Ancillary Contract without the Company’s consent, the Company shall not be obligated to assume such Ancillary Contract pursuant to Section 19.1(c) below.
5.5    Storage and Delivery of Crude Oil.
(a)    Aron shall have the exclusive right to store Crude Oil in the Crude Storage Tanks as provided in the Storage Facilities Agreement.
(b)    Provided no Default or Event of Default has occurred and is continuing, the Company shall be permitted to withdraw from the Feedstock Storage Tanks and take delivery of Crude Oil on any day and at any time. The withdrawal and receipt of any Crude Oil by the Company at the Feedstock Intake Point shall be on an “ex works” basis. Aron shall be responsible only for arranging transportation and delivery of Crude Oil into the Crude Storage Tanks and the Company shall bear sole responsibility for arranging the withdrawal of Crude Oil from the Crude Storage Tanks. The Company shall take all actions necessary to maintain a connection with the Crude Storage Tanks to enable withdrawal and delivery of Crude Oil to be made as contemplated hereby.
5.6    Title, Risk of Loss and Custody.

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(a)    Title to and risk of loss of the Crude Oil shall pass from Aron to the Company at the Crude Delivery Point. The Company shall assume custody of the Crude Oil as it passes the Crude Delivery Point.
(b)    During the time any Crude Oil is held in the Crude Storage Tanks, the Company, in its capacity as operator of the Crude Storage Tanks and pursuant to the Storage Facilities Agreement, shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Aron, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom except to the extent such Liabilities are caused by or attributable to any of the matters for which Aron is indemnifying the Company pursuant to Article 20.
(c)    At and after transfer of any Crude Oil at the Crude Delivery Point, the Company shall be solely responsible for compliance with all Applicable Laws, including all Environmental Law pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Aron, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom.
(d)    Notwithstanding anything to the contrary herein, Aron and the Company agree that the Company shall have an insurable interest in Crude Oil that is subject to a Procurement Contract and that the Company may, at its election and with prior notice to Aron, endeavor to insure the Crude Oil. If pursuant to the terms of this Agreement, the Company bears the loss of any Crude Oil, then (subject to any other setoff or netting rights Aron may have hereunder) any insurance payment to Aron made to cover same shall be promptly paid over by Aron to the Company.
5.7    Contract Documentation, Confirmations and Conditions.
(a)    Aron’s obligations to deliver Crude Oil under this Agreement shall be subject to (i) the Company’s identifying and negotiating potential Procurement Contracts, in accordance with Section 5.3, that are acceptable to both the Company and Aron relating to a sufficient quantity of Crude Oil to meet the Refinery’s requirements, (ii) the Company’s performing its obligations hereunder with respect to providing Aron with timely nominations, forecasts and projections (including Projected Monthly Run Volumes, as contemplated in Section 5.4(a) so that Aron may make timely nominations under the Procurement Contracts, (iii) all of the terms and conditions of the Procurement Contracts, and (iv) no Event of Default having occurred and continuing with respect to the Company.
(b)    In documenting each Procurement Contract, including any Additional Procurement Contract that may be entered into pursuant to Section 5.3(b), Aron will endeavor and cooperate with the Company, in good faith and in a commercially reasonable manner, to obtain the Third Party Supplier’s agreement

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that a copy of such Procurement Contract may be provided to the Company; provided that this Section 5.7(b) in no way limits the Company’s rights to consent to all Procurement Contracts as contemplated by Section 5.3(b). In addition, to the extent it is permitted to do so, Aron will endeavor to keep the Company apprised of, and consult with the Company regarding, the terms and conditions being incorporated into any Procurement Contract under negotiation with a Third Party Supplier.
(c)    The Company acknowledges and agrees that, subject to the terms and conditions of this Agreement, it is obligated to purchase and take delivery of all Crude Oil acquired by Aron under Procurement Contracts executed in connection herewith and subject to the terms and conditions specified in Section 5.4 above. In the event of a dispute, Aron will provide, to the extent legally and contractually permissible, to the Company, a copy of the Procurement Contract in question.
5.8    DISCLAIMER OF WARRANTIES. EXCEPT FOR THE WARRANTY OF TITLE WITH RESPECT TO CRUDE OIL DELIVERED HEREUNDER, ARON MAKES NO WARRANTY, CONDITION OR OTHER REPRESENTATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR SUITABILITY OF THE CRUDE OIL FOR ANY PARTICULAR PURPOSE OR OTHERWISE. FURTHER, ARON MAKES NO WARRANTY OR REPRESENTATION THAT THE CRUDE OIL CONFORMS TO THE SPECIFICATIONS IDENTIFIED IN ARON’S CONTRACT WITH ANY THIRD PARTY SUPPLIER.
5.9    Quality Claims and Claims Handling.
(a)    The failure of any Crude Oil that Aron hereunder sells to the Company to meet the specifications or other quality requirements applicable thereto as stated in Aron’s Procurement Contract for that Crude Oil shall be for the sole account of the Company and shall not entitle the Company to any reduction in the amounts due by it to Aron hereunder; provided, however, that any claims made by Aron with respect to such non-conforming Crude Oil shall be for the Company’s account and resolved in accordance with Section 5.9(d).
(b)    The Parties shall consult with each other and coordinate how to handle and resolve any claims arising in the ordinary course of business (including claims related to Crude Oil, pipeline or ocean transportation, and any dispute, claim, or controversy arising hereunder between Aron and any of its vendors who supply goods or services in conjunction with Aron’s performance of its obligations under this Agreement) made by or against Aron. In all instances wherein claims are made by a third party against Aron which will be for the account of the Company, the Company shall have the right, subject to Section 5.9(c), to either direct Aron to take commercially reasonable actions in the handling of such claims or assume the handling of such claim in the name of Aron, all at the Company’s cost and expense. To the extent that the Company believes that any claim should be made by Aron for the account of the Company against any third party (whether a Third Party Supplier, terminal facility, pipeline, storage facility or otherwise), and subject to Section 5.9

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(c), Aron will take any commercially reasonable actions as requested by the Company either directly, or by allowing the Company to do so, to prosecute such claim all at the Company’s cost and expense and all recoveries resulting from the prosecution of such claim shall be for the account of the Company. Aron shall, in a commercially reasonable manner, cooperate with the Company in prosecuting any such claim and shall be entitled to assist in the prosecution of such claim at the Company’s expense.
(c)    Notwithstanding anything in Section 5.9(b) to the contrary, Aron may notify the Company that Aron is retaining control over the resolution of any claim referred in Section 5.9(b) if Aron, in its reasonable judgment, has determined that it has commercially reasonable business considerations for doing so based on any relationships that Aron or any of its Affiliates had, has or may have with the third party involved in such claim; provided that, subject to such considerations, Aron shall use commercially reasonable efforts to resolve such claim, at the Company’s expense and for the Company’s account. In addition, any claim that is or becomes subject of Article 19 shall be handled and resolved in accordance with the provisions of Article 19.
(d)    If any claim contemplated in this Section 5.9 involves a counterparty that is an Affiliate of Aron and the management and operation of such counterparty is under the actual and effective control of Aron, then the Company shall control the dispute and resolution of such claim.
5.10    Communications.
(a)    Each Party shall promptly provide to the other copies of any and all written communications and documents between it and any third party which in any way relate to Ancillary Costs, including but not limited to written communications and documents with Pipeline Systems, provided that Aron has received such communications and documents in respect of the Pipeline System and/or any communications and documents related to the nominating, scheduling and/or chartering of vessels; provided that neither Party shall be obligated to provide to the other any such materials that contain proprietary or confidential information and, in providing any such materials, such Party may redact or delete any such proprietary or confidential information.
(b)    With respect to any proprietary or confidential information referred to in Section 5.10(a), Aron shall promptly notify the Company of the nature or type of such information and use its commercially reasonable efforts to obtain such consents or releases as necessary to permit such information to be made available to the Company.
(c)    The Parties shall coordinate all nominations and deliveries according to the communications protocol set forth on Schedule J hereto.

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ARTICLE 6

PURCHASE PRICE FOR CRUDE OIL
6.1    Daily Volumes. For each Delivery Date, the Company shall provide to Aron, by no later than 1:00 pm CPT on the next Business Day (except (i) in the case of Friday and Saturday, then by the following Monday and (ii) in the case of Sunday and Monday, then by the following Tuesday), meter tickets or tank gauge readings confirming the Measured Feedstock Quantity for each Crude Storage Tank for that Delivery Date.
6.2    Purchase Price. The per Barrel price of the Crude Oil sold to the Company hereunder shall equal the sum of the per Barrel purchase price specified in the related Procurement Contract under which such Crude Oil was acquired (the “Base Price”) plus $0.20 (such sum being the “Supply Cost”), subject to application of the relevant prices as provided in Schedule B hereto and calculation of the Monthly Crude Oil True-up Amount as provided for in Schedule C hereto.
6.3    Material Crude Grade Changes. If either the Company or Aron concludes in its reasonable judgment that the specifications (including specific gravity and sulfur content of Crude Oil) of the crude oil procured, or projected to be procured, differ materially from the HLS and LLS Crude Oil the grades that have generally been run by the Refinery, then the Company and Aron will endeavor in good faith to mutually agree on (i) acceptable price indices for such Crude Oil, and (ii) a settlement payment from one party to the other sufficient to compensate the Parties for the relative costs and benefits to each of the price differences between the prior price indices and the amended price indices.
6.4    For all Other Barrels procured by the Company outside of a Procurement Contract and sold to Aron, the Company will pay Aron a fee of $0.10 per barrel. Any such amount will be included in the applicable Monthly Crude Oil True-Up Amount. Upon Aron’s request, the Company will provide documentation evidencing such Crude Oil purchases.
ARTICLE 7

TARGET INVENTORY LEVELS AND WORKING CAPITAL ADJUSTMENT
7.1    Target Month End Crude Volume
(g)    By no later than two (2) Business Days prior to the earliest Contract Cutoff Date occurring in each Nomination Month, the Company shall notify Aron of the aggregate quantity of Crude Oil that the Company expects to run at the Refinery during the subject Delivery Month (the “Projected Monthly Run Volume”).
(h)    For each month of the Term hereof, the “Target Month End Crude Volume” shall equal (i) the Target Month End Crude Volume for the immediately preceding month, subject to any adjustment thereto made pursuant to Section 7.1, plus (ii) the aggregate volume of Crude Oil that Aron has nominated under the Procurement Contracts for delivery during that month pursuant to Section 5.4(b),

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plus (iii) the aggregate volume of the expected Other Barrels, minus (iv) the Projected Monthly Run Volume for that month (except that the Target Month End Crude Volume as of the Commencement Date and as of the end of the first month of the Term hereof shall be the respective volumes specified as such on Schedule I hereto).
(i)    In establishing a Target Month End Crude Volume, Aron acknowledges that its ability to increase any such Target Month End Crude Volume is constrained to the extent that the Crude Oil available for delivery under the Procurement Contracts is not greater than the Company’s Crude Oil requirements for the Refinery for the month related to such Target Month End Crude Volume.
(j)    After Aron has established a Target Month End Crude Volume for any month, it may change such Target Month End Crude Volume as follows:
(i)    If the Actual Month End Crude Volume is above the Target Month End Crude Volume by more than 35,000 Barrels and the Projected Net Crude Consumption is greater than the Actual Net Crude Consumption, then Aron may increase the Target Month End Crude Volume for such Delivery Month by the lesser of (i) the Actual Month End Crude Volume minus the sum of the Target Month End Crude Volume plus 35,000 Barrels and (ii) the Projected Net Crude Consumption minus the Actual Net Crude Consumption. If the Target Month End Crude Volume is above the Actual Month End Crude Volume by more than 35,000 Barrels and the Actual Net Crude Consumption is greater than the Projected Net Crude Consumption, then Aron may reduce the Target Month End Crude Volume for such Delivery Month by the lesser of (i) the Target Month End Crude Volume minus the sum of the Actual Month End Crude Volume plus 35,000 Barrels and (ii) the Actual Net Crude Consumption minus the Projected Net Crude Consumption. Aron must notify the Company of its intent to make this change within four (4) Business Days after the end of such Delivery Month. The Company may dispute this change within one (1) Business Day after receiving such notification from Aron.
(ii)    In addition, Aron may adjust the Target Month End Crude Volume with the consent of the Company.
In all cases described above, the changed Target Month End Crude Volume affects only the subject month and does not impact the calculation of the Target Month End Crude Volume in subsequent months pursuant to 7.1(b).
7.2    Target Month End Product Volume.
(i)    No later than five (5) Business Days prior to each calendar month, the Company shall provide to Aron its standard run-out report (the “Run-out Report”) showing the estimated quantities of each Product that it expects to produce and deliver to Aron during such month and the quantities of each Product it expects to sell under the Marketing and Sales Agreement during such month (for each Product, the “Projected Monthly Production Volume”), which may, from time to time, be adjusted by the Company.

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(j)    For each month and each type of Product, Aron shall from time to time specify an aggregate quantity and grade that shall be the “Target Month End Product Volume” for that month (except that the Target Month End Product Volume for each type of Product as of the Commencement Date and as of the end of the first month of the Term hereof shall be the respective volumes specified as such on Schedule I hereto).
(k)    Provided that the Company has complied with its obligations under the Marketing and Sales Agreement, and subject to events of Force Majeure, facility turnarounds, the performance of any third parties (including purchasers of Products under the Marketing and Sales Agreement), Aron will, in establishing each Target Month End Product Volume endeavor in a commercially reasonable manner to cause such Target Month End Product Volume to be within the applicable range specified for such Product on Schedule D hereto.
(l)    In establishing a Target Month End Product Volume, Aron acknowledges that its ability to increase or decrease any such Target Month End Product Volume is constrained to the extent that such change would result in month end Product inventories to not be feasible given the Company’s production forecast or the Company’s ability to ship Product.
(m)    At any time prior to the beginning of the month to which a Target Month End Product Volume relates, Aron may change such Target Month End Product Volume; provided that if such change contemplates an increase in the Target Month End Product Volume, such increase shall not be greater than the excess of the Company’s projected production run for such month over the third party sales of such Product that are then committed or reasonably expected to be executed and delivered during such month, and if such change contemplates a decrease in the Target Month End Product Volume, such decrease shall be consistent, in Aron’s reasonable judgment, with the Company’s capacity to achieve sales under the Marketing and Sales Agreement, taking into account the Company’s projected production run and for gasoline and jet maximum volume delivery cycles on the Colonial Pipeline System, to yield such reduced Target Month End Product Volume. Furthermore Aron shall not increase or decrease its Target Month End Product Volume for Catfeed to such an extent as would be reasonably likely to adversely affect, in any material respect, the Company’s refining operations; and in no event shall an increase or decrease in the Target Month End Product Volume for Catfeed exceed 40,000 Barrels.
(n)    After Aron has established a Target Month End Product Volume, it may change such Target Month End Product Volume if one of the following occurs: (i) the Actual Month End Product Volume is below the minimum of the Operational Volume Range or (ii) the Actual Month End Product Volume is above the maximum of the Operational Volume Range, in which case Aron may change its Target Month End Product Volume for such month to equal the Actual Month End Product Volume.

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Aron must notify the Company of its intent to make this change within four (4) Business Days after the end of such Delivery Month. The Company may dispute this change within one (1) Business Day after receiving such notification from Aron. In all cases described above, the changed Target Month End Product Volume affects only the subject month and does not impact the calculation of the Target Month End Product Volume in subsequent months.
(o)    The Target Month End Product Volume will be adjusted in accordance with the procedure for Excluded Transactions as described in the Marketing and Sales Agreement.
In addition, Aron may adjust the Target Month End Product Volume with the consent of the Company.
7.3    Monthly Working Capital Adjustment. Promptly after the end of each month, Aron shall determine the Monthly Working Capital Adjustment.
7.4    Monthly Product Sale Adjustments. For each calendar month (or portion thereof) during the term of the Marketing and Sales Agreement and each Product Group, Aron shall determine whether an amount is due by one party to the other (for each Product Group, a “Monthly Product Sale Adjustment”) in accordance with the following terms and conditions:
(e)    For each Product Group and relevant period, Aron shall determine (i) the aggregate quantity of barrels of such Product Group sold during such period under Product Purchase Agreements and Company Purchase Agreements, (ii) the aggregate quantity of barrels of such Product Group sold under Excluded Transaction executed pursuant to Section 2.2(c) of the Marketing and Sales Agreement and (iii) the Aggregate Receipts (as defined below);
(f)    If, for any Product Group and relevant period, (i) the Aggregate Receipts exceeds the Index Value (as defined below), then the Monthly Product Sale Adjustment for that Product Group shall equal such excess and shall be due to the Company and (ii) the Index Value exceeds the Aggregate Receipts, then the Monthly Product Sale Adjustment for that Product Group shall equal such excess and shall be due to Aron;
(g)    If Aron determines that any Monthly Product Sale Adjustment is due, it will include its calculation of such amount in the documentation provided to the Company for the relevant period pursuant to Section 10.2 hereof and such Monthly Product Sale Adjustment shall be incorporated as a component of the Monthly True-up Amount due for such period which, if due to the Company, shall be expressed as a positive number and, if due to Aron, shall be expressed as a negative number; and
(h)    As used herein:

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(i)    “Aggregate Receipts” shall mean, for any Product Group and relevant period, the sum of (x) the actual aggregate purchase value invoiced by Aron for all quantities of such Product Group that Aron delivered during such period (without giving effect to any offsetting Excluded Transactions) under Product Purchase Agreements with Customers and under Company Purchase Agreements with Company Purchasers (as defined in the Marketing and Sales Agreement) and (y) for any Excluded Transaction executed pursuant to Section 2.2(c) of the Marketing and Sales Agreement, the aggregate purchase price that would have been payable under the proposed Product Purchase Agreement in connection with which such Excluded Transaction was executed;
(ii)    “Index Value” shall mean, for any Product Group and relevant period, the product of (A) the sum of the aggregate quantity of barrels of such Product Group sold during such period (without giving effect to any offsetting Excluded Transactions) under Product Purchase Agreements and Company Purchase Agreements and the quantity of sales for such period covered by clause (y) of the definition of Aggregate Receipts, multiplied by (B) the Long Product FIFO Price for that Product Group and period.
7.5    Monthly Cover Costs. If, for any calendar month (or portion thereof), Aron reasonably determines that, as a result of the Company’s failure to produce the quantities of Product projected under this Agreement or the Company’s failure to comply with its obligations under the Marketing and Sales Agreement, Aron retains insufficient quantities of Product to comply with its obligations to any third parties or the Company, whether under Product Purchase Agreements, Company Purchase Agreements or Excluded Transactions, and Aron incurs any additional costs and expenses in procuring Product from other sources for purposes of covering such delivery obligations or the shortfall in the quantity held for its account (collectively, “Monthly Cover Costs”), then the Company shall be obliged to reimburse Aron for such Monthly Cover Costs. If Aron determines that any Monthly Cover Costs are due to it, Aron shall promptly communicate such determination to the Company and, subject to any mitigation of such costs actually achieved by the Company, include the calculation of such amount in the documentation provided to the Company for the relevant period pursuant to Section 10.2 hereof and such Monthly Cover Costs shall be incorporated as a component of the Monthly True-up Amount due for such period hereunder.
7.6    Monthly Excluded Transaction Fee. For any barrel of gasoline or jet fuel delivered by Aron under an Excluded Transaction (net of any purchases under Excluded Transactions), Aron shall be obligated to pay to the Company an amount equal to the applicable Per Barrel Adjustment (as set forth in Schedule K to this Agreement). For each calendar month, Aron shall determine the net quantities of gasoline and jet fuel delivered during such month under Excluded Transactions and the aggregate amount due under this Section 7.6 as a result of such deliveries (the “Monthly Excluded Transaction Fee”). In addition, in computing the Monthly Excluded Transaction Fee, no fee shall be due with respect to any barrels subject to an Excluded Transaction Pair (as defined in the Marketing and Sales Agreement). If any Monthly Excluded Transaction Fee is due to the Company for any period, Aron will include its calculation of such amount in the documentation provided to the Company for the relevant period pursuant to Section 10.2 hereunder and such Monthly Excluded Transaction Fee shall be incorporated as a component of the Monthly True-up Amount due for such period.

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ARTICLE 8

PURCHASE AND DELIVERY OF PRODUCTS
8.1    Purchase and Sale of Products. Aron agrees to purchase and receive from the Company, and the Company agrees to sell and deliver to Aron, the entire Products output of the Refinery from and including the Commencement Date through the end of the Term of this Agreement, at the prices determined pursuant to this Agreement and otherwise in accordance with the terms and conditions of this Agreement.
8.2    Delivery and Storage of Products.
(c)    Unless otherwise agreed by Aron, all Products shall be delivered by the Company to Aron at the Products Delivery Point into the Product Storage Tanks, on an FOB basis. Title and risk of loss to the Products so delivered to Aron shall pass from the Company to Aron as such Products pass the Products Delivery Point.
(d)    Aron shall have exclusive right to store Products in the Product Storage Tanks as provided in the Storage Facilities Agreement.
8.3    Expected Yield and Estimated Output.
(i)    On or before the Commencement Date, the Company will provide to Aron an expected Product yield for the Refinery based on its then current operating forecast for the Refinery (the “Initial Estimated Yield”). From time to time, based on its then current operating forecast for the Refinery, the Company may provide to Aron a revised expected Product yield for the Refinery (each, a “Revised Estimated Yield” and, together with the Initial Estimated Yield, an “Estimated Yield”).
(j)    On the Commencement Date and thereafter at least five (5) Business Days prior to each month, the Company shall, based on the then current Estimated Yield and such other operating factors as it deems relevant, prepare and provide to Aron an estimate of the Product quantities it expects to deliver to Aron during such month (each, a “Monthly Product Estimate”).
8.4    Delivered Quantities. For each Delivery Date, the Company shall provide to Aron, by no later than 1:00 p.m. CPT on the next Business Day (except (i) in the case of Friday and Saturday, then by the following Monday and (ii) in the case of Sunday and Monday, then by the following Tuesday), meter tickets or tank gauge readings confirming the Measured Product Quantity in each Product Storage Tank for each Product delivered during that Delivery Date.
8.5    Title and Risk of Loss. Title and risk of loss to Products shall pass from the Company to Aron as Products pass the Product Delivery Point.
8.6    Product Specifications. The Company agrees that all Products sold to Aron hereunder shall conform to the respective specifications set forth on Schedule A hereto or to such other specifications as are from time to time agreed upon by the Parties.

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8.7    Purchase Price of Products. The per unit price for each type of Product sold to Aron hereunder shall equal the Long Product FIFO Price specified for such Product (the “Product Cost”), subject to application of the relevant prices as provided in Schedule B hereto and calculation of the Monthly Product True-up Amount as provided for in Schedule C hereto.
8.8    Resale of Products.
(a)    The Parties will endeavor, in good faith, to cause each of the Company’s existing commitments to sell Product to a third party (an “Existing Sales Commitments”) to be assigned by the Company to Aron pursuant to an assignment agreement in form and substance satisfactory to Aron. Any Existing Sales Commitment that is so assigned shall constitute an “Assigned Sales Commitment” for purposes hereof. The Parties acknowledge that an assignment of an Existing Sales Commitment may not occur for various reasons, including the refusal of the purchaser thereunder to consent to such assignment or Aron’s determination that it does not wish to have a direct contractual relationship with such purchaser.
(b)    The Company agrees that, except for the Existing Sales Commitments, the Company will not enter into any other commitments to sell Products unless permitted in accordance with the Marketing and Sales Agreement or otherwise consented to by Aron in writing.
8.9    Material Product Grade Changes. If either the Company or Aron concludes in its reasonable judgment that the specifications or the mix of the constituents of a Pricing Group produced, or projected to be produced, differ materially from those that have generally been produced by the Refinery, then the Company and Aron will endeavor in good faith to mutually agree on (i) acceptable price indices for such Product, and (ii) a settlement payment from one party to the other sufficient to compensate the Parties for the relative costs and benefits to each of the price differences between the prior price indices and the amended price indices.

ARTICLE 9

ANCILLARY COSTS; MONTH END INVENTORY; CERTAIN DISPOSITIONS
9.1    Ancillary Costs.
(e)    The Company agrees to reimburse Aron for all Ancillary Costs incurred by Aron (regardless of whether the Crude Oil and/or Products to which any such Ancillary Costs related have been received by or delivered to any Party). Such reimbursement shall occur on a monthly basis as part of the Monthly True-up in Section 10.2 below, except that Aron may require that any such Ancillary Costs be reimbursed on demand in the event that (i) a Default or Event of Default has occurred and is continuing, (ii) upon the Expiration Date of the Agreement or (iii) the aggregate amount of unreimbursed Ancillary Costs at any time exceeds $2,000,000, but only in respect of such excess. Aron shall promptly provide the Company with copies of

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all invoices for Ancillary Costs incurred by Aron. All refunds or adjustments of any type received by Aron related to any Ancillary Costs shall be reflected in the Monthly True-up Amount as provided in Section 10.2 below.
(f)    Without limiting the foregoing, if Aron has reasonably determined (based on its experience in any one or more of the three preceding months) that it expects the amount of Ancillary Costs for an upcoming month to exceed $2,000,000, Aron may require that its estimate of such Ancillary Costs (to the extent of such excess) be paid in equal installments as part of each Net Payment made during such month, with the actual amount of such Ancillary Costs (net of such estimated payment) to be incorporated as a component of the Monthly True-up Amount payable in the next month.
9.2    Month End Inventory.
(k)    As of 11:59:59 p.m., CPT, on the last day of each month, the Company shall apply the Volume Determination Procedures to the Crude Storage Tanks and the Product Storage Tanks, and based thereon shall determine for such month (i) the aggregate volume of Crude Oil held in the Crude Storage Tanks at that time (the “Actual Month End Crude Volume”) and (ii) for each Product, the aggregate volume of such Product held in the Product Storage Tanks at that time (each, an “Actual Month End Product Volume”). The Company shall notify Aron of the Actual Month End Crude Volume and each Actual Month End Product Volume by no later than 5:00 p.m. CPT on the second Business Day thereafter.
(l)    Aron may, or may have Supplier’s Inspector, witness all or any aspects of the Volume Determination Procedures as Aron shall direct.
9.3    Disposition Following Force Majeure.
(d)    Notwithstanding anything to the contrary, if Aron decides or is required, due to an event of Force Majeure affecting either party or otherwise, to sell to any unrelated third parties, in arm’s length transactions, any quantities of Crude Oil that, based on the then current Monthly Crude Forecast or Weekly Projection, Aron would reasonably have expected to have sold to the Company (any quantity of Crude Oil so disposed of by Aron being referred to as a “Disposed Quantity”), then the Company shall be obligated to pay to Aron an amount equal to the difference between the price at which such Disposed Quantity would have been sold to the Company, minus the amount realized in the sale to a third party (the “Disposition Amount”). In no event shall the Disposed Quantity exceed the aggregate amount of Crude Oil that the Company would have been expected to purchase based on their current Monthly Crude Forecast or Weekly Projection for the period during which the Company is unable to take delivery of Crude Oil as the result of the Force Majeure event or otherwise.

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(e)    In connection with its selling any Disposed Quantity, Aron shall promptly determine the Disposition Amount and issue to the Company an invoice for such amount. The Company shall pay to Aron the invoiced amount no later than the second Business Day after the date of such invoice. If, in connection with the sale of any Disposed Quantity, the Disposition Amount is a negative number, then Aron shall pay the amount of such excess to the Company no later than the second Business Day after the date of such invoice.
ARTICLE 10

PAYMENT PROVISIONS
10.1    Weekly Net Payments.
(m)    For each Production Week, Aron shall provide the Company with a net settlement statement in connection with each Production Week setting forth (i) the Weekly Supply Value (as defined below) and (ii) the Weekly Product Value (as defined below) as per the scheduled dates to be agreed on or before the Commencement Date. Provided no Default or Event of Default has occurred and is continuing, the Net Payment for any week shall be calculated as set forth below. Aron shall notify the Company of the Net Payment for a Production Week by the close of business on the first Business Day following such Production Week. The Net Payment for any Production Week shall be due from the Party owing such amount on the applicable Payment Date specified on Schedule G hereto; provided that in no event shall payment be due earlier than two (2) Business Days after Aron has provided notification of the Net Payment for a Production Week.
(n)    If a Default or an Event of Default has occurred and is continuing, then the Non-Defaulting Party may, at its option and without limiting any other rights or remedies it may have hereunder or otherwise, suspend the requirement under Section 10.1(a) that payments be made weekly on a net basis and in lieu thereof the Defaulting Party shall be required to pay all amounts upon demand.
(o)    As used herein, the “Weekly Supply Value” shall be calculated as follows:
(i)    Using the Tank Balance Volume Report (a form of which is attached hereto as Schedule H) provided by the Company, Aron will calculate the “Crude Consumption Volume” for each Crude Storage Tank as follows: Beginning Inventory plus Receipts minus Ending Inventory, each as reflected on the Tank Balance Volume Report. To obtain the “Daily Crude Consumption Volume” Aron will sum the Crude Consumption Volumes for the Crude Oil Group. The “Weekly Consumption Volume” shall be equal to the sum of the Daily Crude Consumption Volumes for each day in the Production Week.

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(ii)    Aron will use the Contract Nominations for the respective Delivery Month to allocate the Weekly Consumption Volume among those crude grades included in the Contract Nominations. For each crude grade so nominated, Aron will determine a “Grade Percentage” which shall be equal to the nominated volume of such crude grade divided by the total volume of crude nominated.
(iii)    The “Weekly Grade Value” shall be an amount equal to (1) the Weekly Consumption Volume, multiplied by (2) the applicable Grade Percentage, multiplied by (3) the applicable Weekly Price, as set forth on Schedule B, plus $0.20 per barrel, multiplied by (4) negative one “-1”.
(iv)    The “Weekly Supply Value” shall be an amount equal to sum of all applicable Weekly Grade Values for the Production Week.
(p)    As used herein, the “Weekly Product Value” shall be calculated as follows:
(i)    Using the Tank Balance Volume Report provided by the Company, Aron will calculate the “Production Volume” for each Products Storage Tank as follows: Ending Inventory plus Sales (determined on a net volume basis) minus Beginning Inventory, each as reflected on the Tank Balance Volume Report. To obtain the “Daily Production Volume” for each Product Group, Aron will sum the Production Volumes for each of the applicable Products Storage Tanks as set forth on Schedule P. The “Weekly Production Volume” shall be equal to the sum of the Daily Production Volumes by Product Group for each day in the Production Week.
(ii)    For each Product Group, the “Weekly Product Value” shall be an amount equal to (1) the Weekly Production Volumes, multiplied by (2) the applicable Weekly Price, as set forth on Schedule B.
(iii)    The “Total Weekly Product Value” shall be an amount equal to sum of all applicable Weekly Product Values for all Product Groups for the Production Week.
(q)    The “Net Weekly Payment” shall be an amount equal to the sum of (1) the Total Weekly Product Value and (2) the Weekly Supply Value. If this is a negative amount, the absolute value will represent an amount payable to Aron and if this is a positive amount, it will represent an amount payable to the Company.
(r)    If the Commencement Date occurs prior to the first day of the first Production Week, then (i) for purposes of determining the Weekly Supply Value for that Production Week, the Beginning Inventory shall be deemed to equal the Commencement Date Crude Oil Volume, but in all other respects the Weekly Supply Value shall be determined solely based on activities occurring during such Production

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Week and (ii) for purposes of determining the Weekly Product Value of each Product Group for that Production Week, the Beginning Inventory shall be deemed to be equal the Commencement Date Product Volume for that Product Group, but in all other respects the Weekly Product Value shall be determined solely based on activities occurring during such Production Week.
10.2    Monthly True-Up Amount.
(f)    Aron will use commercially reasonable efforts to provide to the Company, within fifteen (15) Business Days after the end of any calendar month, a calculation and appropriate documentation to support such calculation for such month for a monthly true-up payment (the “Monthly True-up Amount”). The Monthly True-up Amount for any month shall be equal to:
(iii)    the Monthly Crude Oil True-up Amount (as defined in Schedule C hereto); plus
(iv)    the Aggregate Monthly Product True-up Amount (as defined in Schedule C hereto), minus
(v)    the Ancillary Costs for such month, plus
(vi)    the Monthly Excluded Transaction Fee, plus
(vii)    the Monthly Product Sales Adjustment, minus
(viii)    the Monthly Cover Costs, plus
(ix)    the Monthly Working Capital Adjustment, plus
(x)    any other amount then due from Aron to the Company under this Agreement or any other Transaction Document, minus
(xi)    any other amount then due from the Company to Aron under this Agreement or any other Transaction Document.
If the Monthly True-up Amount is a positive number, such amount shall be due from Aron to the Company, and if the Monthly True-up Amount is a negative number, then the absolute value thereof shall be due from the Company to Aron. The Company shall pay any Monthly True-up Amount due to Aron within two (2) Business Days after the Company’s receipt of the monthly invoice and all related documentation supporting the invoiced amount. Aron shall pay any Monthly True-up Amount due to the Company within two (2) Business Days after making its definitive determination of such amount.
(g)    For purposes of determining the amounts due under clauses (i) and (ii) of Section 10.2(a), the definitions and formulas set forth in Schedule C hereto

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shall apply and for purposes of determining the amount due under clause (vii) of Section 10.2(a), the definitions and formula set forth in Schedule L hereto shall apply.
(h)    For purposes of determining the Monthly Crude Oil True-up Amount for the first month of the Term hereof, and notwithstanding anything to the contrary in Schedule C hereto:
(i)    the “Short Crude FIFO Position” as of the end of the prior month (i.e., May 2010) shall equal the lesser of (x) zero and (y) the Commencement Date Crude Oil Volume minus the Target Month End Crude Volume as of the Commencement Date;
(ii)    the “Long Crude FIFO Position” as of the end of the prior month shall equal the greater of (x) zero and (y) the Commencement Date Crude Oil Volume minus the Target Month End Crude Volume as of the Commencement Date; and
(iii)    the “FIFO Sale Price from Prior Month” shall equal the “Step-in Price” for Crude Oil as determined pursuant to Schedule B hereto.
(i)    For the purposes of determining each Monthly Product True-up Amount for the first month of the Term hereof, and notwithstanding anything to the contrary in Schedule C hereto:
(i)    the “Short Product FIFO Position” as of the end of the prior month (i.e., May 2010) for a particular Product Group shall equal the lesser of (x) zero and (y) the Commencement Date Product Volume for that Product Group minus the Target Month End Product Volume as of the Commencement Date for that Product Group;
(ii)    the “Long Product FIFO Position” as of the end of the prior month shall equal the greater of (x) zero and (y) the Commencement Date Product Volume for that Product Group minus the Target Month End Product Volume as of the Commencement Date for that Product Group; and
(iii)    the “Product FIFO Purchase Price from Prior Month” shall equal the “Step-in Price” for such Product Group as determined pursuant to Schedule B hereto.
(j)    If the Commencement Date occurs prior to the first day of the first Production Week, then no Monthly True-up Amount shall be due for the period from such Commencement Date through the day preceding the first day of such Production Week and the Monthly True-up Amount for the month of June 2010 shall be determined by using the Commencement Date Crude Oil Volume as the “Actual Month Beginning Crude Volume” for purposes of the computations on Schedule C and the respective Commencement Date Product Volumes as the “Actual Month

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Beginning Product Volumes” for purposes of the computations on Schedule C, in each case with respect to June 2010.
10.3    Invoices.
(a)    Invoices shall be prepared and submitted in accordance to Schedule J hereto.
(b)    If the Company in good faith disputes the amount of any invoice issued by Aron relating to any amount payable hereunder (including Net Payments, Monthly True-up Amounts or Ancillary Costs), it nonetheless shall pay Aron the full amount of such invoice by the due date and inform Aron in writing of the portion of the invoice with which it disagrees and why; provided that to the extent that the Company promptly informs Aron of a calculation error that is obvious on its face, the Company shall pay Aron the undisputed amounts and may retain such disputed amount pending resolution of such dispute. The Parties shall cooperate in resolving the dispute expeditiously. If the Parties agree that the Company does not owe some or all of the disputed amount or as may be determined by a court pursuant to Article 23, Aron shall return such amount to the Company, together with interest at the Fed Funds Rate from the date such amount was paid, within two (2) Business Days from, as appropriate, the date of their agreement or the date of the final, non-appealable decision of such court. Following resolution of any such disputed amount, Aron will issue a corrected invoice and any residual payment that would be required thereby will be made by the appropriate Party within two (2) Business Days. To the extent that the Existing Procurement Contract permits disputed amounts to be retained pending resolution of disputes, the Parties agree to permit disputed amounts to be retained hereunder on the same terms, notwithstanding anything hereunder to the contrary.
10.4    Other Feedstocks. If Aron procures any catfeed or other non-Crude Oil feedstocks for the Company to run at the Refinery, the parties shall agree in connection with such procurement upon terms for incorporating the purchase of such feedstocks into the weekly and monthly settlements contemplated by Sections 10.1 and 10.2 above.
10.5    Interest. Interest shall accrue on late payments under this Agreement at the Default Interest Rate from the date that payment is due until the date that payment is actually received by Aron.
10.6    Payment in Full in Same Day Funds. All payments to be made under this Agreement shall be made by telegraphic transfer of same day funds in U.S. Dollars to such bank account at such bank as the payee shall designate in writing to the payor from time to time. Except as expressly provided in this Agreement, all payments shall be made in full without discount, offset, withholding, counterclaim or deduction whatsoever for any claims which a Party may now have or hereafter acquire against the other Party, whether pursuant to the terms of this Agreement or otherwise.

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ARTICLE 11

INDEPENDENT INSPECTORS; STANDARDS OF MEASUREMENT
11.1    Aron shall be entitled to have Supplier’s Inspector present at any time the Volume Determination Procedures are to be applied in accordance with the terms of this Agreement and to observe the conduct of Volume Determination Procedures.
11.2    In addition to its rights under Section 11.1, Aron may, from time to time during the Term of this Agreement, upon reasonable prior notice to the Company, at Aron’s own cost and expense, have Supplier’s Inspector conduct surveys and inspections of any of the Storage Facilities or observe any Crude Oil or Product transmission, handling, metering or other activities being conducted at such Storage Facilities or the Delivery Points; provided that such surveys, inspections and observations shall not interfere with the ordinary course of business being conducted at such Storage Facilities or the Refinery.
11.3    In the event that recalibration of meters, gauges or other measurement equipment is requested by Aron such as “strapping,” the Parties shall select a mutually agreeable certified and licensed independent petroleum inspection company (the “Independent Inspection Company”) to conduct such recalibration. The cost of the Independent Inspection Company is to be shared equally by the Company and Aron.
11.4    Standards of Measurement. All quantity determinations herein will be corrected to sixty (60) degrees Fahrenheit based on a U.S. gallon of two hundred thirty-one (231) cubic inches and forty-two (42) gallons to the Barrel, in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables (Table 6A of ASTM-IP for Feedstocks and Table 6B of ASTM-IP for Products).
ARTICLE 12

FINANCIAL INFORMATION; CREDIT SUPPORT; AND ADEQUATE ASSURANCES
12.1    Provision of Financial Information. The Company shall provide Aron (i) within ninety (90) days following the end of each of its fiscal years, a copy of the annual report, containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within forty-five (45) days after the end of its first three fiscal quarters of each fiscal year, a copy of the quarterly report, containing unaudited consolidated financial statements for such fiscal quarter; provided that so long as the Company is required to make public filings of its quarterly and annual financial results pursuant to the Exchange Act, such filings are available on the SEC’s EDGAR database and such filings are made in a timely manner, then the Company will not be required to provide such annual or quarterly financial reports to Aron except as provided in the following sentence. To the extent that the Company has agreed to provide any financial statements or other financial information to any noteholder, it will provide such financial information to Aron to the same extent and at the same time as such information is provided to such other party. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAAP or such other principles then in effect.

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12.2    Additional Information. Upon reasonable notice, the Company shall provide to Aron such additional information as Aron may reasonably request to enable it to ascertain the current financial condition of the Company, including product reports in the form of Schedule S hereto.
12.3    Notification of Certain Events. The Company shall notify Aron within one (1) Business Day after learning of any of the following events:
(xii)    The Company’s or any of its Affiliates’ binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of the Refinery assets; or
(xiii)    The Company’s or any of its Affiliates’ binding agreement to consolidate or amalgamate with, merge with or into, or transfer all or substantially all of its assets to, another entity (including an Affiliate).
12.4    Credit Support.
(c)    As a condition to Aron’s entering into this Agreement, the Company has agreed to provide to Aron, as credit support and margin for the prompt and complete performance of all of the Company’s obligations hereunder, the Standby LC, provided that all costs and expenses (including but not limited to the reasonable costs, expenses, and external attorneys’ fees of Aron) of establishing, renewing, substituting, canceling, increasing, and reducing the amount of (as the case may be) the Standby LC shall be borne by the Company.
(d)    The Standby LC may be transferred by Aron only as follows: (i) Aron may, without the Company’s consent, transfer the Standby LC to any party that assumes all of Aron’s obligations under this Agreement and the other Transaction Documents, and (ii) Aron may, with the Company’s consent, transfer the Standby LC to any party.
(e)    Nothing in this Section 12.4 shall limit any rights of Aron under any other provision of this Agreement, including under Article 18 below.
(f)    For each calendar quarter (or portion thereof) during the Term hereof, commencing on June 1, 2010, Aron shall pay to the Company in arrears on each March 31, June 30, September 30 and December 31, an amount equal to 1.20% of the daily average of the Required Available Amount during such quarter (or portion thereof) multiplied by a fraction, the numerator of which is the aggregate number of days in such period and the denominator of which is 360; provided that, for each quarter (or portion thereof), such amount shall become due and payable only if no Event of Default of the type referred to in clause (j) or (k) of Section 18.1 shall have occurred during such period and, at the time Aron’s payment is due, there is then no uncured payment default by the Company under the Standby Letter of Credit Facility Agreement; and provided further that, if by noon, CPT, on any such payment date

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the Company has not provided to Aron reasonable evidence (such as a wire transfer order and reference number) confirming the Company’s payment of the fee due on that date under the Standby Letter of Credit Facility Agreement, then Aron's payment pursuant to this provision (subject to the preceding proviso) shall not be due until the next Business Day.
12.5    Adequate Assurances. If, during the Term of this Agreement, a Material Adverse Change has occurred with respect to the Company and is continuing, then Aron may notify the Company thereof and demand in writing that the Company provide to Aron adequate assurance of the Company’s ability to perform its obligations hereunder. Such adequate assurance may take the form of a prepayment from the Company to Aron in such amount as Aron reasonably deems sufficient, a provision of additional credit support in the form of letters of credit, third party guaranties and/or collateral security in such forms and amount and provided by such parties as Aron reasonably deems sufficient or such other form of assurance as Aron reasonably deems sufficient, in each case taking into account such Material Adverse Change. If such adequate assurance is not received within 10 Business Days after such demand by Aron, then such failure shall constitute an Event of Default by the Company under clause (h) of Section 18.1.
12.6    Actions Following an LC Event.
(a)    If an LC Event of the type described in clause (i) of the definition thereof shall occur with respect to the Standby LC, then Aron shall endeavor, in good faith and in a commercially reasonable manner, with the Company’s reasonable cooperation, to arrange for the replacement of such Standby LC with a new Standby LC that has an expiry date occurring at least six (6) months after the issuance date of such replacement Standby LC (or, if earlier, two (2) weeks after the Termination Date) and as to which no LC Event has occurred.
(b)    If an LC Event of the type described in clause (ii)(a) of the definition thereof shall occur with respect to the Standby LC, then Aron shall endeavor, in good faith and in a commercially reasonable manner, with the Company’s reasonable cooperation, to arrange for either (i) a renewal or extension of such Standby LC for a period of at least six (6) months after the date on which such renewal or extension becomes effective (or, if earlier, two (2) weeks after the Termination Date) or (ii) the replacement of such Standby LC with a new Standby LC that has an expiry date occurring at least 6 months after the issuance date of such replacement Standby LC and as to which no LC Event has occurred.
(c)    If an LC Event of the type described in clause (ii)(b) of the definition thereof shall occur with respect to the Standby LC, then Aron shall endeavor, in good faith and in a commercially reasonable manner, with the Company’s reasonable cooperation, to arrange for either (i) an amendment of such Standby LC to increase its available amount to the Required Available Amount then in effect or (ii) the replacement of such Standby LC with a new Standby LC that has an expiry date occurring at least six (6) months after the issuance date of such replacement Standby

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LC (or, if earlier, two (2) weeks after the Termination Date) and as to which no LC Event has occurred.
(d)    The Parties acknowledge and agree that the only collateral that will be made available to support the Standby Letter of Credit Facility by the Company shall be the “ABL” collateral as defined in the Indenture and the Intercreditor Agreement related thereto.
12.7    Failure to Cure an LC Event.
(a)    Subject to Section 12.7(b), if an LC Event has occurred with respect to the Standby LC and the Standby LC has not been renewed, extended, amended or replaced as provided in Section 12.6 above within thirty (30) days after the occurrence of such LC Event, then for so long as such LC Event continues, Aron may, at its option, require by written notice to the Company that the Parties terminate this Agreement on a date occurring at least fifteen (15) days prior to the expiry date of such Standby LC in accordance with the provisions of Article 19. If Aron makes such election, but the Parties are unable to effect such termination at least fifteen (15) days prior to such expiry date, then at any time thereafter Aron shall be entitled to draw under the Standby LC to the extent it is then available; provided that nothing in this provision shall be deemed to limit Aron’s right to draw under the Standby LC in connection with the occurrence of any other Event of Default hereunder.
(b)    If, despite its endeavors under Section 12.6(a), (b) or (c), as applicable, Aron does not procure a replacement Standby LC and at the time Aron so endeavored, one or more Affiliates of Aron were not prevented by Applicable Law or internal policies or procedures from issuing a standby letter of credit to Aron and such issuances would not impose prohibitive or extraordinary costs or charges (including capital charges) on such Affiliates, then such LC Event shall not become an LC Default.
ARTICLE 13

REFINERY TURNAROUND, MAINTENANCE AND CLOSURE
13.1    The Company shall promptly notify Aron in writing of the date for which any maintenance or turnaround at the Refinery has been scheduled, or any revision to previously scheduled maintenance or turnaround, which may affect receipts of Crude Oil at the Refinery or the Storage Facilities, the processing of Crude Oil in the Refinery or the delivery of Products to Aron or by Aron to any third parties; provided that, in any event, such notice shall have been given at least twenty (20) Business Days prior to the commencement of such maintenance or turnaround. The Parties shall cooperate with each other in establishing maintenance and turnaround schedules that do not unnecessarily interfere with the receipt of Crude Oil that Aron has committed to purchase or the delivery of Products that Aron has committed to sell.

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13.2    The Company immediately shall notify Aron orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and its expected duration.
13.3    In the event of a scheduled shutdown of the Refinery, the Company shall, to the extent feasible, complete processing of all Crude Oil being charged to, processed at or consumed in the Refinery at that time.
ARTICLE 14

TAXES
14.1    The Company shall pay and indemnify and hold Aron harmless against, the amount of all sales, use, gross receipts, value added, severance, valorem, excise, property, spill, environmental, transaction-based, or similar taxes, duties and fees, howsoever designated (each, a “Tax” and collectively, “Taxes”) regardless of the taxing authority, and all penalties and interest thereon, paid, owing, asserted against, or incurred by Aron directly or indirectly with respect to the Crude Oil procured and sold, and the Products purchased and resold, and other transactions contemplated hereunder to the greatest extent permitted by applicable law; in the event that the Company is not permitted to pay such Taxes, the amount due hereunder shall be adjusted such that the Company shall bear the economic burden of the Taxes. The Company shall pay when due such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be contemporaneously provided to Aron. To the extent Aron is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as separately stated charges and paid in full by the Company in accordance with this Agreement, unless the Company is exempt from such Taxes and furnishes Aron with a certificate of exemption. Aron shall be responsible for all taxes imposed on Aron’s net income.
14.2    If the Company disagrees with Aron’s determination that any Tax is due with respect to transactions under this Agreement, the Company shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, the Company shall have the right to contest any asserted claim for such Taxes in its own name, subject to its agreeing to indemnify Aron for the entire amount of such contested Tax (including any associated interest and/or late penalties) should such Tax be deemed applicable. Aron agrees to reasonably cooperate with the Company, at the Company’s cost and expense, in the event the Company determines to contest any such Taxes.
14.3    The Company and Aron shall promptly inform each other in writing of any assertion by a taxing authority of additional liability for Taxes in respect of said transactions. Any legal proceedings or any other action against Aron with respect to such asserted liability shall be under Aron’s direction but the Company shall be consulted. Any legal proceedings or any other action against the Company with respect to such asserted liability shall be under the Company’s direction but Aron shall be consulted. In any event, the Company and Aron shall fully cooperate with each other as to the asserted liability. Each party shall bear all the reasonable costs of any action undertaken by the other at the Party’s request.

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14.4    Any other provision of this Agreement to the contrary notwithstanding, this Article 14 shall survive until ninety (90) days after the expiration of the statute of limitations for the assessment, collection, and levy of any Tax.
ARTICLE 15

INSURANCE
15.1    Insurance Coverages. The Company shall procure and maintain in full force and effect throughout the Term of this Agreement insurance coverages of the following types and amounts and with insurance companies rated not less than A- by A.M. Best, or otherwise equivalent in respect of the Company’s properties and operations:
(g)    Property damage coverage on an “all risk” basis in an amount sufficient to cover the market value or potential full replacement cost of all Crude Oil to be delivered to the Company at the Crude Delivery Point and all Products to be delivered to Aron at the Products Delivery Point. In the event that the market value or potential full replacement cost of all Crude Oil and Products exceeds the insurance limits available or the insurance limits available at commercially reasonable rates in the insurance marketplace, the Company will maintain the highest insurance limit available at commercially reasonable rates; provided, however, that the Company will promptly notify Aron of the Company’s inability to fully insure any Crude Oil and Products and provide full details of such inability. Such policies shall be endorsed to name Aron as a loss payee with respect to any of Aron’s Crude Oil or Product in the care, custody or control of the Company. Notwithstanding anything to the contrary herein, Aron, may, at its option and expense, endeavor to procure and provide such property damage coverage for the Crude Oil and Products; provided that to the extent any such insurance is duplicative with insurance procured by the Company, the insurance procured by the Company shall in all cases represent, and be written to be, the primary coverage.
(h)    Comprehensive or commercial general liability coverage and umbrella or excess liability coverage, which includes bodily injury, broad form property damage and contractual liability, products and completed operations liability and “sudden and accidental pollution” liability coverage in the minimum amounts indicated on Schedule F hereto. Such policies shall include Aron as an additional insured with respect to any of Aron’s Crude Oil or Products in the care, custody or control of the Company.
15.2    Additional Insurance Requirements.
(a)    The foregoing policies shall include an endorsement that the underwriters waive all rights of subrogation against Aron.
(b)    The Company shall cause its insurance carriers to furnish Aron with insurance certificates, in Acord form or equivalent, evidencing the existence of the

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coverages and the endorsements required above. The certificates shall specify that insurer will endeavor to mail thirty (30) days written notice prior to cancellation of insurance becoming effective. The Company also shall provide renewal certificates within thirty (30) days before expiration of the policy.
(c)    The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.
(d)    The Company shall comply with all notice and reporting requirements in the foregoing policies and timely pay all premiums.
ARTICLE 16

FORCE MAJEURE
16.1    If a Party is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition of this Agreement (the “Affected Party”), it shall not be liable to the other Party to perform such obligation or condition (except for payment and indemnification obligations) for so long as the event of Force Majeure exists and to the extent that performance is hindered by such event of Force Majeure; provided, however, that the Affected Party shall use any commercially reasonable efforts to avoid or remove the event of Force Majeure. During the period that performance by the Affected Party of a part or whole of its obligations has been suspended by reason of an event of Force Majeure, the other Party (the “Non-Affected Party”) likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations. The Parties acknowledge that if, as a result of a Force Majeure, the Company were to suspend its receipt and/or processing of Crude Oil, then Aron would be entitled to suspend, to a comparable extent, its purchasing of Products.
16.2    The Affected Party shall give prompt oral notice to the Non-Affected Party of its declaration of an event of Force Majeure, to be followed by written notice within twenty-four (24) hours after receiving notice of the occurrence of a Force Majeure event, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Crude Oil or Products affected. The Affected Party also shall promptly notify the Non-Affected Party when the event of Force Majeure is terminated. However, the failure or inability of the Affected Party to provide such notice within the time periods specified above shall not preclude it from declaring an event of Force Majeure.
16.3    In the event the Affected Party’s performance is suspended due to an event of Force Majeure in excess of thirty (30) consecutive days after the date that notice of such event is given, and so long as such event is continuing, the Non-Affected Party, in its sole discretion, may terminate or curtail its obligations under this Agreement affected by such event of Force Majeure (the “Affected Obligations”) by giving notice of such termination or curtailment to the Affected Party, and neither Party shall have any further liability to the other in respect of such Affected Obligations to the extent terminated or curtailed, except for the rights and remedies previously accrued under this Agreement,

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any payment and indemnification obligations by either Party under this Agreement and the obligations set forth in Article 19.
16.4    If any Affected Obligation is not terminated pursuant to this Article 16 or any other provision of this Agreement, performance shall resume to the extent made possible by the end or amelioration of the event of Force Majeure in accordance with the terms of this Agreement; provided, however, that the term of this Agreement shall not be extended.
16.5    The Parties acknowledge and agree that the right of Aron to declare a Force Majeure based upon any failure by a Third Party Supplier to deliver Crude Oil under a Procurement Contract is solely for purposes of determining the respective rights and obligations as between Aron and the Company with respect to any Crude Oil delivery affected thereby, and any such declaration shall not excuse the default of such Third Party Supplier under one or more Procurement Contracts. Any claims that Aron may have as a result of such Third Party Supplier’s failure shall be subject to Section 5.9 hereof and any other applicable provisions of this Agreement relating to claims against third parties.
ARTICLE 17

REPRESENTATIONS, WARRANTIES AND COVENANTS
17.1    Mutual Representations. Each Party represents and warrants to the other Party as of the Effective Date and each sale of Crude Oil hereunder, that:
(e)    It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.
(f)    It is a “forward contract merchant” in respect of this Agreement and this Agreement and each sale of Crude Oil or Products hereunder constitutes a “forward contract,” as such term is used in Section 556 of the Bankruptcy Code.
(g)    It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and in good standing under such laws.
(h)    It has the corporate, governmental or other legal capacity, authority and power to execute and deliver the Transaction Documents and to perform its obligations under this Agreement, and has taken all necessary action to authorize the foregoing.
(i)    The execution, delivery and performance of the Transaction Documents and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby do not violate or conflict with any Applicable Law, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

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(j)    All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to the Transaction Documents have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.
(k)    Its obligations under the Transaction Documents constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).
(l)    No Event of Default or Default has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under the Transaction Documents.
(m)    There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, Governmental Authority, official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under the Transaction Documents.
(n)    It is not relying upon any representations of the other Party other than those expressly set forth in this Agreement.
(o)    It has entered into this Agreement as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of the material terms and risks of the same, and is capable of assuming those risks.
(p)    It has made its trading and investment decisions (including their suitability) based upon its own judgment and any advice from its advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party.
(q)    The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement.
(r)    It is not bound by any agreement that would preclude or hinder its execution, delivery, or performance of this Agreement.

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(s)    Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Crude Oil or Products hereunder who is entitled to any compensation with respect thereto.
None of its directors, officers, employees or agents or those of its Affiliates has received or will receive any commission, fee, rebate, gift or entertainment of significant value in connection with this Agreement.

17.2    Company’s Covenants.
(c)    In the case of any Bankruptcy with respect to the Company, and to the extent permitted by applicable law, the Company intends that (i) Aron’s right to liquidate, collect, net and set off rights and obligations under this Agreement and liquidate and terminate this Agreement shall not be stayed, avoided, or otherwise limited by the Bankruptcy Code, including sections 362(a), 547, 548 or 553 thereof; (ii) Aron shall be entitled to the rights, remedies and protections afforded by and under, among other sections, sections 362(b)(6), 362(b)(17), 362((b)(27), 362(o), 546(e), 546(g), 546(j), 548(d), 553, 556, 560, 561 and 562 of the Bankruptcy Code; and (iii) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to the transactions contemplated hereby shall constitute “margin payments” as defined in section 101(38) of the Bankruptcy Code and all payments for, under or in connection with the transactions contemplated hereby, shall constitute “settlement payments” as defined in section 101(51A) of the Bankruptcy Code.
(d)    The Company agrees that it shall have no interest in or the right to dispose of, and shall not permit the creation of, or suffer to exist, any security interest, lien, encumbrance, charge or other claim of any nature with respect to, any quantities of Crude Oil prior to the delivery thereof by Aron to the Company at the Feedstock Delivery Point or any quantities of Products after delivery thereof to Aron at the Product Delivery Point (collectively, “Aron’s Property”). The Company authorizes Aron to file at any time and from time to time any Uniform Commercial Code financing statements describing the quantities of Aron’s Property subject to this Agreement and Aron’s ownership thereof and title thereto, and the Company shall execute and deliver to Aron, and the Company hereby authorize Aron to file (with or without the Company’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Aron, as Aron may reasonably request, to provide public notice of Aron’s ownership of and title to the quantities of Aron’s Property subject to this Agreement and to otherwise protect Aron’s interest therein.
17.3    Acknowledgment. The Company acknowledges and agrees that (1) Aron is a merchant of Crude Oil and may, from time to time, be dealing with prospective counterparties, or pursuing trading or hedging strategies, in connection with aspects of Aron’s business which are

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unrelated hereto and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by or for the Company, (2) Aron may, in its sole discretion, determine whether to advise the Company of any potential transaction with a Third Party Supplier and prior to advising the Company of any such potential transaction Aron may, in its discretion, determine not to pursue such transaction or to pursue such transaction in connection with another aspect of Aron’s business and Aron shall have no liability of any nature to the Company as a result of any such determination, (3) Aron has no fiduciary or trust obligations of any nature with respect to the Refinery or the Company, (4) Aron may enter into transactions and purchase Crude Oil or Products for its own account or the account of others at prices more favorable than those being paid by the Company hereunder and (5) nothing herein shall be construed to prevent Aron, or any of its partners, officers, employees or Affiliates, in any way from purchasing, selling or otherwise trading in Crude Oil, Products or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with or subsequent to any transaction under this Agreement.
ARTICLE 18

DEFAULT AND TERMINATION
18.1    Events of Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following shall constitute an “Event of Default”:
(e)    Either Party fails to make payment when due (i) under Section 10.1 or 10.2 hereof, Article 19 hereof or any Company Purchase Agreement within one (1) Business Day after a written demand therefor or (ii) under any other provision hereof or any other Transaction Document within five (5) Business Days; or
(f)    Other than a default described in Sections 18.1(a) and 18.1(c), either Party fails to perform any material obligation or covenant to the other under this Agreement or any other Transaction Document, which is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within ten (10) Business Days after the date that such Party receives written notice that such obligation or covenant has not been performed; or
(g)    Either Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by the Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under the Transaction Documents; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party within ten (10) Business Days after the date that such Party receives notice that corrective action is needed; or
(h)    Either Party becomes Bankrupt; or
(i)    Either Party or any of its Designated Affiliates (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement

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or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three (3) Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf); or
(j)    The Company or any of its Affiliates sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of the assets of the Refinery; or
(k)    The Company or any of its Affiliates (i) consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate) or any such consolidation, amalgamation, merger or transfer is consummated, and (ii) (A)the successor entity resulting from any such consolidation, amalgamation or merger or the Person that otherwise acquires all or substantially all of the assets of the Company or any of its Affiliates does not assume, in a manner satisfactory to Aron, all of the Company’s obligations hereunder and under the other Transaction Documents, or (B) in the reasonable judgment of Aron, the creditworthiness of the resulting, surviving or transferee entity, taking into account any guaranties, is materially weaker than the Company immediately prior to the consolidation, amalgamation, merger or transfer; or
(l)    The Company fails to provide Adequate Assurance in accordance with Section 11.3; or
(m)    There shall occur either (A) a default, event of default or other similar condition or event (however described) in respect of the Company or any of its Affiliates under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than $20,000,000 which has resulted in such Specified Indebtedness becoming due and payable under such agreements and instruments before it would have otherwise been due and payable or (B) a default by the Company or any of its Affiliates (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than $20,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period); or
(n)    An “Event of Default” as defined under the Standby Letter of Credit Facility Agreement shall have occurred and be continuing or an “Event of Default” as defined under the Indenture, dated as of October 2, 2009, among the Company, the guarantors thereto (if any) and Wilmington Trust FSB, as trustee and collateral agent relating to the Company’s 13 ½ % Senior Secured Notes Due 2014 (the “Indenture”) shall have occurred and be continuing; or

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(o)    An LC Default.
The Company shall be the Defaulting Party upon the occurrence of any of the events described in clauses (f), (g), (h), (i), (j) and (k) above.

18.2    Remedies Upon Event of Default.
(a)    Notwithstanding any other provision of this Agreement, if any Event of Default with respect to the Company, on the one hand, or Aron, on the other hand (such defaulting Party, the “Defaulting Party”) has occurred and is continuing, Aron (where the Company is the Defaulting Party) or the Company (where Aron is the Defaulting Party) (such non-defaulting Party or Parties, the “Non-Defaulting Party”) may, without notice, (i) declare all of the Defaulting Party’s obligations under this Agreement to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Defaulting Party and/or (ii) subject to Section 18.2(c), exercise any rights and remedies provided or available to the Non-Defaulting Party under this Agreement or at law or equity, including all remedies provided under the Uniform Commercial Code and as provided under this Section 18.2.
(b)    Notwithstanding any other provision of this Agreement, if an Event of Default has occurred and is continuing with respect to the Defaulting Party, the Non-Defaulting Party shall have the right, immediately and at any time(s) thereafter, to terminate this Agreement (and any other contract or agreement that may then be outstanding among the Parties that relates specifically to this Agreement, including any Transaction Document) and, subject to Section 18.2(c), to liquidate and terminate any or all rights and obligations under this Agreement. The Settlement Amount (as defined below) shall be calculated in a commercially reasonable manner based on such liquidated and terminated rights and obligations and shall be payable by one Party to the others. The “Settlement Amount” shall mean the amount, expressed in U.S. Dollars, of losses and costs that are or would be incurred by the Non-Defaulting Party (expressed as a positive number) or gains that are or would be realized by the Non-Defaulting Party (expressed as a negative number) as a result of the liquidation and termination of all rights and obligations under this Agreement. The determination of the Settlement Amount shall include (without duplication): (w) all reasonable losses and costs (or gains) incurred or realized by the Non-Defaulting Party, as a result of maintaining, terminating or obtaining any Related Hedge, (x) the losses and costs (or gains) incurred or realized by the Non-Defaulting Party in terminating, transferring, redeploying or otherwise modifying any outstanding Procurement Contracts and (y) the losses and costs (or gains) incurred or realized by the Non-Defaulting Party to the extent it elects to dispose of any Crude Oil inventories maintained for purposes of this Agreement. If the Settlement Amount is a positive number it shall be due to the Non-Defaulting Party and if it is a negative number, the absolute value thereof shall be due to the Defaulting Party.

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(c)    The Settlement Amount shall be determined by the Non-Defaulting Party, acting in good faith, in a commercially reasonable manner. The Non-Defaulting Party shall determine the Settlement Amount commencing as of the date on which such termination occurs by reference to such futures, forward, swap and options markets as it shall select in its commercially reasonable judgment; provided that the Non-Defaulting Party is not required to effect such terminations and/or determine the Settlement Amount on a single day, but rather may effect such terminations and determine the Settlement Amount over a commercially reasonable period of time (the last day of which period shall be the “Early Termination Date”). In calculating the Settlement Amount, the Non-Defaulting Party shall discount to present value (in any commercially reasonable manner based on London interbank rates for the applicable period and currency) any amount which would be due at a later date and shall add interest (at a rate determined in the same manner) to any amount due prior to the date of the calculation.
(d)    Without limiting any other rights or remedies hereunder, if an Event of Default has occurred and is continuing and Aron is the Non-Defaulting Party, Aron may, in its discretion, (i) withhold or suspend its obligations, including any of its delivery or payment obligations, under this Agreement, (ii) withdraw from storage any and all of the Crude Oil and/or Products then in the Storage Facilities by the Company, any of its Affiliates or any other parties on behalf of the Company or any such Affiliate, (iii) otherwise arrange for the disposition of any Crude Oil and/or Products subject to outstanding Procurement Contracts and/or the modification, settlement or termination of such outstanding Procurement Contracts in such manner as it elects and (iv) liquidate in a commercially reasonable manner any Credit Support or other margin or collateral, to the extent not already in the form of cash (including drawing down the Standby LC or any other letters of credit held as margin or collateral) and apply and set off such Credit Support, margin or collateral or the proceeds thereof against any obligation owing by the Company to Aron. Aron shall be under no obligation to prioritize the order with respect to which it exercises any one or more rights and remedies available hereunder. The Company shall in all events remain liable to Aron for any amount payable by the Company in respect of any of its obligations remaining unpaid after any such liquidation, application and set off.
(e)    Without limiting any other rights or remedies hereunder, if an Event of Default has occurred and is continuing and the Company is the Non-Defaulting Party, the Company may, in its discretion, (i) withhold or suspend its obligations, including any of its delivery or payment obligations, under this Agreement and/or (ii) otherwise arrange for the settlement or termination of the parties’ outstanding commitments hereunder, the sale in a commercially reasonable manner of Crude Oil and/or Product for Aron’s account, and the replacement of the supply and offtake arrangement contemplated hereby with such alternative arrangements as it may procure.

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(f)    The Non-Defaulting Party shall set off (i) the Settlement Amount (if due to the Defaulting Party), plus any performance security (including Credit Support or any other margin or collateral) then held by the Non-Defaulting Party pursuant to the Transaction Documents, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Defaulting Party hereunder (including under Article 10), against (ii) the Settlement Amount (if due to the Non-Defaulting Party), plus any performance security (including Credit Support or any other margin or collateral) then held by the Defaulting Party, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Non-Defaulting Party hereunder (including under Article 10), so that all such amounts shall be netted to a single liquidated amount payable by one Party to the other (the “Liquidated Amount”). The Party with the payment obligation shall pay the Liquidated Amount to the applicable other Parties within one Business Day after such amount has been determined.
(g)    No delay or failure on the part of the Non-Defaulting Party in exercising any right or remedy to which it may be entitled on account of any Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default.
(h)    The Non-Defaulting Party’s rights under this Section shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise), including any rights of recoupment, setoff, combination of accounts or other rights under any credit support that may from time to time be provided in connection with this Agreement. The Defaulting Party shall indemnify and hold the Non-Defaulting Party harmless from all reasonable costs and expenses, including reasonable attorney fees, incurred in the exercise of any remedies hereunder.
(i)    If an Event of Default has occurred and is continuing, the Non-Defaulting Party may, without limitation on its rights under this Section, set off amounts which the Defaulting Party owes to it against any amounts which it owes to the Defaulting Party (whether hereunder, under any other contract or agreement or otherwise and whether or not then due).
(j)    The Parties acknowledge and agree that this Agreement is intended to be a “master netting agreement” as such term is defined in section 101(38A) of the Bankruptcy Code.
ARTICLE 19

SETTLEMENT AT TERMINATION
19.1    Upon expiration or termination of this Agreement for any reason other than as a result of an Event of Default (in which case the Expiration Date (or any other date that may be agreed by the parties) shall be the “Termination Date”), the Parties covenant and agree to proceed

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as provided in this Article 19; provided that (x) this Agreement shall continue in effect following any Termination Date until all obligations are finally settled as contemplated by this Article 19 and (y) the provisions of this Article 19 shall in no way limit the rights and remedies which the Non-Defaulting Party may have as a result of an Event of Default, whether pursuant to Article 18 above or otherwise:
(k)    If any Procurement Contract does not either (i) by its terms (or the terms under which it was originally assigned to Aron) automatically become assigned (or reassigned) to the Company on and as of the Termination Date in a manner which releases Aron from all obligations thereunder for all periods following the Termination Date or (ii) by its terms, expire or terminate on and as of the Termination Date, then the Parties shall promptly negotiate and enter into, with each of the then existing Third Party Suppliers, assignments, assumptions and/or such other documentation, in form and substance reasonably satisfactory to the Parties, pursuant to which, as of the Termination Date, (i) such Procurement Contract shall be assigned (or reassigned) to the Company or shall be terminated, (ii) all rights and obligations of Aron under each of the then outstanding Procurement Contracts shall be assigned to the Company, (iii) the Company shall assume all of such obligations to be paid or performed following such termination, and (iv) Aron shall be released by such Third Party Suppliers and the Company from any further obligations thereunder. In connection with the assignment or reassignment of any Procurement Contract, the Parties shall endeavor, in a commercially reasonable manner, to facilitate the transitioning of the supply and payment arrangements, including any change in payment terms, under the relevant Procurement Contracts so as to prevent any material disruption in the supply of Crude Oil thereunder.
(l)    If, pursuant to the Marketing and Sales Agreement, any sales commitments are outstanding which, by their terms, extend beyond the Termination Date, then the Parties shall promptly negotiate and enter into, with each of the purchasers thereunder, assignments, assumptions and/or such other documentation, in form and substance reasonably satisfactory to the Parties, pursuant to which, as of the Termination Date, (i) such sales commitment shall be assigned (or reassigned) to the Company or shall be terminated, (ii) all rights and obligations of Aron with respect to each then outstanding sales commitment shall be assigned to the Company, (iii) the Company shall assume all of such obligations to be paid or performed following such termination, and (iv) Aron shall be released by the purchasers thereunder and the Company from any further obligations with respect to such sales commitments. In connection with the assignment or reassignment of any Procurement Contract, the Parties shall endeavor, in a commercially reasonable manner, to facilitate the transitioning of the Product marketing and sales arrangements so as to prevent any material disruption in the distribution of Products from the Refinery.
(m)    In the event that Aron has become a party to any other third party service contract in connection with this Agreement and the transactions contemplated

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hereby, including any pipeline, terminalling, storage and shipping arrangement (an “Ancillary Contract”) and such Ancillary Contract does not by its terms expire or terminate on and as of the Termination Date, then the Parties shall promptly negotiate and enter into with each service provider thereunder such instruments or other documentation, in form and substance reasonably satisfactory to the Parties, pursuant to which as of the Termination Date (i) such Ancillary Contract shall be assigned to the Company or shall be terminated, (ii) all rights and obligations of Aron with respect to each then outstanding Ancillary Contract shall be assigned to the Company, (iii) the Company shall assume all of such obligations to be paid or performed following such termination, and (iv) Aron shall be released by the third party service providers thereunder and the Company from any further obligations with respect to such Ancillary Contract.
(n)    The Parties shall enter into the Step-Out Inventory Sales Agreement, pursuant to which the volume of Crude Oil and Products in the Storage Tanks shall be purchased and transferred as contemplated therein. The Crude Oil volumes measured by the Independent Inspector at the Termination Date and recorded in the Independent Inspector’s final inventory report shall be the “Termination Date Crude Oil Volumes” for the purposes of this Agreement and the Product volumes measured by the Independent Inspector at the Termination Date and recorded in the Independent Inspector’s final inventory report shall be the “Termination Date Product Volumes” for purposes of this Agreement, and such Termination Date Crude Oil Volumes and Termination Date Product Volumes shall collectively be referred to as the “Termination Date Volumes”.
(o)    Aron shall promptly reconcile and determine the Termination Amount pursuant to Section 19.2. The Parties shall promptly exchange all information necessary to determine the estimates and final calculations contemplated by Section 19.2.
(p)    Aron shall have no further obligation to purchase and shall not purchase or pay for Crude Oil or Products, or incur any such purchase obligations on and after the Termination Date. Except as may be required for Aron to fulfill its obligations hereunder until the Termination Date or during any obligatory notice period pursuant to any Procurement Contract, Aron shall not be obligated to purchase, take title to or pay for any Crude Oil or Products following the Termination Date or such earlier date as the Parties may determine in connection with the transitioning of such supply arrangements to the Company. Notwithstanding anything to the contrary herein, no Delivery Date shall occur later than the calendar day immediately preceding the Termination Date.
19.2    Termination Amount.
(a)    The “Termination Amount” shall equal:

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(i)    the Termination Date Purchase Value, which is the aggregate amount payable to Aron under the Step-Out Inventory Sales Agreement, plus
(ii)    all unpaid amounts payable hereunder by the Company to Aron in respect of Crude Oil delivered on or prior to the Termination Date, plus
(iii)    all Ancillary Costs incurred through the Termination Date that have not yet been paid or reimbursed by the Company, plus
(iv)    in the case of an agreed early termination, the amount reasonably determined by Aron as the breakage costs it incurred in connection with the termination, unwinding or redeploying of all Related Hedges as a result of such early termination, plus
(v)    the aggregate amount due under Section 10.2(a) hereof, calculated as of the Termination Date with such date being the final day of the last monthly period for which such calculations are to be made under this Agreement; provided that, if such amount under Section 10.2(a) is due to Aron, then such amount will be included in this Termination Amount as a positive number and if such amount under Section 10.2(a) is due to the Company, then such amount will be included in this Termination Amount as a negative number;
(vi)    any FIFO Balance Final Settlement that is determined to be due pursuant to Schedule N hereto; provided that, if such FIFO Balance Final Settlement is due to Aron, then such amount will be included in this Termination Amount as a positive number and if such amount under Section 10.2(a) would be due to the Company, then such amount will be included in this Termination Amount as a negative number;
(vii)    all unpaid amounts payable hereunder by Aron to the Company in respect of Product delivered on or prior to the Termination Date, minus
(viii)    all amounts due from Aron to the Company under the Marketing and Sales Agreement for services provided up to the Termination Date, minus
(ix)    the amount of the Deferred Portion.
All of the foregoing amounts shall be aggregated or netted to a single liquidated amount owing from one Party to the other. If the Termination Amount is a positive number, it shall be due to Aron and if it is a negative number, the absolute value thereof shall be due to the Company.

(b)    The Parties acknowledge that one or more of the components of the Termination Amount will not able to be definitively determined by the Termination Date and therefore agree that Aron shall, in a commercially reasonable manner, estimate each of such components and use such estimated components to determine an estimate of the Termination Amount (the “Estimated Termination Amount”) plus such additional amount which Aron shall reasonably determine (the “Termination Holdback Amount”); provided that the Termination Holdback Amount shall not exceed the Deferred Portion and shall be added to the Estimated Termination Amount

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as an amount due to Aron. Without limiting the generality of the foregoing, the Parties agree that the amount due under Section 19.2(a)(i) above shall be estimated by Aron in the same manner and using the same methodology as it used in preparing the Estimated Commencement Date Value, but applying the Step-Out Prices as indicated on Schedule B hereto and other price terms provided for herein with respect to the purchase of the Termination Date Volumes. Aron shall use its commercially reasonable efforts to prepare, and provide the Company with, an initial Estimated Termination Amount, together with appropriate supporting documentation, at least five (5) Business Days prior to the Termination Date. To the extent reasonably practicable, Aron shall endeavor to update its calculation of the Estimated Termination Amount by no later than 12:00 noon CPT on the Business Day prior to the Termination Date. If Aron is able to provide such updated amount, that amount shall constitute the Estimated Termination Amount and shall be due and payable by no later than 5:00 p.m. CPT on the Business Day preceding the Termination Date. Otherwise, the initial Estimated Termination Amount shall be the amount payable on the Termination Date. If the Estimated Termination Amount is a positive number, it shall be due to Aron and if it is a negative number, the absolute value thereof shall be due to the Company.
(c)    Aron shall prepare, and provide the Company with, (i) a statement showing the calculation, as of the Termination Date, of the Termination Amount, (ii) a statement (the “Termination Reconciliation Statement”) reconciling the Termination Amount with the sum of the Estimated Termination Amount pursuant to Section 19.2(b) and the Termination Holdback Amount and indicating any amount remaining to be paid by one party to the other as a result of such reconciliation. Within one (1) Business Day after receiving the Termination Reconciliation Statement and the related supporting documentation, the Parties will make any and all payments required pursuant thereto. Promptly after receiving such payment, Aron shall cause any filing or recording of any Uniform Commercial Code financing forms to be terminated.
19.3    Transition Services. To the extent necessary to facilitate the transition to the Purchasers of the storage and transportation rights and status contemplated hereby, each Party shall take such additional actions, execute such further instruments and provide such additional assistance as the other Party may from time to time reasonably request for such purposes.
ARTICLE 20

INDEMNIFICATION
20.1    To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in the Transaction Documents, Aron shall defend, indemnify and hold harmless the Company, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Aron of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Aron made herein or in connection herewith proving to be false or misleading, (ii)

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any failure by Aron to comply with or observe any Applicable Law, (iii) Aron’s negligence or willful misconduct, or (iv) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by Aron or its employees, representatives, agents or contractors in exercising any rights or performing any obligations hereunder or in connection herewith, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of the Company, its Affiliates or any of their respective employees, representatives, agents or contractors.
20.2    To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, the Company shall defend, indemnify and hold harmless Aron, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by the Company of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of the Company made herein or in connection herewith proving to be false or misleading, including, without limitation the Company’s obligation for payment of taxes pursuant to Section 14.1, (ii) the Company’s transportation, handling, storage, refining or disposal of any Crude Oil or the products thereof, (iii) the Company’s negligence or willful misconduct, (iv) any failure by the Company to comply with or observe any Applicable Law, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by the Company or its employees, representatives, agents or contractors in exercising any rights or performing any obligations hereunder or in connection herewith, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Aron, its Affiliates or any of their respective employees, representatives, agents or contractors.
20.3    The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of the Transaction Documents shall not vest any rights in any third party (whether a Governmental Authority or private entity), nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in the Transaction Documents.
20.4    Each Party agrees to notify the other as soon as practicable after receiving notice of any claim or suit brought against it within the indemnities of this Agreement, shall furnish to the other the complete details within its knowledge and shall render all reasonable assistance requested by the other in the defense; provided, that, the failure to give such notice shall not affect the indemnification provided hereunder, except to the extent that the indemnifying Party is materially adversely affected by such failure. Each Party shall have the right but not the duty to participate, at its own expense, with counsel of its own selection, in the defense and settlement thereof without relieving the other of any obligations hereunder. Notwithstanding the foregoing, an indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves an Event of Default by the indemnifying Party under this Agreement which shall have occurred and be continuing.
ARTICLE 21

LIMITATION ON DAMAGES

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Unless otherwise expressly provided in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only (which include any amounts determined under Article 18) and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement; provided, however, that, such limitation shall not apply with respect to (i) any third party claim for which indemnification is available under this Agreement or (ii) any breach of Article 23. Each Party acknowledges the duty to mitigate damages hereunder.

ARTICLE 22

AUDIT AND INSPECTION
22.1    During the Term of this Agreement each Party and its duly authorized representatives, upon reasonable notice and during normal working hours, shall have access to the accounting records and other documents maintained by the other Party, or any of the other Party’s contractors and agents, which relate to this Agreement; provided, that, neither this Section nor any other provision hereof shall entitle the Company to have access to any records concerning any hedges or offsetting transactions or other trading positions or pricing information that may have been entered into with other parties or utilized in connection with any transactions contemplated hereby or by any other Transaction Document. The right to inspect or audit such records shall survive termination of this Agreement for a period of two (2) years following the later of the Termination Date. Each Party shall preserve, and shall cause all contractors or agents to preserve, all of the aforesaid documents for a period of at least two (2) years from the Termination Date.
ARTICLE 23

CONFIDENTIALITY
23.1    In addition to the Company’s confidentiality obligations under the Transaction Documents, the Parties agree that the specific terms and conditions of this Agreement including any list of counterparties, the Transaction Documents and the drafts of this Agreement exchanged by the Parties and any information exchanged between the Parties, including calculations of any fees or other amounts paid by the Company to Aron under this Agreement and all information received by Aron from the Company relating to the costs of operation, operating conditions, and other commercial information of the Company not made available to the public, are confidential and shall not be disclosed to any third party, except (i) as may be required by court order or Applicable Laws or as requested by a Governmental Authority, (ii) to such Party’s or its Affiliates’ employees, directors, shareholders, auditors, consultants, banks, lenders, financial advisors and legal advisors, or (iii) to such Party’ insurance providers, solely for the purpose of procuring insurance coverage or confirming the extent of existing insurance coverage; provided, that, prior to any disclosure permitted by this clause (iii), such insurance providers shall have agreed in writing to keep confidential any information or document subject to this Section. The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of two (2) years

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following the Termination Date. The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.
23.2    In the case of disclosure covered by clause (i) of Section 23.1, to the extent practicable and in conformance with the relevant court order, Applicable Law or request, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware which may result in disclosure.
23.3    Tax Disclosure. Notwithstanding anything herein to the contrary, the Parties (and their respective employees, representatives or other agents) are authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parties relating to that treatment and structure, without the Parties imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
ARTICLE 24

GOVERNING LAW
24.1    This Agreement shall be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles that would require the application of the laws of another state.
24.2    Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court of competent jurisdiction situated in the City of New York, (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the address indicated in Article 26. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.
24.3    Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this agreement.
ARTICLE 25

ASSIGNMENT
25.1    This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.
25.2    The Company shall not assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent of Aron. Aron may, without the Company’s consent, assign and delegate all of Aron’s rights and obligations hereunder to (i) any Affiliate of Aron, provided that the obligations of such Affiliate

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hereunder are guaranteed by The Goldman Sachs Group, Inc. or (ii) any non-Affiliate Person that succeeds to all or substantially all of its assets and business and assumes the Aron’s obligations hereunder, whether by contract, operation of law or otherwise, provided that the creditworthiness of such successor entity is equal or superior to the creditworthiness of Aron immediately prior to such assignment. Any other assignment by Aron shall require the Company’s consent.
25.3    Any attempted assignment in violation of this Article 26 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.
ARTICLE 26

NOTICES
26.1    All invoices, notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by email or nationally recognized overnight courier. A notice shall be deemed to have been received when transmitted by email to the other Party’s email set forth in Schedule M, or on the following Business Day if sent by nationally recognized overnight courier to the other Party’s address set forth in Schedule M and to the attention of the person or department indicated. A Party may change its address or email address by giving written notice in accordance with this Section, which is effective upon receipt.

ARTICLE 27

NO WAIVER, CUMULATIVE REMEDIES
27.1    The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision of, or Event of Default or Potential Event of Default under, this Agreement shall not operate or be construed as a waiver of any other breach of that provision or as a waiver of any breach of another provision of, Event of Default or Potential Event of Default under, this Agreement, whether of a like kind or different nature.
27.2    Each and every right granted to the Parties under this Agreement or allowed it by law or equity shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.

ARTICLE 28

NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES

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28.1    This Agreement shall not be construed as creating a partnership, association or joint venture between the Parties. It is understood that each Party is an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make such Party, or any employee or agent of the Company, an agent or employee of the other Party.
28.2    Neither Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person; to assume, create, or incur any liability of any kind, express or implied, against or in the name of the other; or to otherwise act as the representative of the other, unless expressly authorized in writing by the other.
ARTICLE 29

MISCELLANEOUS
29.1    If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.
29.2    The terms of this Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Agreement shall not be modified or changed except by written instrument executed by the Parties’ duly authorized representatives.
29.3    No promise, representation or inducement has been made by either Party that is not embodied in this Agreement or the Temporary Assignment, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.
29.4    Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.
29.5    Nothing expressed or implied in this Agreement is intended to create any rights, obligations or benefits under this Agreement in any person other than the Parties and their successors and permitted assigns.
29.6    All audit rights, payment, confidentiality and indemnification obligations and obligations under this Agreement shall survive the expiration or termination of this Agreement.
29.7    This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
29.8    All transactions hereunder are entered into in reliance on the fact this Agreement and all such transactions constitute a single integrated agreement between the Parties, and the Parties would not have otherwise entered into any other transactions hereunder.

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[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY

By:    _______________________
Name:    _______________________
Title:    _______________________

ALON REFINING KROTZ SPRINGS, INC.

By:    _______________________
Name:    _______________________
Title:    _______________________

[Signature Page to Amended and Restated Supply and Offtake Agreement]
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SCHEDULE A

Products and Product Specifications

Product Group	Grades	Specifications and Testing Methodology
Finished Gasoline Products	M, V	(i)
Unfinished Gasoline Products	A , S, T	(i)
Gasoline Blendstocks	L or n/a	(i)
Jet Fuel	52 through 58	(i)
Existing Sales Contract:
LCO	n/a	Gravity - greater than 16 Flash - greater than 140 deg. F Distillation - EP less then 700 deg. F Sulfur - 1.5% Max Nitrogen Blanketed

SRD (Heating Oil)	88 Grade	(i) Bromine No. + 3 max

(i)Consistent with most recently published Colonial Pipeline specifications and RVP schedules and from time to time, as otherwise mutually agreed.

Schedule A-1
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SCHEDULE B

Pricing Benchmarks

Group		Step-In Price	Weekly Price	Short Crude FIFO Price / Short Product FIFO Price	Long Crude FIFO Price / Long Product FIFO Price	Step-Out Price
GASOLINE	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
	Reference Price	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus (***) times (***)	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus (***) times (***)	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus (***) times (***)	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus (***) times (***)	(The closing settlement prices on the New York Mercantile Exchange for the first nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract minus (***) times (***)

JET	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
	Reference Price	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times (***)	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times (***)	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times (***)	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times (***)	(The means of the daily quotations appearing in 'Platts US Marketscan' in the section 'Distillates and blendstocks' under the heading 'Gulf Coast' - Pipeline' for the 'Jet 54' quotation) times (***)

Schedule B-1
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Group		Step-In Price	Weekly Price	Short Crude FIFO Price / Short Product FIFO Price	Long Crude FIFO Price / Long Product FIFO Price	Step-Out Price
CATFEED	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
Reference Price
(***) * Nymex RBOB * (***) + (***) * USGC ULSD * (***) - (***) / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

(***) * Nymex RBOB * (***) + (***) * USGC ULSD * (***) - (***) / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

(***) * Nymex RBOB * (***) + (***) * USGC ULSD * (***) - (***) / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

(***) * Nymex RBOB * (***) + (***) * USGC ULSD * (***) - (***) / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

(***) * Nymex RBOB * (***) + (***) * USGC ULSD * (***) - (***) / barrel, where Nymex RBOB is defined as "The closing settlement prices on the New York Mercantile Exchange for the Nearby New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending Contract" and USGC ULSD is defined as "Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation"

CRUDE	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)
Arithmetic average of the closing settlement prices for each calendar day in the relevant Production Week. For each calendar day that is not a Trading Day (i.e. weekends and holidays), the closing settlement price shall be deemed to be the closing settlement price for the immediately preceding Trading Day.
				Arithmetic average of the Trading Days in the applicable calendar month	Base Price	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)

Schedule B-2
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Group		Step-In Price	Weekly Price	Short Crude FIFO Price / Short Product FIFO Price	Long Crude FIFO Price / Long Product FIFO Price	Step-Out Price
	Reference Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract plus (***) / barrel	Applicable Grade Differential and Roll Component from the Procurement Contract plus the closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract	Base Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract plus (***) / barrel

SLOP	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
	Reference Price	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus (***) / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus (***) / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus (***) / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus (***) / barrel	The closing settlement prices on the New York Mercantile Exchange for the first nearby Light Crude Futures Contract minus (***) / barrel

SLURRY	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
Reference Price
Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus (***) / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus (***) / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus (***) / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus (***) / barrel

Arithmetic average of the means of the daily quotations appearing in 'Platts US Marketscan' under the heading 'GULF COAST' in the section 'Residual fuel ($/bbl)' for the No. 6 3.0% quotation minus (***) / barrel

Schedule B-3
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Group		Step-In Price	Weekly Price	Short Crude FIFO Price / Short Product FIFO Price	Long Crude FIFO Price / Long Product FIFO Price	Step-Out Price
DIESEL	Averaging Mechanism	Arithmetic average of the 2 Trading Days ending with and including the penultimate Trading Day of the month prior to the Commencement Date (May 26 & 27 of 2010)	Arithmetic average of the Trading Days in the relevant Production Week	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the Trading Days in the applicable calendar month	Arithmetic average of the 4 Trading Days ending with and including the penultimate Trading Day of the month of the Termination Date (In the case of the Initial Term, May 24, 25, 29, & 30 of 2012)
Reference Price
(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus (***) / gallon) times (***)

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULFCOAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus (***) / gallon) times (***)

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus (***) / gallon) times (***)

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus (***) / gallon) times (***)

(Arithmetic average of the means of the daily quotations appearing in Platt's US Marketscan in the section GULF COAST under the heading Distillates and blendstocks for the Ultra low sulfur diesel-Pipeline quotation minus (***) / gallon) times (***)

*Note: Trading Day means any day that the New York Mercantile Exchange is open

Schedule B-4
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SCHEDULE C

Monthly True-up Amounts

I. For purposes of determining the Monthly Crude Oil True-up Amount, the following terms shall have the meanings specified below:
“Gross Monthly Crude Oil Value” (denoted as “R”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
R = F + I + K + M + S
Where:
“F” represents the FIFO Sales Value from the Prior Month, computed as the product of the FIFO Sales Price from Prior Month and FIFO Sales Volume from Prior Month
“I” represent the Sales for Current Month Value of such month,
“K” represents the Short Crude FIFO Value as of the end of such month, and
“M” represents the Monthly Aron Fee for such month.
“S” represents the Other Crude Fee for such month.
“FIFO Sales Price from Prior Month” (denoted as “F”) means the prior month price associated with the prior month Short Crude FIFO Position or Long Crude FIFO Position. If the prior month has a Short Crude FIFO Position then use that prior month’s Short Crude FIFO Price. If the prior month has a Long Crude FIFO Position then use that prior month’s Long Crude FIFO Price.
“Monthly Crude Oil True-up Amount” (denoted as “Z”) means, for any month, the sum of the Gross Monthly Crude Oil Value for such month and the Aggregate Weekly Supply Value for such month; provided that if such amount is positive it shall represent an amount due to the Company and if such amount is negative, the absolute value thereof shall represent an amount due to Aron.
“Sales for Current Month Volume” means, for any month, the greater of the Adjusted Monthly Crude Sale Volume for such month and the Adjusted Target Crude Sales Volume for such month.
“Sales for Current Month Value” (denoted as “I”) means, for any month, the product of Sales for Current Month Volume and Sales for Current Month Price.
“Sales for Current Month Price” means, for any month, the price listed on Schedule B hereto as the applicable Long FIFO Price for the current month.

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

“Actual Month End Crude Volume” (denoted as “B”) has the meaning specified in Section 9.2(a). [Note: On the Termination Date, the Actual Month End Crude Volume will be the Termination Date Crude Oil Volume]
“Actual Month Beginning Crude Volume” (denoted as “A”) means, for any month, the Actual Month End Crude Volume for the immediately preceding month. [Note: On the Commencement Date, the Actual Month Beginning Crude Volume will be the Commencement Date Crude Oil Volume]
“Aggregate Crude Receipts” (denoted as “C”) means, for any month, the aggregate quantity of Barrels of Crude Oil received by Aron at the Feedstock Delivery Point during such month under Procurement Contracts.
“Monthly Crude Sales Volume” (denoted as “D”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
(-1) x (A + C – B)
Where:
“A” represents the Actual Month Beginning Crude Volume for such month,
“C” represents the Aggregate Crude Receipts for such month, and
“B” represents the Actual Month End Crude Volume for such month.
“Target Crude Sales Volume” (denoted as “E”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
T – A – C
Where:
“T” represents the Target Month End Crude Volume for such month,
“A” represents the Actual Month Beginning Crude Volume for such month, and
“C” represents Aggregate Crude Receipts for such month.
“FIFO Sales Volume from Prior Month” (denoted as “F”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
(-1) x (K + L)
Where:
“K” represents the Short Crude FIFO Position as of the end of the prior month, and

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

“L” represents the Long Crude FIFO Position as of the end of the prior month.
“Adjusted Monthly Crude Sales Volume” (denoted as “G”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
D – F
Where:
“D” represents the Monthly Crude Sales Volume for such month, and
“F” represents the FIFO Sales Volume from Prior Month.
“Adjusted Target Crude Sales Volume” (denoted as “H”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
E – F
Where:
“E” represents the Target Crude Sales Volume for such month, and
“F” represents the FIFO Sales Volume from Prior Month.
“Short Crude FIFO Position” (denoted as “K”) means, as of the end of any month, the lesser of (i) zero and (ii) the result of the following formula (with each variable determined with respect to such month):
D – E
Where:
“D” represents the Monthly Crude Sales Volume for such month, and
“E” represents the Target Crude Sales Volume for such month.
“Short Crude FIFO Price” means, for any month, the price listed in the matrix on Schedule B hereto as the price applicable to a Short Crude FIFO Position.
“Short Crude FIFO Value” means, for any Short Crude FIFO Position and applicable month, the product of such Short Crude FIFO Position and the Short Crude FIFO Price for such month (which will be a negative number).
“Long Crude FIFO Position” (denoted as “L”) means, as of the end of any month, the greater of (i) zero and (ii) the result of the following formula (with each variable determined with respect to such month):
D – E

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Where:
“D” represents the Monthly Crude Sales Volume for such month, and
“E” represents the Target Crude Sales Volume for such month.
“Long Crude FIFO Price” means, for any month, the price listed in the matrix on Schedule B hereto as the price applicable to a Long Crude FIFO Position.
“Long Crude FIFO Value” means, for any Long Crude FIFO Position and applicable month, the product of such Long Crude FIFO Position and the Long Crude FIFO Price for such month.
“Monthly Aron Fee” (denoted as “M”) means, for any month, the product of (i) an aggregate number of Barrels equal to the Monthly Crude Sales Volume for such month and (ii) $0.20 per Barrel. [NOTE: need to limit this to Procurement Contract sourced barrels]
“Other Crude Fee” (denoted as “S”) means, for any month, the product of:
(Y - C) x ($0.10) x (-1)
Where:
“Y” represents Total Crude Receipt Volumes, and
“C” represents Aggregate Crude Receipts for such month.
“Total Crude Receipts Volume” means, for any month, the total barrels received by the Company as represented in the monthly sum of the receipt listed in the daily Tank-Balance Volume Report used by the Company.
“Aggregate Weekly Supply Value” (denoted as “W”) means, for any month, the sum of the Weekly Supply Values for all Production Weeks (or portions thereof) included in such month, times -1 (negative one).
II. For purposes of determining the Aggregate Monthly Product Oil True-up Amount, the following terms shall have the meanings specified below:
“Gross Monthly Product Value” (denoted as “R”) means, for any month and Product Group, the result of the following formula (with each variable determined with respect to such month):
R = F + I + L
Where:
“F” represents Product FIFO Purchase Value for Prior Month computed as the product of the Product FIFO Purchase Price from Prior Month and Product FIFO Purchase Volume from Prior Month,

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

“I” represents the product of (i) the applicable price listed on Schedule B and (ii) the lesser of the Adjusted Monthly Product Purchase Volume for such month and Product Group and the Adjusted Target Product Purchase Volume for such month and Product Group, and
“L” represents Long Product FIFO Value as of the end of such month.
“Product FIFO Purchase Price for Prior Month” means, for any month, the price listed on Schedule B with respect to the prior month as the price applicable to Short or Long Product FIFO Positions.
“Monthly Product True-up Amount” (denoted as “Z”) means, for any month and Product Group, the sum of Gross Monthly Product Value for such month and Product Group and the Aggregate Weekly Product Value for such month and Product Group; provided that if such amount is positive it shall represent an amount due to the Company and if such amount is negative, the absolute value thereof shall represent an amount due to Aron.
“Aggregate Monthly Product True-up Amount” means for any month, the sum of the Monthly Product True-up Amount for such month and for all Product Groups; provided that if such amount is positive it shall represent an amount due to the Company and if such amount is negative, the absolute value thereof shall represent an amount due to Aron.
“Actual Month End Product Volume” (denoted as “B”) has the meaning specified in Section 9.2(a). [Note: On the Termination Date, the Actual Month End Product Volume will be the Termination Date Product Volume]
“Actual Month Beginning Product Volume” (denoted as “A”) means, for any month and Product Group, the Actual Month End Product Volume for the immediately preceding month. [Note: On the Commencement Date, the Actual Month Beginning Product Volume will be the Commencement Date Product Volume]
“Monthly Product Purchase Volume” (denoted as “D”) means, for any month and Product Group, the result of the following formula (with each variable determined with respect to such month):
B + C – A
Where:
“B” represents the Actual Month End Product Volume for such month and Product Group,
“C” represents the Aggregate Product Sales for such month and Product Group, and
“A” represents the Actual Month Beginning Product Volume for such month and Product Group.

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

“Target Product Purchase Volume” (denoted as “E”) means, for any month and Product Group, the result of the following formula (with each variable determined with respect to such month):
T + C – A
Where:
“T” represents the Target Month End Product Volume for such month and Product Group,
“C” represents the Aggregate Product Sales for such month and Product Group, and
“A” represents the Actual Month Beginning Product Volume for such month and Product Group.
“Product FIFO Purchase Volume for Prior Month” (denoted as “F”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
(-1) x (K + L)
Where:
“K” represents the Short Product FIFO Position as of the end of the prior month, and
“L” represents the Long Product FIFO Position as of the end of the prior month.
“Adjusted Monthly Product Purchase Volume” (denoted as “G”) means, for any month and Product Group, the result of the following formula (with each variable determined with respect to such month):
D – F
Where:
“D” represents the Monthly Product Purchase Volume for such month and Product Group, and
“F” represents the Product FIFO Purchase Volume for Prior Month.
“Adjusted Target Product Purchase Volume” (denoted as “H”) means, for any month, the result of the following formula (with each variable determined with respect to such month):
E – F
Where:
“E” represents the Target Product Purchase Volume for such month and Product Group, and

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

“F” represents the Product FIFO Purchase Volume for Prior Month.
“Short Product FIFO Position” (denoted as “K”) means, as of the end of any month and for a particular Product Group, the lesser of (i) zero and (ii) the result of the following formula (with each variable determined with respect to such month):
D – E
Where:
“D” represents the Monthly Product Purchase Volume for such month and Product Group, and
“E” represents the Target Product Purchase Volume for such month and Product Group.
“Short Product FIFO Value” means, for any Short Product FIFO Position and applicable month, the product of such Short Product FIFO Position and the price listed on Schedule B hereto with respect to such month as the price applicable to a Short Product FIFO Position.
“Long Product FIFO Position” (denoted as “L”) means, as of the end of any month and for a particular Product Group, the greater of (i) zero and (ii) the result of the following formula (with each variable determined with respect to such month):
D – E
Where:
“D” represents the Monthly Product Purchase Volume for such month and Product Group, and
“E” represents the Target Product Purchase Volume for such month and Product Group.
“Long Product FIFO Value” means, for any Long Product FIFO Position and applicable month, the product of such Long Product FIFO Position and the price listed on Schedule B hereto with respect to such month as the price applicable to a Long Product FIFO Position.
“Aggregate Product Sales” (denoted as “C”) means, for any month and Product Group, the aggregate sales volume of all of such Product sold under Included and Excluded Transactions pursuant to the Marketing and Sales Agreement.
“Aggregate Weekly Product Value” (denoted as “W”) means, for any month and Product Group, the product of (i) – 1 (negative one ) and (ii) the sum of the Weekly Product Values for such Product Group for all Production Weeks (or portions thereof) included in such month.
NOTE: Below is an example of the computations contemplated by this Schedule C. This example is not, and is not intended to be, an indication or prediction of the actual results of the

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

computations under this Schedule C, but merely provides an illustration of the manner in which computations are to be made.

(***)

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE D

Operational Volume Range

Pricing Group	Minimum (net bbls)	Maximum (net bbls)
Gasoline	(***)	(***)
Jet	(***)	(***)
Catfeed	(***)	(***)
Crude	(***)	(***)
Slop	(***)	(***)
Slurry	(***)	(***)
Diesel	(***)	(***)

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE E

Tank List

Tank #	Rated Capacity (net bbls)	Tank #	Rated Capacity (net bbls)
80-10	80,000	80-4	80,000
100-2	100,000	80-7	80,000
150-1	150,000	100-6	100,000
55-2	55,000	80-5	80,000
80-9	80,000	100-4	100,000
80-2	80,000	100-5	100,000
80-1	80,000	125-1	125,000
55-9	55,000	80-8	80,000
55-10	55,000	8-01	8,000
55-3	55,000	02-5-1	5,000
30-7	30,000	16-3-02	3,000
55-5	55,000	80-6	80,000
55-7	55,000	30-3	30,000
15-1	15,000	55-1	55,000
55-4	55,000	100-1	100,000
12-2	12,000	80-15	80,000
15-2	15,000	80-13	80,000
30-8	30,000	10-6	10,000
30-5	30,000	30-4	30,000
30-6	30,000	55-11	55,000
55-6	55,000	55-12	55,000
55-8	55,000	80-11	80,000
150-2	150,000	80-12	80,000
10-1	10,000	80-3	80,000

Schedule E-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE F

Insurance

KROTZ SPRINGS INSURANCE SCHEDULE (as of April 15, 2010)

Policy Type	Provider	Policy Limit	Policy Expiration

Commercial General Liability	Self Insured	(***)	July 31, 2010

Automobile Liability	ACE American Insurance Company	(***)	July 31, 2010

Workers’ Compensation & Employer’s Liability	ACE American Insurance Company	(***)	July 31, 2010

Wharfinger’s Liability	ACE American Insurance Company	(***)	July 31, 2010

Umbrella/Excess Liability	VARIOUS INSURANCE CARRIERS	(***)	July 31, 2010

Property Damage & Business Interruption	VARIOUS INSURANCE CARRIERS	(***)	July 3, 2010

Pollution Legal Liability	American International Specialty Lines Insurance Company	(***)	June 30, 2018

Crime	Great American Insurance Company	(***)	August 31, 2010

Director’s & Officer’s Liability	US Specialty Insurance Company	(***)	August 31, 2010
Excess Director’s & Officer’s Liability	Federal Insurance Company	(***)	August 31, 2010

Employment Practices Liability	HCC Specialty Insurance Company	(***)	August 31, 2010

Fiduciary Liability	HCC Specialty Insurance Company	(***)	August 31, 2010
Excess Fiduciary Liability	Federal Insurance Company	(***)	August 31, 2010

Schedule F-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE G

Weekly Production and Invoice Schedule

Beginning of the Production Week	End of the Production Week	Receive data by 1pm CPT	Invoice Date	Payment Date
Tuesday, June 1, 2010	Monday, June 7, 2010	Tuesday, June 8, 2010	Wednesday, June 9, 2010	Friday, June 11, 2010
Tuesday, June 8, 2010	Monday, June 14, 2010	Tuesday, June 15, 2010	Wednesday, June 16, 2010	Friday, June 18, 2010
Tuesday, June 15, 2010	Monday, June 21, 2010	Tuesday, June 22, 2010	Wednesday, June 23, 2010	Friday, June 25, 2010
Tuesday, June 22, 2010	Monday, June 28, 2010	Tuesday, June 29, 2010	Wednesday, June 30, 2010	Friday, July 2, 2010
Tuesday, June 29, 2010	Monday, July 5, 2010	Wednesday, July 7, 2010	Thursday, July 8, 2010	Monday, July 12, 2010
Tuesday, July 6, 2010	Monday, July 12, 2010	Tuesday, July 13, 2010	Wednesday, July 14, 2010	Friday, July 16, 2010
Tuesday, July 13, 2010	Monday, July 19, 2010	Tuesday, July 20, 2010	Wednesday, July 21, 2010	Friday, July 23, 2010
Tuesday, July 20, 2010	Monday, July 26, 2010	Tuesday, July 27, 2010	Wednesday, July 28, 2010	Friday, July 30, 2010
Tuesday, July 27, 2010	Monday, August 2, 2010	Tuesday, August 3, 2010	Wednesday, August 4, 2010	Friday, August 6, 2010
Tuesday, August 3, 2010	Monday, August 9, 2010	Tuesday, August 10, 2010	Wednesday, August 11, 2010	Friday, August 13, 2010
Tuesday, August 10, 2010	Monday, August 16, 2010	Tuesday, August 17, 2010	Wednesday, August 18, 2010	Friday, August 20, 2010
Tuesday, August 17, 2010	Monday, August 23, 2010	Tuesday, August 24, 2010	Wednesday, August 25, 2010	Friday, August 27, 2010
Tuesday, August 24, 2010	Monday, August 30, 2010	Tuesday, August 31, 2010	Wednesday, September 1, 2010	Friday, September 3, 2010
Tuesday, August 31, 2010	Monday, September 6, 2010	Wednesday, September 8, 2010	Thursday, September 9, 2010	Monday, September 13, 2010
Tuesday, September 7, 2010	Monday, September 13, 2010	Tuesday, September 14, 2010	Wednesday, September 15, 2010	Friday, September 17, 2010
Tuesday, September 14, 2010	Monday, September 20, 2010	Tuesday, September 21, 2010	Wednesday, September 22, 2010	Friday, September 24, 2010
Tuesday, September 21, 2010	Monday, September 27, 2010	Tuesday, September 28, 2010	Wednesday, September 29, 2010	Friday, October 1, 2010
Tuesday, September 28, 2010	Monday, October 4, 2010	Tuesday, October 5, 2010	Wednesday, October 6, 2010	Friday, October 8, 2010
Tuesday, October 5, 2010	Monday, October 11, 2010	Tuesday, October 12, 2010	Wednesday, October 13, 2010	Friday, October 15, 2010
Tuesday, October 12, 2010	Monday, October 18, 2010	Tuesday, October 19, 2010	Wednesday, October 20, 2010	Friday, October 22, 2010
Tuesday, October 19, 2010	Monday, October 25, 2010	Tuesday, October 26, 2010	Wednesday, October 27, 2010	Friday, October 29, 2010
Tuesday, October 26, 2010	Monday, November 1, 2010	Tuesday, November 2, 2010	Wednesday, November 3, 2010	Friday, November 5, 2010
Tuesday, November 2, 2010	Monday, November 8, 2010	Tuesday, November 9, 2010	Wednesday, November 10, 2010	Friday, November 12, 2010
Tuesday, November 9, 2010	Monday, November 15, 2010	Tuesday, November 16, 2010	Wednesday, November 17, 2010	Friday, November 19, 2010

Schedule G-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Beginning of the Production Week	End of the Production Week	Receive data by 1pm CPT	Invoice Date	Payment Date
Tuesday, November 16, 2010	Monday, November 22, 2010	Tuesday, November 23, 2010	Wednesday, November 24, 2010	Monday, November 29, 2010
Tuesday, November 23, 2010	Monday, November 29, 2010	Tuesday, November 30, 2010	Wednesday, December 1, 2010	Friday, December 3, 2010
Tuesday, November 30, 2010	Monday, December 6, 2010	Tuesday, December 7, 2010	Wednesday, December 8, 2010	Friday, December 10, 2010
Tuesday, December 7, 2010	Monday, December 13, 2010	Tuesday, December 14, 2010	Wednesday, December 15, 2010	Friday, December 17, 2010
Tuesday, December 14, 2010	Monday, December 20, 2010	Tuesday, December 21, 2010	Wednesday, December 22, 2010	Monday, December 27, 2010
Tuesday, December 21, 2010	Monday, December 27, 2010	Tuesday, December 28, 2010	Wednesday, December 29, 2010	Monday, January 3, 2011
Tuesday, December 28, 2010	Monday, January 3, 2011	Tuesday, January 4, 2011	Wednesday, January 5, 2011	Friday, January 7, 2011
Tuesday, January 4, 2011	Monday, January 10, 2011	Tuesday, January 11, 2011	Wednesday, January 12, 2011	Friday, January 14, 2011
Tuesday, January 11, 2011	Monday, January 17, 2011	Tuesday, January 18, 2011	Wednesday, January 19, 2011	Friday, January 21, 2011
Tuesday, January 18, 2011	Monday, January 24, 2011	Tuesday, January 25, 2011	Wednesday, January 26, 2011	Friday, January 28, 2011
Tuesday, January 25, 2011	Monday, January 31, 2011	Tuesday, February 1, 2011	Wednesday, February 2, 2011	Friday, February 4, 2011
Tuesday, February 1, 2011	Monday, February 7, 2011	Tuesday, February 8, 2011	Wednesday, February 9, 2011	Friday, February 11, 2011
Tuesday, February 8, 2011	Monday, February 14, 2011	Tuesday, February 15, 2011	Wednesday, February 16, 2011	Friday, February 18, 2011
Tuesday, February 15, 2011	Monday, February 21, 2011	Tuesday, February 22, 2011	Wednesday, February 23, 2011	Friday, February 25, 2011
Tuesday, February 22, 2011	Monday, February 28, 2011	Tuesday, March 1, 2011	Wednesday, March 2, 2011	Friday, March 4, 2011
Tuesday, March 1, 2011	Monday, March 7, 2011	Tuesday, March 8, 2011	Wednesday, March 9, 2011	Friday, March 11, 2011
Tuesday, March 8, 2011	Monday, March 14, 2011	Tuesday, March 15, 2011	Wednesday, March 16, 2011	Friday, March 18, 2011
Tuesday, March 15, 2011	Monday, March 21, 2011	Tuesday, March 22, 2011	Wednesday, March 23, 2011	Friday, March 25, 2011
Tuesday, March 22, 2011	Monday, March 28, 2011	Tuesday, March 29, 2011	Wednesday, March 30, 2011	Friday, April 1, 2011
Tuesday, March 29, 2011	Monday, April 4, 2011	Tuesday, April 5, 2011	Wednesday, April 6, 2011	Friday, April 8, 2011
Tuesday, April 5, 2011	Monday, April 11, 2011	Tuesday, April 12, 2011	Wednesday, April 13, 2011	Friday, April 15, 2011
Tuesday, April 12, 2011	Monday, April 18, 2011	Tuesday, April 19, 2011	Wednesday, April 20, 2011	Monday, April 25, 2011
Tuesday, April 19, 2011	Monday, April 25, 2011	Tuesday, April 26, 2011	Wednesday, April 27, 2011	Friday, April 29, 2011
Tuesday, April 26, 2011	Monday, May 2, 2011	Tuesday, May 3, 2011	Wednesday, May 4, 2011	Friday, May 6, 2011
Tuesday, May 3, 2011	Monday, May 9, 2011	Tuesday, May 10, 2011	Wednesday, May 11, 2011	Friday, May 13, 2011
Tuesday, May 10, 2011	Monday, May 16, 2011	Tuesday, May 17, 2011	Wednesday, May 18, 2011	Friday, May 20, 2011

Schedule G-2
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Beginning of the Production Week	End of the Production Week	Receive data by 1pm CPT	Invoice Date	Payment Date
Tuesday, May 17, 2011	Monday, May 23, 2011	Tuesday, May 24, 2011	Wednesday, May 25, 2011	Friday, May 27, 2011
Tuesday, May 24, 2011	Monday, May 30, 2011	Wednesday, June 1, 2011	Thursday, June 2, 2011	Monday, June 6, 2011
Tuesday, May 31, 2011	Monday, June 6, 2011	Tuesday, June 7, 2011	Wednesday, June 8, 2011	Friday, June 10, 2011
Tuesday, June 7, 2011	Monday, June 13, 2011	Tuesday, June 14, 2011	Wednesday, June 15, 2011	Friday, June 17, 2011
Tuesday, June 14, 2011	Monday, June 20, 2011	Tuesday, June 21, 2011	Wednesday, June 22, 2011	Friday, June 24, 2011
Tuesday, June 21, 2011	Monday, June 27, 2011	Tuesday, June 28, 2011	Wednesday, June 29, 2011	Friday, July 1, 2011
Tuesday, June 28, 2011	Monday, July 4, 2011	Wednesday, July 6, 2011	Thursday, July 7, 2011	Monday, July 11, 2011
Tuesday, July 5, 2011	Monday, July 11, 2011	Tuesday, July 12, 2011	Wednesday, July 13, 2011	Friday, July 15, 2011
Tuesday, July 12, 2011	Monday, July 18, 2011	Tuesday, July 19, 2011	Wednesday, July 20, 2011	Friday, July 22, 2011
Tuesday, July 19, 2011	Monday, July 25, 2011	Tuesday, July 26, 2011	Wednesday, July 27, 2011	Friday, July 29, 2011
Tuesday, July 26, 2011	Monday, August 1, 2011	Tuesday, August 2, 2011	Wednesday, August 3, 2011	Friday, August 5, 2011
Tuesday, August 2, 2011	Monday, August 8, 2011	Tuesday, August 9, 2011	Wednesday, August 10, 2011	Friday, August 12, 2011
Tuesday, August 9, 2011	Monday, August 15, 2011	Tuesday, August 16, 2011	Wednesday, August 17, 2011	Friday, August 19, 2011
Tuesday, August 16, 2011	Monday, August 22, 2011	Tuesday, August 23, 2011	Wednesday, August 24, 2011	Friday, August 26, 2011
Tuesday, August 23, 2011	Monday, August 29, 2011	Tuesday, August 30, 2011	Wednesday, August 31, 2011	Friday, September 2, 2011
Tuesday, August 30, 2011	Monday, September 5, 2011	Wednesday, September 7, 2011	Thursday, September 8, 2011	Monday, September 12, 2011
Tuesday, September 6, 2011	Monday, September 12, 2011	Tuesday, September 13, 2011	Wednesday, September 14, 2011	Friday, September 16, 2011
Tuesday, September 13, 2011	Monday, September 19, 2011	Tuesday, September 20, 2011	Wednesday, September 21, 2011	Friday, September 23, 2011
Tuesday, September 20, 2011	Monday, September 26, 2011	Tuesday, September 27, 2011	Wednesday, September 28, 2011	Friday, September 30, 2011
Tuesday, September 27, 2011	Monday, October 3, 2011	Tuesday, October 4, 2011	Wednesday, October 5, 2011	Friday, October 7, 2011
Tuesday, October 4, 2011	Monday, October 10, 2011	Tuesday, October 11, 2011	Wednesday, October 12, 2011	Friday, October 14, 2011
Tuesday, October 11, 2011	Monday, October 17, 2011	Tuesday, October 18, 2011	Wednesday, October 19, 2011	Friday, October 21, 2011
Tuesday, October 18, 2011	Monday, October 24, 2011	Tuesday, October 25, 2011	Wednesday, October 26, 2011	Friday, October 28, 2011
Tuesday, October 25, 2011	Monday, October 31, 2011	Tuesday, November 1, 2011	Wednesday, November 2, 2011	Friday, November 4, 2011
Tuesday, November 1, 2011	Monday, November 7, 2011	Tuesday, November 8, 2011	Wednesday, November 9, 2011	Monday, November 14, 2011
Tuesday, November 8, 2011	Monday, November 14, 2011	Tuesday, November 15, 2011	Wednesday, November 16, 2011	Friday, November 18, 2011
Tuesday, November 15, 2011	Monday, November 21, 2011	Tuesday, November 22, 2011	Wednesday, November 23, 2011	Monday, November 28, 2011
Tuesday, November 22, 2011	Monday, November 28, 2011	Tuesday, November 29, 2011	Wednesday, November 30, 2011	Friday, December 2, 2011

Schedule G-3
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Beginning of the Production Week	End of the Production Week	Receive data by 1pm CPT	Invoice Date	Payment Date
Tuesday, November 29, 2011	Monday, December 5, 2011	Tuesday, December 6, 2011	Wednesday, December 7, 2011	Friday, December 9, 2011
Tuesday, December 6, 2011	Monday, December 12, 2011	Tuesday, December 13, 2011	Wednesday, December 14, 2011	Friday, December 16, 2011
Tuesday, December 13, 2011	Monday, December 19, 2011	Tuesday, December 20, 2011	Wednesday, December 21, 2011	Tuesday, December 27, 2011
Tuesday, December 20, 2011	Monday, December 26, 2011	Wednesday, December 28, 2011	Thursday, December 29, 2011	Tuesday, January 3, 2012
Tuesday, December 27, 2011	Monday, January 2, 2012	Wednesday, January 4, 2012	Thursday, January 5, 2012	Monday, January 9, 2012
Tuesday, January 3, 2012	Monday, January 9, 2012	Tuesday, January 10, 2012	Wednesday, January 11, 2012	Friday, January 13, 2012
Tuesday, January 10, 2012	Monday, January 16, 2012	Tuesday, January 17, 2012	Wednesday, January 18, 2012	Friday, January 20, 2012
Tuesday, January 17, 2012	Monday, January 23, 2012	Tuesday, January 24, 2012	Wednesday, January 25, 2012	Friday, January 27, 2012
Tuesday, January 24, 2012	Monday, January 30, 2012	Tuesday, January 31, 2012	Wednesday, February 1, 2012	Friday, February 3, 2012
Tuesday, January 31, 2012	Monday, February 6, 2012	Tuesday, February 7, 2012	Wednesday, February 8, 2012	Friday, February 10, 2012
Tuesday, February 7, 2012	Monday, February 13, 2012	Tuesday, February 14, 2012	Wednesday, February 15, 2012	Friday, February 17, 2012
Tuesday, February 14, 2012	Monday, February 20, 2012	Wednesday, February 22, 2012	Thursday, February 23, 2012	Monday, February 27, 2012
Tuesday, February 21, 2012	Monday, February 27, 2012	Tuesday, February 28, 2012	Wednesday, February 29, 2012	Friday, March 2, 2012
Tuesday, February 28, 2012	Monday, March 5, 2012	Tuesday, March 6, 2012	Wednesday, March 7, 2012	Friday, March 9, 2012
Tuesday, March 6, 2012	Monday, March 12, 2012	Tuesday, March 13, 2012	Wednesday, March 14, 2012	Friday, March 16, 2012
Tuesday, March 13, 2012	Monday, March 19, 2012	Tuesday, March 20, 2012	Wednesday, March 21, 2012	Friday, March 23, 2012
Tuesday, March 20, 2012	Monday, March 26, 2012	Tuesday, March 27, 2012	Wednesday, March 28, 2012	Friday, March 30, 2012
Tuesday, March 27, 2012	Monday, April 2, 2012	Tuesday, April 3, 2012	Wednesday, April 4, 2012	Friday, April 6, 2012
Tuesday, April 3, 2012	Monday, April 9, 2012	Tuesday, April 10, 2012	Wednesday, April 11, 2012	Friday, April 13, 2012
Tuesday, April 10, 2012	Monday, April 16, 2012	Tuesday, April 17, 2012	Wednesday, April 18, 2012	Friday, April 20, 2012
Tuesday, April 17, 2012	Monday, April 23, 2012	Tuesday, April 24, 2012	Wednesday, April 25, 2012	Friday, April 27, 2012
Tuesday, April 24, 2012	Monday, April 30, 2012	Tuesday, May 1, 2012	Wednesday, May 2, 2012	Friday, May 4, 2012
Tuesday, May 1, 2012	Monday, May 7, 2012	Tuesday, May 8, 2012	Wednesday, May 9, 2012	Friday, May 11, 2012
Tuesday, May 8, 2012	Monday, May 14, 2012	Tuesday, May 15, 2012	Wednesday, May 16, 2012	Friday, May 18, 2012
Tuesday, May 15, 2012	Monday, May 21, 2012	Tuesday, May 22, 2012	Wednesday, May 23, 2012	Friday, May 25, 2012
Tuesday, May 22, 2012	Monday, May 28, 2012	Wednesday, May 30, 2012	Thursday, May 31, 2012	Monday, June 4, 2012
Tuesday, May 29, 2012	Thursday, May 31, 2012	Friday, June 1, 2012	Monday, June 4, 2012	Wednesday, June 6, 2012

Schedule G-4
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Schedule G-5
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE H

Form of Tank-Balance Volume Report

Tank Balance - Volume

For: Wednesday, May 19, 2010
(All values shown in Bbls)

Products	Inventory			Transfers From					Transfers To
Tanks	Beginning	Ending	Balance	Tanks	Units	Receipts	Other	Total	Tanks	Units	Sales	Other	Total
87CON13.5
100-2	14,058	14,056	-2	0	0	0	0	0	0	0
150-1	20,252	20,106	-146	0	0	0	0	0	0	0	0	0	0
30-5	3,560	3,559	-1	0	0	0	0	0	0	0	0	0	0
30-8	4,359	4,359	0	0	0	0	0	0	0	0	0	0	0
55-2	6,908	6,908	0	0	0	0	0	0	0	0	0	0	0
80-10	12,939	12,733	-206	0	0	0	0	0	0	0	0	0	0
80-9	11,360	11,361	1	0	0	0	0	0	0	0	0	0	0
93CON7.8
30-6	5,075	5,075	0	0	0	0	0	0	0	0	0	0	0
AM THIOSULFATE
25-2	2,499	2,499	0	0	0	0	0	0	0	0	0	0	0
BB
21	0	0	0	0	0	0	0	0	0	0	0	0	0
22	0	0	0	0	0	0	0	0	0	0	0	0	0
23	0	0	0	0	0	0	0	0	0	0	0	0	0
24	0	0	0	0	0	0	0	0	0	0	0	0	0
25	61	61	5	0	0	0	0	0	0	0	0	5	5
26	13	13	0	0	0	0	0	0	0	0	0	0	0
27	6	6	0	0	0	0	0	0	0	0	0	0	0

Schedule H-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Products	Inventory			Transfers From					Transfers To
28	54	54	0	0	0	0	0	0	0	0	0	0	0
29	0	0	0	0	0	0	0	0	0	0	0	0	0
30	45	45	0	0	0	0	0	0	0	0	0	0	0
CATFEED
80-11	30,476	30,476	0	0	0	0	0	0	0	0	0	0	0
80-3	4,690	4,690	0	0	0	0	0	0	0	0	0	0	0
80-4	4,632	4,632	0	0	0	0	0	0	0	0	0	0	0
80-7	11,546	11,546	0	0	0	0	0	0	0	0	0	0	0
CATG
55-10	7,957	7,957	0	0	0	0	0	0	0	0	0	0	0
55-5	8,106	8,074	-32	0	0	0	0	0	0	0	0	0	0
55-7	35,451	35,451	0	0	0	0	0	0	0	0	0	0	0
CRUDE
100-4	14,939	14,955	16	0	0	0	0	0	0	0	0	0	0
100-5	84,558	84,536	0	0	0	0	0	0	0	0	0	22	22
100-6	79,981	79,997	16	0	0	0	0	0	0	0	0	0	0
125-1	109,750	109,748	0	0	0	0	0	0	0	0	0	2	2
80-5	68,308	68,300	0	0	0	0	0	0	0	0	0	8	8
80-8	36,316	36,319	3	0	0	0	0	0	0	0	0	0	0
HSD
100-1	1,910	1,910	0	0	0	0	0	0	0	0	0	0	0
10-6	942	941	-1	0	0	0	0	0	0	0	0	0	0
30-4	156	155	-1	0	0	0	0	0	0	0	0	0	0
80-13	4,508	4,508	0	0	0	0	0	0	0	0	0	0	0
80-15	4,393	4,388	-5	0	0	0	0	0	0	0	0	0	0
JET
150-2	14,986	14,984	-2	0	0	0	0	0	0	0	0	0	0
55-6	4,295	4,295	0	0	0	0	0	0	0	0	0	0	0
55-8	3,194	3,194	0	0	0	0	0	0	0	0	0	0	0
KERO
10-1	532	531	-1	0	0	0	0	0	0	0	0	0	0
LCO

Schedule H-2
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Products	Inventory			Transfers From					Transfers To
55-11	7,932	7,932	0	0	0	0	0	0	0	0	0	0	0
55-12	3,511	3,511	0	0	0	0	0	0	0	0	0	0	0
LPG
1	112	112	0	0	0	0	0	0	0	0	0	0	0
2	97	97	0	0	0	0	0	0	0	0	0	0	0
3	364	365	0	0	0	0	1	1	0	0	0	0	0
4	166	166	0	0	0	0	0	0	0	0	0	0	0
5	81	82	0	0	0	0	1	1	0	0	0	0	0
6	85	86	0	0	0	0	1	1	0	0	0	0	0
7	141	141	0	0	0	0	0	0	0	0	0	0	0
8	66	66	0	0	0	0	0	0	0	0	0	0	0
9	105	105	0	0	0	0	0	0	0	0	0	0	0
LSRG
80-2	24,771	24,755	0	0	0	0	0	0	0	16	0	0	16
METHANOL
30-9	5	5	0	0	0	0	0	0	0	0	0	0	0
MTBE OFF
10-2	9	9	0	0	0	0	0	0	0	0	0	0	0
NAPH SWEET
15-2	11,347	11,345	-2	0	0	0	0	0	0	0	0	0	0
NAPHIGH
80-1	25,564	25,553	0	0	0	0	-9	-9	0	0	0	2	2
NC4
12-2	1,229	1,229	0	0	0	0	0	0	0	0	0	0	0
OCTENE
30-10	17	17	0	0	0	0	0	0	0	0	0	0	0
PC4
10	0	0	0	0	0	0	0	0	0	0	0	0	0
11	0	0	0	0	0	0	0	0	0	0	0	0	0
12	83	83	0	0	0	0	0	0	0	0	0	0	0
13	221	186	-35	0	0	0	0	0	0	0	0	0	0
14	498	431	-67	0	0	0	0	0	0	0	0	0	0

Schedule H-3
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Products	Inventory			Transfers From					Transfers To
15	130	97	-33	0	0	0	0	0	0	0	0	0	0
16	573	573	0	0	0	0	0	0	0	0	0	0	0
17	362	292	-70	0	0	0	0	0	0	0	0	0	0
18	56	56	0	0	0	0	0	0	0	0	0	0	0
19	46	46	0	0	0	0	0	0	0	0	0	0	0
20	0	0	0	0	0	0	0	0	0	0	0	0	0
PLG
15-1	3,776	3,773	-3	0	0	0	0	0	0	0	0	0	0
PP
31	181	181	0	0	0	0	0	0	0	0	0	0	0
32	54	54	0	0	0	0	0	0	0	0	0	0	0
33	0	0	0	0	0	0	0	0	0	0	0	0	0
34	79	84	0	0	0	0	5	5	0	0	0	0	0
35	72	72	0	0	0	0	0	0	0	0	0	0	0
36	72	72	0	0	0	0	0	0	0	0	0	0	0
REFM
30-7	5,172	5,172	0	0	0	0	0	0	0	0	0	0	0
55-3	7,874	7,853	-21	0	0	0	0	0	0	0	0	0	0
55-4	8,246	8,227	-19	0	0	0	0	0	0	0	0	0	0
55-9	7,898	7,898	0	0	0	0	0	0	0	0	0	0	0
SLOP
25-1	288	268	-20	0	0	0	0	0	0	0	0	0	0
3-02	1,324	1,322	-2	0	0	0	0	0	0	0	0	0	0
5-1	1,028	1,048	20	0	0	0	0	0	0	0	0	0	0
8-01	2,620	2,615	-5	0	0	0	0	0	0	0	0	0	0
80-12	3,337	3,337	0	0	0	0	0	0	0	0	0	0	0
80-14	2,981	2,876	-105	0	0	0	0	0	0	0	0	0	0
SLURHS
80-6	17,123	17,123	0	0	0	0	0	0	0	0	0	0	0
ULSD
30-3	2,003	2,003	0	0	0	0	0	0	0	0	0	0	0
55-1	3,640	3,640	0	0	0	0	0	0	0	0	0	0	0

Schedule H-4
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Products		Inventory			Transfers From					Transfers To
	Plant Totals:	758,154	757,380	-718	0	0	0	-1	-1	0	16	0	40	56

Schedule H-5
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE I

Target Month End Crude Oil Volume for Initial Month

Pricing Group	Commencement Date Target Month End Volumes	June Target Month End Volumes
Gasoline	(***)	(***)
Jet	(***)	(***)
Catfeed	(***)	(***)
Crude	(***)	(***)
Slop	(***)	(***)
Slurry	(***)	(***)
Diesel	(***)	(***)

Schedule I-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE J
Scheduling and Communications Protocol

CRUDE OIL AND FEEDSTOCKS

Trade Execution Protocol:
To the extent Alon requests that J. Aron consider purchasing Crude Oil outside the Existing Procurement Contracts, the following steps need to be followed as soon as trade details are available;

1)	Company to provide to J. Aron via e-mail a trade sheet(s) specifying all negotiated trade details & terms, as soon as available. (See template in Schedule Q)

2)	J. Aron to confirm to Company via e-mail if it agrees with all economics & terms.

3)	If any amendments are made to the original trade sheet, Company will provide a final revised trade sheet for documentation.

4)	All trade execution communications should be sent to J. Aron at: (***)

Scheduling Protocol:
J. Aron shall perform the following:

•
Designate a crude oil scheduler who will be the primary person responsible for performing and communicating to Company all J. Aron obligations of the Amended and Restated Supply and Offtake Agreement. All scheduling communications to J. Aron should be sent to:

(***)

•
Upon receipt from the Company, nominate the Company’s monthly Crude Oil requirements to third party Crude Oil suppliers in accordance with third party terms and conditions / standard industry practice. (See template in Schedule Q)

•	Upon receipt from the Company, promptly communicate to Third Parties Suppliers any changes or modifications to J. Aron’s prior nominations.

•
Upon receipt from the Company, communicate all nominations to or from third parties for pipeline, barge and truck receipts or deliveries in accordance with third party terms and conditions / standard industry practice.

Company shall perform the following:

•
Designate a crude oil scheduler who will be the primary person responsible for performing and communicating to J. Aron all Company’s obligations of the Amended and Restated Supply and Offtake Agreement.

All scheduling communications to Company should be sent to: (***)

•	Provide J. Aron with all monthly Crude Oil Requirements in accordance with the Amended and Restated Supply and Offtake Agreement and any third party Crude Oil supplier’s terms and conditions.
In the event of a conflict, third party suppliers terms and conditions to govern.

•	Promptly notify J. Aron of any changes or modifications to the monthly Crude Oil requirements

Schedule J-1
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

•	Accept and clear J. Aron’s nominations for third party pipeline, barge and truck receipts or deliveries.

Schedule J-2
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

PRODUCTS

Trade Execution Protocol for Included Transactions:

1)	Company to provide J. Aron via e-mail a trade sheet(s) specifying all negotiated trade details & terms, as soon as available. (See template in Schedule Q)

2)	J. Aron to confirm via e-mail acceptance of all economics & terms.

3)	If any amendments are made to the original trade sheet, Company will provide a final revised trade sheet for documentation.

4)	All trade execution communications should be sent to J. Aron at: (***)
Excluded Transactions Protocol:

1)	Upon entering into an Excluded Transaction, J. Aron will provide to Company, via email, the Product quantities and delivery periods for such transaction.

Scheduling Protocol:
J. Aron shall perform the following:

•
Designate a refined product scheduler who will be the primary person responsible for performing and communicating to Company all Aron obligations of the Supply and Offtake Agreement. All scheduling communications to J. Aron should be sent to: (***)

•	Nominate all Refined Product nominations to Company in accordance with standard industry practice. (See template in Schedule Q)

•	Promptly communicate to Company any changes or modifications to Aron’s prior nominations

•	Communicate nominations to or from all third parties for pipeline, barge and truck receipts or deliveries.

Company shall perform the following:

•
Designate a refined product scheduler who will be the primary person responsible for performing and communicating to Aron all Company obligations of the Supply and Offtake Agreement. All scheduling communications to Company should be sent to: (***)

•	Accept and confirm and when applicable, provide origins, for all Refined Product nominations to Aron in accordance with standard industry practice.

•	Promptly communicate Companies acceptance to any changes or modifications to Aron’s nominations.

•	Company shall accept and confirm and when applicable, provide origins, for all Product nominations to J. Aron in accordance with standard industry practice.

•	Company shall promptly communicate their acceptance to any changes or modifications to J. Aron’s nominations.

SCHEDULE K

Monthly Excluded Transaction Fee Determination

Gasoline:

Set forth below are the Colonial Pipeline product designations of various grades of gasoline:
M1: 7.8 (RVP)
M2 9.0 (RVP) the Company’s primary Summer grade
M3 11.5 (RVP) the Company’s Spring and Fall transition grade
M4 13.5 (RVP) the Company’s primary Winter grade

    For all gasoline sold in an Excluded Transaction, other than M3 grade (i.e., M1, M2, M4), the Per Barrel Adjustment for such gasoline shall equal to the sum of the Location Differential (as defined below), plus:
(a) The arithmetic average of the mean of the Low/High Price per U.S. gallon of prompt cycle 87 M gasoline (either M4 or M2 or M1 grade of gasoline as the case may be), stated in U.S. cents, as published by Argus US Products under the heading “Gasoline” and subheading “Colonial”, for each trading day during the relevant delivery month, less (b) the Long Product FIFO Price for gasoline for such delivery month.

For all M3 grade gasoline sold in an Excluded Transaction, the Per Barrel Adjustment for such gasoline shall be equal to the sum of the Location Differential, plus:
(a) The arithmetic average of the mean of the Low/High Price per U.S. gallon of prompt cycle 87 M gasoline (for M4 grade of gasoline), stated in U.S. cents, as published by Argus US Products under the heading “Gasoline” and subheading “Colonial”, for each trading day during the relevant delivery month, plus (b) the agreed upon trading differential between M3 and M4 gasoline, (c) less the Long Product FIFO Price for gasoline for such delivery month.

Any quoted prices will be converted to a $/Barrel basis.

Jet Fuel:

For all jet fuel sold in an Excluded Transaction, the Per Barrel Adjustment for such jet fuel shall be equal to the Location Differential.
Definitions:
“Location Differential” for each barrel sold shall equal the Colonial Pipeline tariff differential between Houston, Texas and Krotz Springs, Louisiana in effect at the time of the applicable Excluded Transaction.

Notes:
Argus Quotes and Description

GP08CP0P     Gasoline 87 conventional Colonial cycle
Quotes for M4 Sep 1 to April 15, M1 Quotes for April 16 to August 31

GPUSP303     Gasoline 87 conventional Colonial Cycle 9.0 RVP supplemental
Quotes for M2 from April to September

Schedule J-3
NY2-672959

PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE L

Monthly Working Capital Adjustment

To determine the Monthly Working Capital Adjustment for any month, Aron shall apply the following procedures:

1. Aron shall calculate the Net Working Capital Balance for such month. “Net Working Capital Balance” means, for any month, the sum of the Long Crude FIFO Value, the Short Crude FIFO Value, all Long Product FIFO Values and all Short Product FIFO Values, each as of the end of such month, which sum may be positive or negative.

2. If the Net Working Capital Balance is positive, then Aron shall compute the amount of interest that would have accrued on such amount during the relevant month, at a rate equal to LIBOR plus the greater of (i) (***) and (ii) (***). In such case, the product of such positive amount and negative one shall be the “Monthly Working Capital Adjustment” for such month, which shall represent an amount due to Aron in the Monthly True-up Amount.

3. If the Net Working Capital Balance is negative, then Aron shall compute the amount of interest that would have accrued on such amount during the relevant month, at a rate equal to LIBOR, computed on the basis of actual days elapsed over a 365 day year, which shall result in a negative amount. In such case, the absolute value of such amount shall be the “Monthly Working Capital Adjustment” for such month, which shall represent an amount due to the Company in the Monthly True-up Amount.

As used above, LIBOR means, for any month, the rate for one-month deposits in U.S. Dollars, as quoted on Reuters page LIBOR01 (or such other page as may replace that page on that service) as of 11:00 a.m., London, England time, on the second Business Day prior to such month; provided that if any such day is not a London banking day, LIBOR for such day shall be LIBOR for the immediately preceding London banking day. If such quote is not available, then LIBOR shall be determined as the average of the rate at which overnight deposits in U.S. Dollars are offered by leading banks in the London inter-bank market.

Schedule L-1
NY2-672959

SCHEDULE M

Notices

If to the Company, to:
Alon Refining Krotz Springs, Inc. 7616 LBJ Freeway, Suite 300 Dallas, TX 75251 972-367-4000 (Main number)
General Notices:
(***)	(***)
(***)
Trading and Sales:
(***)	(***)
(***)
Scheduling
(***)	(***)
(***)	(***)
Payable and Billing:
(***)	(***)
(***)	(***)
(***)
Production & Yield Accounting:
(***)	(***)
(***)

If to Aron, to:
Trading and Sales: (***)	(***)
(***)

Schedule M-1
NY2-672959

Scheduling:

Primary: (***)
Alternate: (***)	(***)
(***)
Confirmations:
Primary: (***)	Alternate: (***)

Payments:
Primary: (***)	Alternate: (***)

Invoicing/Statements:
Primary: (***)	(***)
Alternate: (***)	(***)
General Notices:
(***)

Schedule M-2
NY2-672959

SCHEDULE N

FIFO Balance Final Settlements

The “FIFO Balance Final Settlement” shall be determined as follows:

1. As of the Termination Date, the Short Crude FIFO Position, Long Crude FIFO Position, Short Product FIFO Positions (for all Products) and Long Product FIFO Positions (for all Products) shall be calculated as if such Termination Date were the end of a month.

2. If such Short Crude FIFO Position does not equal zero, then the “Final Short Crude Value” shall equal:

(Step-Out Price x Short Crude FIFO Position) - (Short Crude FIFO Value)

3. If such Long Crude FIFO Position does not equal zero, then the “Final Long Crude Value” shall equal:

(Step-Out Price x Long Crude FIFO Position) – (Long Crude FIFO Value)

4. For each Short Product FIFO Position that does not equal zero, the “Final Short Product Value” shall equal:

(Step-Out Price x Short Product FIFO Position) - (Short Product FIFO Value)

5. For each Long Product FIFO Position that does not equal zero, the “Final Long Product Value” shall equal:

(Step-Out Price x Long Product FIFO Position) – (Long Product FIFO Value)

6. The “FIFO Balance Final Settlement” shall equal the sum of all amounts determined under items 2 through 5 above; provided that if such sum is a positive number it shall be due to the Company and it such amount is a negative number, the absolute value thereof shall be due to Aron.

7. For purposes of including the FIFO Balance Final Settlement in the Termination Amount, if such amount is due to Aron, it will be included therein as a positive number and if such amount is due to the Company, it will be included therein as a negative number.

Schedule N-1
NY2-672959

SCHEDULE O

Form of Run-out Report

					TARGET EOM:		308,056
Crude Oil	Gross						Gross	Operating Range - Gross
Date	Beginning Inventory	Barge Receipts	Southbend Pipeline	St. James Pipeline	Trucks	Unit Charge	End Inventory	MIN	MAX
05/19/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/20/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/21/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/22/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/23/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/24/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/25/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/26/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/27/10	393,852	0	0	0	0	0	393,852	221,112	395,000
05/28/10	393,852	0	0	0	0	(45,000)	348,852	221,112	395,000
05/29/10	348,852	0	0	0	0	(45,000)	303,852	221,112	395,000
05/30/10	303,852	0	0	0	0	(45,000)	258,852	221,112	395,000
05/31/10	258,852	0	0	0	0	(45,000)	213,852	221,112	395,000
06/01/10	213,852	0	23,000	98,440	1,000	(52,000)	284,292	221,112	395,000
06/02/10	284,292	0	23,000	0	1,000	(61,000)	247,292	221,112	395,000
06/03/10	247,292	0	23,000	0	1,000	(61,000)	210,292	221,112	395,000
06/04/10	210,292	0	23,000	98,440	1,000	(61,000)	271,732	221,112	395,000
06/05/10	271,732	0	23,000	52,500	1,000	(61,000)	287,232	221,112	395,000
06/06/10	287,232	0	23,000	0	1,000	(61,000)	250,232	221,112	395,000
06/07/10	250,232	0	23,000	98,440	1,000	(61,000)	311,672	221,112	395,000
06/08/10	311,672	0	23,000	52,500	1,000	(75,000)	313,172	221,112	395,000
06/09/10	313,172	0	23,000	0	1,000	(80,000)	257,172	221,112	395,000
06/10/10	257,172	0	23,000	98,440	1,000	(80,000)	299,612	221,112	395,000
06/11/10	299,612	0	23,000	52,500	1,000	(80,000)	296,112	221,112	395,000
06/12/10	296,112	0	23,000	0	1,000	(72,000)	248,112	221,112	395,000

Schedule O-1
NY2-672959

					TARGET EOM:		308,056
06/13/10	248,112	0	23,000	98,440	1,000	(60,000)	310,552	221,112	395,000
06/14/10	310,552	0	23,000	52,500	1,000	(60,000)	327,052	221,112	395,000
06/15/10	327,052	0	23,000	0	1,000	(60,000)	291,052	221,112	395,000
06/16/10	291,052	0	23,000	98,440	1,000	(60,000)	353,492	221,112	395,000
06/17/10	353,492	0	23,000	52,500	1,000	(60,000)	369,992	221,112	395,000
06/18/10	369,992	0	23,000	0	1,000	(60,000)	333,992	221,112	395,000
06/19/10	333,992	0	23,000	98,440	1,000	(60,000)	396,432	221,112	395,000
06/20/10	396,432	0	23,000	0	1,000	(60,000)	360,432	221,112	395,000
06/21/10	360,432	0	23,000	0	1,000	(60,000)	324,432	221,112	395,000
06/22/10	324,432	0	23,000	98,440	1,000	(60,000)	386,872	221,112	395,000
06/23/10	386,872	0	23,000	0	1,000	(60,000)	350,872	221,112	395,000
06/24/10	350,872	0	23,000	0	1,000	(60,000)	314,872	221,112	395,000
06/25/10	314,872	0	23,000	98,440	1,000	(60,000)	377,312	221,112	395,000
06/26/10	377,312	0	23,000	0	1,000	(60,000)	341,312	221,112	395,000
06/27/10	341,312	0	23,000	0	1,000	(60,000)	305,312	221,112	395,000
06/28/10	305,312	0	23,000	111,540	1,000	(60,000)	380,852	221,112	395,000
06/29/10	380,852	0	23,000	0	1,000	(60,000)	344,852	221,112	395,000
06/30/10	344,852	0	23,000	0	1,000	(60,000)	308,852	221,112	395,000

Schedule O-2
NY2-672959

SCHEDULE P

Pricing Group

Pricing Group	Inventory Report Code	Description
GASOLINE
	87CBOB11.5	87 OCT CBOB Unl 11.5 RVP
	87CBOB13.5	87 OCT CBOB Unl 13.5 RVP
	87CBOB7.8	87 OCT CBOB Unl 7.8 RVP
	87CBOB9.0	87 OCT CBOB Unl 9.0 RVP
	87CON10.0	87 Oct Conv (10# RVP)
	87CON11.5	87 Oct Conv Unl 11.5 RVP
	87CON13.5	87 Oct Conv Unl 13.5 RVP
	87CON30ULS11.5	87 CON30ULS 11.5
	87CON30ULS13.5	87 CON30ULS 13.5
	87CON30ULS9.0	87 CON30ULS 9.0
	87CON7.0	87 Oct Conv Unl 07.0 RVP
	87CON7.8	87 Oct Conv Unl 7.8 RVP
	87CON8.5	87 Oct Conv UNL 8.5 RVP
	87CON9.0	87 Oct Conv UNL 09.0 RVP
	93CON10.0	93 Oct Conv 10# RVP
	93CON11.5	93 Oct Conv 11.5 RVP
	93CON13.5	93 Oct Conv 13.5 RVP
	93CON15.0	93 Oct Conv 15.0 RVP
	93CON7.0	93 Oct Conv 7.0 RVP
	93CON7.8	93 Oct Conv 7.8 RVP
	93CON8.5	93 Oct Conv 8.5 RVP
	93CON9.0	93 Oct Conv 9.0 RVP
	CATG	Cat Gasoline
	ISOM	Isomerates
	LSRG	Light Straight Run Gasoline
	NAP SWEET	Sour Naphtha 45 N + A
	NAP40	Naphtha >38 & < 43 N + A
	NAP40-PURCH	NAPHTHA 40
	NAPHIGH	Naphtha >= 43 N + A
	NAPLOW	Naphtha <= 38 N + A
	NATGASO	NATURAL GASOLINE
	NATGASO-SALES	NATURAL GASOLINE

Schedule P-1
NY2-672959

	NC4	Normal Butanes
	PLG	Polygas
	REFM	Reformate
	REFM-PURCH	PURCHASED REFORMATE
	TOL-XYL MIX	Toluene-Xylene Mix Purchases
	TRUCKNATGASO	Truck Natural Gasoline
	C7-	C7 Minus
	C9+	C9 Plus

JET
	JET	Jet Fuel
	JET54	CPL 54 Jet
	JP8	JP 8
	KERO	Kerosene
	KERO55	CPL 55 Kerosene

CATFEED
	ATB	Atmospheric Tower Bottoms
	CATFEED	FCCU Feed
	LSATB	LOW SULFUR ATMOSPHERIC TOWER BOTTOMS
	VGO<.5	Vacuum Gas Oil <.5% Sulfur
	VGOHIGHSUL	VGO High Sulfur >=1.6% Sulfur
	VGOHIGHSUL-PURCH	VGO High Sulfur Purchased
	VGOLOWSUL	VGO LOW SULFUR<=.7% SULFUR
	VGOLOWSUL-PURCH	VGO Low Sulfur Purchased
	VGOMIDSUL	VGO MID SULFUR> 0.7% & 1.6% SULFUR
	VGOMIDSUL-PURCH	VGO Mid Sulfur Purchased
	VGORIVER	VGO River
	VGOTRUCK	VGO Truck

CRUDE
	BONITO	BONITO SOUR CRUDE
	CRUDE	Generic Crude
	EMX	Empire Mix
	EPL	Exxon P/L
	FOR	Forcados
	FORK	Forked Island

Schedule P-2
NY2-672959

	GCB	GULF COAST BLENDLNG
	HLS	Heavy Louisiana Sweet
	HLS-EMP	Heavy Louisiana Sweet - Empire
	LLS	Louisiana Light Sweet Crude (Trucks)
	LLS-PL	LLS PIPELINE
	LLSSJ	St. James LLS
	NED	Nederland
	OSO	OSO COND.
	SBL	Saharan Blend
	SBL-LLS	SBL-LLS
	SEG20	SEG20
	SUGARLAND	SUGARLAND

SLOP
	SLOP	Slop

SLURRY
	SLURHS	Slurry High Sulfur
	SLURLS	Slurry Low Sulfur

DIESEL
	LCO	LCO
	HSD	#2 Heating Oil .2% Sulfur
	HSD.3	#2 Heating Oil .3% Sulfur
	HSD.5	#2 Heating Oil .5% Sulfur
	HSDBLND	High Sulfur No2 Oil Blendstock
	HSFO2	2,000 ppm S Heating Oil #2 Fuel Oil
	HSNO2HO	High Sulfur No 2 Heating Oil, <1% Sulfur
	LCO-KS	LCO-Krotz springs (sales/transfers)
	LCO-KSTOSC	LCO-KSTOSC
	LSD	Diesel, Low Sulfur
	LSD1DY	Dyed Low Sulfur Diesel
	LSDDYED	Dyed Low Sulfur Diesel
	LSNO2HO	No. 2 Heating Oil, .3%S
	MDO	Marine Diesel Oil
	MSNO2HO	No. 2 Heating Oil, .5%S
	ULSD	Ultra Low Sulfur Diesel
	ULSD-DY	Ultra Low Sulfur Diesel Dyed

Schedule P-3
NY2-672959

Schedule Q
Form of Trade Sheet

TRADE SHEET TEMPLATE
Shipper ID – year (YY) – cycle – trade # - revision letter ** Unique identifier to track multiple revisions of the same Trade Sheet.
Trade Date (Month/Day/Year):
Ticket No.

Buyer: full style legal entity	Trader's Name Phone No#
Contact:

Seller: full style legal entity	Trader's Name Phone No#
Contact:

Broker:	Phone No#
Contact:
Rate:
FOR PRODUCTS
Quantity:	Unit / Conversion: Barrels/Day
Product Description:
Specifications (Grade):
Incoterms
Shipping Method
Location/Pipeline/Cycle	Pipeline: Cycle
Delivery Period
Tolerance / Option
Pricing Terms (USD/GALS):	[Spot price or description of pricing formula]
EFP Price:	Product: Futures Contract:
Payment Terms:
GT&C:
Comments
Ancillaries:	Cost Details:	For the Account of:
		Buyer	Seller	Other

FOR CRUDE DEALS

Schedule Q-1
NY2-672959

Quantity:	Unit / Conversion: Barrels/Day
Specifications (Grade):
Term:
Incoterms/Location
Shipping Method
Location/Pipeline
Tolerance / Option
Pricing Terms (USD/BBL):	[Spot price or description of pricing formula]
Payment Terms:
GT&C:
Comments
Ancillaries:	Cost Details:	For the Account of:
		Buyer	Seller	Other

Schedule Q-2
NY2-672959

Crude Nomination Template

J ARON & COMPANY 200 West Street New York, NY 10282

DATE	April 20, 2010

TO:	CHEVRON PRODUCTS COMPANY
ATTN:
PHONE:
EMAIL:

NOMINATION MONTH:	[Month, Year]
				XXXX	days

			BBls	BPD

HLS Streams		(HLS Type)
	Southbend HLS/Grand Isle		-	-
Empire HLS			-	-
-
Truck Crude		(LLS Type)	-	-
Gulf Coast Blend		(LLS Type)		-

LOCAP LLS		(LLS Type)	-	-

Total Nominations			-	-

New nomination

Schedule Q-3
NY2-672959

Kind Regards,

Phone:	(***)
Fax:	(***)
Email:	(***)

Schedule Q-4
NY2-672959

Products Nomination Template

							J ARON & COMPANY
							200 West Street
							New York, NY 10282
DATE	April 20, 2010

TO:	ALON REFINING KROTZ SPRINGS, INC.
ATTN:
PHONE:
EMAIL:

TBD	22	COP-A2-221	25,000	A2	Conoco	n/a
TBD	22	MSJ-A2-222	75,000	A2	Morgan Stanley	n/a
TBD	22	NOB-A2-224	50,000	A2	BP Oil	n/a	Previously MSC-A2-224
TBD	22	VTL-A2-221	35,000	A2	Vitol, Inc.	n/a
TBD	22	EVA-54-221	25,000	54	Shell Trading US	n/a
TBD	22	MSC-54-221	50,000	54	Morgan Stanley	n/a
TBD	22	SHT-54-222	25,000	54	Morgan Stanley	n/a
TBD	22	BZA-54-229	100,000	54	BP Oil	n/a

Denotes a change from prior nominations (change referenced in Bold)
New nomination

Kind Regards,

Phone:	(***)
Fax:	(***)
Email:	(***)

Schedule Q-5
NY2-672959

Schedule R

FORM OF
STEP-OUT INVENTORY SALES AGREEMENT

THIS STEP-OUT INVENTORY SALES AGREEMENT (this “Agreement”), is made and entered into as of [_____________], by and between J. Aron & Company (“Seller”) and Alon Refining Krotz Springs, Inc. (the “Buyer”) (collectively, the “Parties”).
RECITALS
A.    Buyer owns and operates a refinery and related assets located in Krotz Springs, Louisiana (the “Refinery”).
B.    The Parties have entered into the Supply and Offtake Agreement.
C.    At the Termination Date (as defined below), Seller desires to sell and Buyer desires to purchase, all of Seller’s crude oil, and feedstocks and products inventory held in the Storage Tanks (as defined below).
D.    Seller and Buyer desire to enter into this Agreement to set forth their agreements regarding the protocols to be used for measuring the quantity and quality of the Crude and Product Inventory and to establish the prices to be paid for such Crude and Product Inventory.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
SECTION 1: DEFINITIONS
1.1    Definitions. The following terms shall have the following meanings for the purposes of this Agreement:
“Affiliate” has the meaning specified in the Supply and Offtake Agreement.
“Agreement” has the meaning set forth in the introductory paragraph immediately preceding the Recitals.
“Barrel” means 42 United States standard gallons at 60 degrees Fahrenheit.
“BS&W” means basic sediment and water.

Schedule R-1
NY2-672959

“Business Day” has the meaning specified in the Supply and Offtake Agreement.
“Buyer” has the meaning set forth in the introductory paragraph immediately preceding the Recitals.
“Commencement Date” has the meaning specified in the Supply and Offtake Agreement.
“Crude and Product Inventory” means all crude oil, feedstocks and products of the types listed on Schedule A of the Supply and Offtake Agreement that are held in the Storage Tanks as of the Inventory Transfer Time.
“Definitive Termination Date Value” means the price of the Crude and Product Inventory, assuming that the Crude and Product Inventory was determined as of the Inventory Transfer Time, as more particularly set forth and determined in accordance with the procedures described in Article 3 of this Agreement.
“Estimated Termination Date Value” has the meaning set forth in Section 4.1.
“Gallon” means one standard United States gallon at 60 degrees Fahrenheit.
“Independent Inspection Company” has the meaning specified in the Supply and Offtake Agreement.
“Inventory Report” has the meaning set forth in Section 3.3 of this Agreement.
“Inventory Transfer Time” means 00:00:01 a.m., CPT, on the Termination Date.
“Parties” and “Party” have the meanings set forth in the introductory paragraph immediately preceding the Recitals.
“Price Adjustment” has the meaning set forth in Section 4.4 of this Agreement.
“Projected Inventory” has the meaning set forth in Section 4.1(a) of this Agreement.
“Refinery” has the meaning set forth in Recital A of this Agreement.
“Sales Statement” has the meaning set forth in Section 4.3 of this Agreement.
“Seller” has the meaning set forth in the introductory paragraph immediately preceding the Recitals.
“Step-out Prices” means, with respect to the different components of the Crude and Product Inventory, the applicable pricing index, formula or benchmark included under the category of Step-out Prices set forth on Schedule B of the Supply and Offtake Agreement.
“Storage Tanks” has the meaning specified in the Storage Facilities Agreement, dated as of the Commencement Date, between the Buyer and Seller.

Schedule R-2
NY2-672959

“Supply and Offtake Agreement” means the Amended and Restated Supply and Offtake Agreement by and between Seller and Buyer, dated of May 26, 2010, as from time to time amended, modified and/or restated.
“Termination Date” means the date on which the Supply and Offtake Agreement terminates.
All capitalized terms used, but that are not otherwise defined, in the body of this Agreement shall have the meanings ascribed to such terms in the Supply and Offtake Agreement.
SECTION 2: ASSIGNMENT AND CONVEYANCE
2.1    Assignment and Conveyance. Effective upon the Inventory Transfer Time, Seller shall assign, transfer and deliver unto the Buyer, its successors and assigns forever, all of the Seller’s right, title, and interest in and to all of the Crude and Product Inventory, free and clear of all liens, claims and encumbrances of any nature, to have and to hold, all of the Seller’s right, title, and interest in and to the Crude and Product Inventory, together with all of the rights and appurtenances thereto in anywise belonging, unto the Buyer and its successors and assigns forever. The Seller, for itself, its successors and assigns, covenants and agrees to warrant and forever defend good title to the Crude and Product Inventory, free and clear of all liens, claims and encumbrances of any nature, against the claims of all parties claiming the same by, through, or under Seller, but not otherwise.
2.2    Warranties and Representations of Conveying Party; Disclaimer of Warranties. EXCEPT FOR THE FOREGOING LIMITED SPECIAL WARRANTY OF TITLE, EACH CONVEYANCE OF CRUDE AND PRODUCTS INVENTORY IS MADE AND ACCEPTED WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE CRUDE AND PRODUCTS INVENTORY INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE CONDITION OR MERCHANTABILITY OF SUCH COMMODITY OR FITNESS OF ANY SUCH COMMODITY FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY DISCLAIMED. THE BUYER SHALL ACCEPT ALL OF THE CRUDE AND PRODUCTS INVENTORY IN ITS “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS.”
SECTION 3: DETERMINATION OF INVENTORY
3.1    Inspection. The Independent Inspection Company shall determine and report the quantity and quality of the entire physical inventory. Promptly upon appointment of the Independent Inspection Company, Seller shall provide Buyer and the Independent Inspection Company with all information relating to the Crude and Product Inventory, including tank and product types and select a date mutually acceptable to the Parties but in any event no later than five (5) Business Days prior to the Termination Date, for the Independent Inspection Company to commence preparing to survey the physical inventory. The cost of the Independent Inspection Company is to be shared equally by Buyer and Seller.
3.2    Physical Inventory. The Independent Inspection Company shall conduct a survey of the physical inventory at and as of the Inventory Transfer Time, and shall conduct the physical inventory pursuant to its customary procedures and in accordance with the latest ASTM standards

Schedule R-3
NY2-672959

and principles then in effect, provided that the Independent Inspection Company shall be instructed by the Parties to maximize, to the extent reasonably practicable, the extent to which tank measurements are conducted on a static tank basis. Each of Buyer and Seller shall have the right to witness or appoint a representative to witness on its behalf, the survey of the physical inventory conducted by the Independent Inspection Company.
3.3    Disputes. Either Party or their respective representatives present at the survey of the physical inventory conducted by the Independent Inspection Company at the Inventory Transfer Time may question or dispute the calculations and/or laboratory results of the Independent Inspection Company. Any questions or disputes relating to the quantity and the qualitative laboratory results of the physical inventory shall be resolved by the Independent Inspection Company within one (1) Business Day of the Inventory Transfer Time and resolution by the Independent Inspector Company shall be binding on both Parties. At the end of such period and following resolution of all quantity and quality disputes, the agreed quantity and quality entries shall be recorded in the physical inventory report (the “Inventory Report”) and will become the official quantity and quality measurements of the Crude and Product Inventory as of the Inventory Transfer Time. Such recorded quantity shall be adjusted for BS&W and temperature corrected to 60 degrees Fahrenheit and the volume contained in the Storage Tanks shall be the “Definitive Termination Date Volume” for purposes of this Agreement.
3.4    Inventory Report. Within three (3) Business Days after the Inventory Transfer Time, the Independent Inspection Company shall provide the Parties with the Inventory Report.
SECTION 4: PAYMENT AND PRICING
4.1    Delivery of Estimated Termination Date Value.

(a)
No later than three (3) Business Days prior to the Termination Date, Seller shall deliver to Buyer a notice containing an estimate of the Crude and Product Inventory it projects will be available at the Inventory Transfer Time (the “Projected Inventory”).

(b)
Based on the Projected Inventory and such data as is then reasonably available to estimate the relevant Pricing Benchmarks, Seller shall provide Buyer with a reasonable, good faith estimate of the purchase price for the Crude and Product Inventory (the “Estimated Termination Date Value”) available at the Inventory Transfer Time. The Estimated Termination Date Value and all supporting calculations used to determine it shall be included in the notice delivered to Buyer pursuant to clause (a) of this Section 4.1.

4.2    Payment on the Termination Date. The Estimated Termination Date Value shall be incorporated into Seller’s payment to Buyer to be made under Section 19.2(b) of the Supply and Offtake Agreement.

Schedule R-4
NY2-672959

4.3    Crude and Products Inventory Sales Statement. On or before the fifth (5th) Business Day after the Termination Date, Seller shall calculate the Definitive Termination Date Value using the data regarding the Crude and Product Inventory provided in the Inventory Report and deliver to Seller a statement including such calculated price (the “Sales Statement”). Seller shall use the relevant Step-out Prices to price the various quantities set forth in the Inventory Report and the Sales Statement shall include all supporting calculations and documentation used to determine the Definitive Termination Date Value.
4.3.1    Unless Buyer gives notice to Seller on or before the first (1st) Business Day after Buyer’s receipt of the Sales Statement that Seller disputes the Definitive Termination Date Value specified in the Sales Statement, the Definitive Termination Date Value shall be as specified in the Sales Statement. If Buyer gives timely notice to Seller that it disputes the Definitive Termination Date Value specified in the Sales Statement, the Parties shall consult in good faith and use all reasonable efforts to agree upon the calculation of the Definitive Termination Date Value. If the Parties have not agreed on the Definitive Termination Date Value within one (1) Business Day after Seller’s receipt of Buyer’s dispute notice, either Party shall have the right to submit such matters as remain in dispute to a single accounting firm as the Parties shall mutually agree, for final resolution, which resolution shall be binding upon the Parties, and judgment upon which may be entered in any court having jurisdiction over the Party against which such determination is sought to be enforced; provided, however, that the Definitive Termination Date Volume, as provided in the Inventory Report prepared by the Independent Inspection Company, shall not be subject to further review or dispute. The accounting firm’s determination shall be in the form of a written opinion as is appropriate under the circumstances and shall confirm that the Definitive Termination Date Volume was rendered in accordance with this Section 4.3. The fees and expenses of such accounting firm for its services in resolving such dispute shall be borne equally by the Parties.
4.4    Crude and Products Sales Price Adjustment. Upon final determination of the Definitive Termination Date Value pursuant to Section 4.3, such amount shall be incorporated into the payment made under Section 19.2(c) of the Supply and Offtake Agreement.
4.5    Taxes.
4.5.1    The Company shall pay and indemnify and hold Aron harmless against, the amount of all sales, use, gross receipts, value added, severance, valorem, excise, property, spill, environmental, transaction-based, or similar taxes, duties and fees, howsoever designated (each, a “Tax” and collectively, “Taxes”) regardless of the taxing authority, and all penalties and interest thereon, paid, owing, asserted against, or incurred by Aron directly or indirectly with respect to the Crude Oil procured and sold, and the Products purchased and resold, and other transactions contemplated hereunder to the greatest extent permitted by applicable law; in the event that the Company is not permitted to pay such Taxes, the amount due hereunder shall be adjusted such that the Company shall bear the economic burden of the Taxes. The Company shall pay when due such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be contemporaneously provided to Aron. To the extent Aron is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as

Schedule R-5
NY2-672959

separately stated charges and paid in full by the Company in accordance with this Agreement, unless the Company is exempt from such Taxes and furnishes Aron with a certificate of exemption. Aron shall be responsible for all taxes imposed on Aron’s net income.
4.5.2    If the Company disagrees with Aron’s determination that any Tax is due with respect to transactions under this Agreement, the Company shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, the Company shall have the right to contest any asserted claim for such Taxes in its own name, subject to its agreeing to indemnify Aron for the entire amount of such contested Tax (including any associated interest and/or late penalties) should such Tax be deemed applicable. Aron agrees to reasonably cooperate with the Company, at the Company’s cost and expense, in the event the Company determines to contest any such Taxes.
4.5.3    The Company and Aron shall promptly inform each other in writing of any assertion by a taxing authority of additional liability for Taxes in respect of said transactions. Any legal proceedings or any other action against Aron with respect to such asserted liability shall be under Aron’s direction but the Company shall be consulted. Any legal proceedings or any other action against the Company with respect to such asserted liability shall be under the Company’s direction but Aron shall be consulted. In any event, the Company and Aron shall fully cooperate with each other as to the asserted liability. Each party shall bear all the reasonable costs of any action undertaken by the other at the Party’s request.
4.5.4    Any other provision of this Agreement to the contrary notwithstanding, this Section 4.5 shall survive until ninety (90) days after the expiration of the statute of limitations for the assessment, collection, and levy of any Tax.
SECTION 5: MISCELLANEOUS
5.1    Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.

(a)
Buyer shall not assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent of the Seller. Seller may, without the Buyer’s consent, assign and delegate all of the Buyer’s rights and obligations hereunder to (i) any Affiliate of the Seller, provided that the obligations of such Affiliate hereunder are guaranteed by The Goldman Sachs Group, Inc. or (ii) any non-Affiliate Person that succeeds to all or substantially all of its assets and business and assumes the Seller’s obligations hereunder, whether by contract, operation of law or otherwise, provided that the creditworthiness of such successor entity is equal or superior to the creditworthiness of the Seller immediately prior to such assignment. Any other assignment by the Seller shall require the Buyer’s consent.

Schedule R-6
NY2-672959

(b)
Any attempted assignment in violation of this Section 5 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.

5.2    Notices. All invoices, notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by email or nationally recognized overnight courier. A notice shall be deemed to have been received when transmitted by email to the other Party’s email address set forth in Schedule M of the Supply and Offtake Agreement, or on the following Business Day if sent by nationally recognized overnight courier to the other Party’s address set forth in Schedule M of the Supply and Offtake Agreement and to the attention of the person or department indicated. A Party may change its address or email address by giving written notice in accordance with this Section, which is effective upon receipt.
5.3    Severability. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of this Agreement will be null and void and the remainder of this Agreement will be binding on the Parties as if the unenforceable provisions had never been contained herein.
5.4    Waiver; Limitation of Liability.
5.4.5    The delay or failure of any Party to enforce any of its rights under this Agreement arising from any default or breach by the other Party shall not constitute a waiver of any such default, breach, or any of the Party’s rights relating thereto. No custom or practice which may arise between the Parties in the course of operating under this Agreement will be construed to waive any Parties’ rights to either ensure the other Party’s strict performance with the terms and conditions of this Agreement, or to exercise any rights granted to it as a result of any breach or default under this Agreement. Neither Party shall be deemed to have waived any right conferred by this Agreement or under any applicable law unless such waiver is set forth in a written document signed by the Party to be bound, and delivered to the other Party. No express waiver by either Party of any breach or default by the other Party shall be construed as a waiver of any future breaches or defaults by such other Party.
5.4.6    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5    Entire Agreement; Amendment. The terms of this Agreement, together with the Exhibits hereto constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Agreement shall not be modified or changed except by written instrument executed by the Parties’ duly authorized representatives.

Schedule R-7
NY2-672959

5.6    Choice of Law; Dispute Resolution.
5.6.1    This Agreement shall be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles that would require the application of the laws of another state.
5.6.2    All controversies or disputes arising out of and related to this Agreement shall be resolved in accordance with the dispute resolution procedures set forth in the Supply and Offtake Agreement.
5.7    Counterparts. This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
5.8    Further Assurances. Both Seller and Buyer agree to execute and deliver, from time to time, such other and additional instruments, notices, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively transfer and assign the Crude and Product Inventory to Buyer.
5.9    Third Party Consents. The assignment and conveyance set forth in this Agreement shall not constitute an assignment or transfer of any of the Crude and Product Inventory if an attempted assignment thereof without the prior consent of a third party would result in a termination thereof, unless and until such consent shall have been obtained, at which time such asset(s) shall be and is hereby deemed to be transferred and assigned to Buyer in accordance herewith.
5.10    Jurisdiction; Consent to Service of Process; Waiver. Each of the Parties hereto agrees, subject to Section 5.6, that they each hereby irrevocably submits to the exclusive jurisdiction of any federal or state court of competent jurisdiction situated in the City of New York, (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the address indicated in Schedule M of the Supply and Offtake Agreement. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile. Each of the Parties hereto knowingly and intentionally, irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

Schedule R-8
NY2-672959

The Parties hereto have executed this Agreement on the date first above written, to be effective as of the date first written above.

J. ARON & COMPANY

By:
Name:
Title:
ALON REFINING KROTZ SPRINGS, INC.
By:
Name:
Title:

Schedule R-9
NY2-672959

SCHEDULE S
Sample Refinery Production – Volume Report
For: Sunday, July 26, 2009
(All values are in Bbls)

Products	Inventory		Movements			Daily Production
Name	Beginning	Ending	Shipments	Receipts	Reclass	Volume	%

AMMONIA	0	0	0	185	0	185	0.33
ATB	0	0	0	0	0	0	0.00
CATFEED	73,167	78,418	0	0	0	-5,251	-9.23
CRUDE	273,758	315,211	0	0	0	-41,453	-72.85
HLS	0	0	0	22,960	0	22,960	40.35
LLS	0	0	0	2,115	0	2,115	3.72
LLS-PL	0	0	0	78,869	0	78,869	138.61
LSATB	0	0	0	0	0	0	0.00
METHANOL	5	5	0	0	0	0	0.00
NAPH SWEET	11,969	11,945	0	0	0	24	0.04
NAPHIGH	25,871	27,081	0	0	0	-1,210	-2.13
SLOP	12,819	12,819	0	0	0	0	0.00
SWTGASF	0	0	0	659	0	659	1.16
ULSD	12,312	12,265	47	0	0	0	0.00
WATER	0	0	0	0	0	0	0.00
Total Charges	409,901	457,744	47	104,788	0	56,898	100.00
Total Charges	409,901	457,744	47	104,788	0	56,898	100.00
87CON7.8	22,140	21,446	682	0	0	-12	-0.02
87CON9.0	208,581	179,382	0	0	0	-29,199	-51.32
93CON7.8	13,594	13,585	0	0	0	-9	-0.02
AM THIOSULFATE	11,716	11,949	0	0	0	233	0.41
BB	1,003	881	0	0	0	-122	-0.21
HSD	108,877	127,181	0	0	0	18,304	32.17
JET	48,588	52,416	67,699	0	0	71,527	125.71
KERO	595	595	0	0	0	0	0.00
LPG	1,571	1,832	2,252	0	0	2,513	4.42
LSNO2HO	0	0	0	0	0	0	0.00
LSRG	19,018	18,905	0	0	0	-113	-0.20
OCTENE	17	17	0	0	0	0	0.00
PC4	2,612	3,627	750	0	0	1,765	3.10
PP	1,873	1,725	2,076	0	0	1,928	3.39
SLURHS	46,897	48,030	0	0	0	1,133	1.99
Total Finished Products	487,082	481,571	73,459	0	0	67,948	119.42

C7-	0	0	0	0	0	0	0.00
C9+	0	0	0	0	0	0	0.00
CATG	48,505	38,904	0	0	0	-9,601	-16.87
IC5	0	0	0	0	0	0	0.00
ISOM	0	0	0	0	0	0	0.00
LCO	44,396	47,978	0	0	0	3,582	6.30
MTBE OFF	9	9	0	0	0	0	0.00

Schedule S-1
NY2-672959

NC4	1,790	1,785	0	0	0	-5	-0.01
NC5	0	0	0	0	0	0	0.00
PLG	9,361	9,593	0	0	0	232	0.41
REFM	52,660	47,728	0	0	0	-4,932	-8.67
Total Intermediates	156,721	145,997	0	0	0	-10,724	-18.85

ACID GAS	0	0	0	0	0	0	0.00
COKE	0	0	1,174	0	0	1,174	2.06
CRDESTABGAS	0	0	0	0	0	0	0.00
DEBUTGAS	0	0	0	0	0	0	0.00
GASTODRUM	0	0	0	0	0	0	0.00
H2HDSCHRG	0	0	0	0	0	0	0.00
H2HDSFEED	0	0	0	0	0	0	0.00
HDSSEPGAS	0	0	0	0	0	0	0.00
HPSEPGAS	0	0	0	0	0	0	0.00
ISOMSEPGAS	0	0	0	0	0	0	0.00
LOWPRESSH2	0	0	0	0	0	0	0.00
OFF GAS	0	0	2,062	0	0	2,062	3.62
OFFGASSALES	0	0	2	0	0	2	0.00
PENEXMUH2	0	0	0	0	0	0	0.00
SCRUBGAS	0	0	0	0	0	0	0.00
SOUR GAS	0	0	0	0	0	0	0.00
SPGEGAS	0	0	0	0	0	0	0.00
SPLTGAS	0	0	0	0	0	0	0.00
STABCYP	0	0	0	0	0	0	0.00
STABGAS	0	0	0	0	0	0	0.00
STRIPGAS	0	0	0	0	0	0	0.00
Total Other Products	0	0	3,238	0	0	3,238	5.69

Total Yields	643,803	627,568	76,697	0	0	60,462	106.26
Loss/Gain						3,564	6.26

Date Reconciled: Friday, July 31, 2009 9:06:00 AM

							Printed By: L7XGW4

Schedule S-2
NY2-672959